                                                                    EXHIBIT 99.2

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                                U.S. $750,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  BY AND AMONG


                        SERVICE MERCHANDISE COMPANY, INC.
                                   AS BORROWER


                            THE LENDERS PARTY HERETO


                               CITICORP USA, INC.
                             AS ADMINISTRATIVE AGENT

                                       AND

                                BANKBOSTON, N.A.
             AS DOCUMENTATION AGENT AND COLLATERAL MONITORING AGENT

                                       AND

                            SALOMON SMITH BARNEY INC
                          AS ARRANGER AND BOOK MANAGER


                             DATED: JANUARY 20, 1999




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








                                TABLE OF CONTENTS

                                                                                                      Page
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
SECTION 1.  DEFINITIONS
         1.1      Defined Terms........................................................................  2
         1.2      Other Definitional Provisions........................................................ 37

SECTION 2.  AMOUNTS AND TERMS OF TERM LOANS
         2.1      Term Loans........................................................................... 37
         2.2      Repayment of Term Loans; Amortization................................................ 37

SECTION 3.  AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS
         3.1      Revolving Credit Commitments......................................................... 38
         3.2      Procedure for Revolving Credit Borrowing............................................. 38
         3.3      Commitment Fee....................................................................... 39
         3.4      Termination or Reduction of Commitments.............................................. 39
         3.5      Repayment of Revolving Loans......................................................... 39
         3.6      L/C Commitment....................................................................... 39
         3.7      Procedure for Issuance of Letters of Credit.......................................... 40
         3.8      Letter of Credit Fees, Commissions and Other Charges................................. 41
         3.9      L/C Participations................................................................... 41
         3.10     Letter of Credit Reimbursement Obligations........................................... 42
         3.11     Obligations Absolute................................................................. 43
         3.12     Letter of Credit Payments............................................................ 43
         3.13     Letter of Credit Applications........................................................ 43
         3.14     Swing Line Commitment................................................................ 43
         3.15     Procedure for Swing Line Borrowing................................................... 44
         3.16     Refunding of Swing Line Loans; Participations in Swing Line Loans.................... 44
         3.17     Annual Revolving Credit Clean-Down................................................... 46
         3.18     Other Fees........................................................................... 46

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
         4.1      Optional and Mandatory Prepayments................................................... 46
         4.2      Conversion and Continuation Options.................................................. 48
         4.3      Minimum Amounts and Maximum Number of Tranches....................................... 48
         4.4      Interest Rates and Payment Dates..................................................... 48
         4.5      Computation of Interest and Fees..................................................... 49
         4.6      Inability to Determine Interest Rate................................................. 49
         4.7      Pro Rata Treatment and Payments...................................................... 50
         4.8      Illegality........................................................................... 51
         4.9      Requirements of Law.................................................................. 51
         4.10     Indemnification for Taxes............................................................ 52
         4.11     Indemnity............................................................................ 54
         4.12     Change of Lending Office............................................................. 54
         4.13     Evidence of Debt..................................................................... 54
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
SECTION 5.  REPRESENTATIONS AND WARRANTIES
         5.1      Financial Condition.................................................................. 55
         5.2      No Change............................................................................ 56
         5.3      Existence; Compliance with Law....................................................... 56
         5.4      Power; Authorization; Enforceable Obligations........................................ 56
         5.5      No Legal Bar......................................................................... 57
         5.6      No Material Litigation............................................................... 57
         5.7      No Default........................................................................... 57
         5.8      No Burdensome Restrictions........................................................... 57
         5.9      Taxes................................................................................ 57
         5.10     Federal Regulations.................................................................. 58
         5.11     ERISA................................................................................ 58
         5.12     Investment Company Act; Other Regulations............................................ 58
         5.13     Subsidiaries......................................................................... 58
         5.14     Environmental Matters................................................................ 58
         5.15     The Security Documents............................................................... 59
         5.16     Ownership of Property; Liens......................................................... 60
         5.17     Intellectual Property................................................................ 61
         5.18     Pledged Stock........................................................................ 61
         5.19     Real Estate Matters.................................................................. 61
         5.20     [Reserved]........................................................................... 61
         5.21     Purpose of Loans; Use of Proceeds.................................................... 61
         5.22     Accuracy of Information.............................................................. 61
         5.23     Depositary Accounts.................................................................. 62
         5.24     Senior Indebtedness.................................................................. 62
         5.25     Y2K Compliance....................................................................... 62
         5.26     Subordinated Debentures and Senior Note Indenture.................................... 63

SECTION 6.  CONDITIONS
         6.1      Conditions to Effectiveness.......................................................... 63
         6.2      Conditions to Each Extension of Credit............................................... 66

SECTION 7.  AFFIRMATIVE COVENANTS
         7.1      Financial Statements................................................................. 67
         7.2      Certificates; Other Information...................................................... 68
         7.3      Payment of Obligations............................................................... 69
         7.4      Maintenance of Existence; Compliance with Contractual Obligations and
                  Requirements of Law.................................................................. 69
         7.5      Maintenance of Property; Insurance................................................... 69
         7.6      Inspection of Property; Books and Records; Discussions............................... 69
         7.7      Notices.............................................................................. 69
         7.8      Environmental Laws................................................................... 70
         7.9      Further Assurances................................................................... 70
         7.10     Mortgages; Etc....................................................................... 71
         7.11     Additional Collateral................................................................ 71
         7.12     Management Restructuring Consultant.................................................. 72
         7.13     Business Plans and Projections....................................................... 72
         7.14     Depositary Account and Payments System............................................... 73






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
         7.15     Ongoing Y2K Reports.................................................................. 73
         7.16     Securing of Waivers.................................................................. 73

SECTION 8.  NEGATIVE COVENANTS
         8.1      Financial Condition Covenants........................................................ 73
         8.2      Limitation on Guarantee Obligations.................................................. 74
         8.3      Limitation on Liens.................................................................. 75
         8.4      Limitation on Fundamental Changes.................................................... 78
         8.5      Limitation on Sale of Assets......................................................... 78
         8.6      Limitation on Dividends.............................................................. 79
         8.7      Limitation on Indebtedness........................................................... 80
         8.8      Limitation on Investments, Loans and Advances........................................ 80
         8.9      Limitation on Optional Payments and Modifications of Debt Instruments................ 81
         8.10     Limitation on Transactions with Affiliates........................................... 82
         8.11     Limitation on Sales and Leasebacks................................................... 82
         8.12     Fiscal Years and Quarters............................................................ 82
         8.13     Limitation on Conduct of Business.................................................... 82
         8.14     No Other Designated Senior Debt...................................................... 82
         8.15     Limitation on Issuances of Capital Stock............................................. 82
         8.16     Foreign Holding Companies, Inactive Subsidiaries and Special Purpose
                  Subsidiaries......................................................................... 82

SECTION 9.  EVENTS OF DEFAULT.......................................................................... 83

SECTION 10.  ADMINISTRATIVE AGENT AND THE COLLATERAL MONITORING AGENT
         10.1     Appointment.......................................................................... 86
         10.2     Delegation of Duties................................................................. 86
         10.3     Exculpatory Provisions............................................................... 86
         10.4     Reliance by Agents................................................................... 86
         10.5     Notice of Default.................................................................... 87
         10.6     Non-Reliance on Agents and Other Lenders............................................. 87
         10.7     Indemnification...................................................................... 87
         10.8     Agent in Its Individual Capacity..................................................... 88
         10.9     Successor Administrative Agent....................................................... 88

SECTION 11.  MISCELLANEOUS
         11.1     Amendments and Waivers............................................................... 88
         11.2     Notices.............................................................................. 90
         11.3     No Waiver; Cumulative Remedies....................................................... 91
         11.4     Survival of Representations and Warranties........................................... 91
         11.5     Payment of Expenses and Taxes; Indemnity............................................. 91
         11.6     Successors and Assigns; Participations and Assignments............................... 92
         11.7     Replacement of Lenders under Certain Circumstances................................... 94
         11.8     Adjustments; Set-off................................................................. 95
         11.9     Counterparts......................................................................... 95
         11.10    Severability......................................................................... 96
         11.11    Integration.......................................................................... 96
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
         11.12             Termination................................................................. 96
         11.13             GOVERNING LAW............................................................... 96
         11.14             Submission To Jurisdiction; Waivers......................................... 96
         11.15             Acknowledgements............................................................ 97
         11.16             WAIVERS OF JURY TRIAL....................................................... 97
         11.17             Confidentiality............................................................. 97
         11.18             Section Headings............................................................ 98
         11.19             Judgment Currency........................................................... 98
         11.20             Special Provisions.......................................................... 98
         11.21             Amendments to Original Mortgages............................................ 98
         11.22             Review of Business Plan..................................................... 98
         11.23             Negotiation of Revised Covenants............................................ 99
         11.24             Releases.................................................................... 99
         11.25             Documents Evidence the Same Indebtedness.................................... 99
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SCHEDULES

Schedule 1.1(a)    Commitments
Schedule 1.1(b)    Real Estate Eligibility Conditions
Schedule 4.1(e)    Florida Eligible Mortgaged Real Property
Schedule 5.1       Charges and Changes
Schedule 5.2       Changes
Schedule 5.4       Consents
Schedule 5.6       Litigation
Schedule 5.7       Defaults
Schedule 5.8       Restrictions
Schedule 5.13      Subsidiaries
Schedule 5.14      Environmental Matters
Schedule 5.15      Uniform Commercial Code Filings
Schedule 5.17      Intellectual Property Matters
Schedule 5.19      Material Real Property
Schedule 5.23      Depositary Accounts
Schedule 5.25      Y2K Compliance
Schedule 6.1(i)    Local Counsel Jurisdictions
Schedule 6.1(l)    Lien Search Jurisdictions
Schedule 7.3       Payments on Obligations
Schedule 7.4       Compliance with Obligations
Schedule 7.10(b)   Excluded Properties
Schedule 7.10(c)   Post Closing Real Estate Requirements
Schedule 8.2(b)    Existing Guarantee Obligations
Schedule 8.3(f)    Existing Liens
Schedule 8.7(f)    Existing Indebtedness
Schedule 8.8       Investments
Schedule 8.10      Transactions with Affiliates
Schedule 11.2      Addresses


EXHIBITS

Exhibit A      Form of Assignment and Acceptance
Exhibit B      Form of Subsidiaries Guarantee
Exhibit C      Form of Master Collateral Agreement
Exhibit D      Form of Revolving Credit Note
Exhibit E      Form of Term Loan Note
Exhibit F      Form of Swing Line Note
Exhibit G      Form of Borrower Closing Certificate
Exhibit H-1    Form of Opinion of Counsel
Exhibit H-2    Form of Opinion of Local Counsel
Exhibit I      Form of Borrowing Base Certificate
Exhibit J      Available GOB Inventory Worksheet






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



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of
January 20, 1999, by and among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation (the "Borrower"), the financial institutions and other entities from time to time party to this Agreement (collectively, the "Lenders" and each individually, a "Lender"), CITICORP USA, INC., a Delaware corporation
("Citicorp"), as collateral and administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANKBOSTON, N.A., a national banking association ("BankBoston"), as documentation agent and collateral monitoring agent for the Lenders (in such capacities, the "Collateral Monitoring Agent")
(as amended, modified, supplemented, extended, renewed, or refinanced from time to time, this "Agreement").


                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the financial institutions party thereto (the "Existing Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent and collateral agent for the Existing
Lenders (the "Existing Administrative Agent"), and Citicorp, as documentation agent thereunder, are parties to that certain Amended and Restated Credit
Agreement, dated as of September 10, 1997 (as heretofore amended, the "Existing
Credit Agreement"); and

                  WHEREAS, effective immediately prior to the Effective Date referred to below, (i) the Existing Lenders assigned all of their Loans and Commitments under the Existing Credit Agreement to Citicorp and BankBoston, which on the Effective Date are assigning a portion thereof to the Lenders and
(ii) the Existing Administrative Agent resigned as collateral and administrative agent for the Existing Lenders and assigned to the Administrative Agent all of its rights and obligations in its capacity as administrative and collateral agent under the Existing Credit Agreement and the Loan Documents; and

                  WHEREAS, the Borrower and the Lenders desire to amend certain terms of the Existing Credit Agreement, among other things, to provide for a reduction in the principal amount of outstanding Term Loans, to reduce the aggregate Revolving Credit Commitments from $700,000,000 to $600,000,000, to change the final maturity of the Term Loans and the Revolving Loans and to make certain changes to the covenants and certain other provisions contained therein;
and

                  WHEREAS, the Borrower, the Lenders and the Administrative
Agent have agreed to amend and restate the Existing Credit Agreement to provide for such amendments on the terms set forth in this Agreement, which Agreement shall become effective upon the satisfaction of certain conditions precedent set forth herein; and

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the Effective
Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the "Credit Agreement Obligations" thereunder and the representations and warranties made thereunder;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and subject to the satisfaction of the conditions set forth herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:






                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at any time to the then highest of:

                           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus
         (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates payable to the Federal Deposit Insurance Corporation (or any successor) by banks which are members of the Bank Insurance Fund for insuring U.S. dollar deposits in the United States; and

                           (c) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum plus
         (ii) the Federal Funds Rate.

                  "ABR Loans": Term Loans or Revolving Loans the rate of interest applicable to which is based upon the ABR.

                  "Account Debtor": any Person that is liable to make payments with respect to an Account.

                  "Accounts": all "accounts" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor and all Instruments and Chattel Paper now owned or hereafter acquired by the Borrower or such Subsidiary Guarantor which evidence a right to payment for goods sold or leased or for services rendered, whether or not such right has been earned by performance.

                  "Accounts Receivable Calculation Date": at any time, the last day of the most recent fiscal month.

                  "Acquisition": as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person that is not a Subsidiary of such Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary of such Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

                  "Administrative Agent": as defined in the preamble to this Agreement, and any successor Administrative Agent appointed pursuant to subsection 10.9.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other and Jay Alix & Associates or its successor, solely in its capacity as a management restructuring consultant, or any successor management restructuring consultant solely by reason of such capacity, shall not be deemed to be an Affiliate of the Borrower or its Subsidiaries.

                  "Agents": collectively, the Administrative Agent and the Collateral Monitoring Agent.

                  "Aggregate Outstanding Extensions of Credit": at any time, an amount equal to the sum of (a) the Aggregate Revolving Credit Outstandings at such time and (b) the aggregate outstanding principal amount of Term Loans of all the Term Lenders at such time.

                  "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the Revolving Credit Extensions of Credit of all the Lenders at such time.

                  "Agreement": as defined in the preamble to this Agreement.

                  "Agreement Currency": as defined in subsection 11.19.

                  "Applicable Commitment Fee Rate": 0.50% per annum, which will accrue, commencing on the Effective Date, as a percentage of the daily average unused portion of the Revolving Credit Commitments payable monthly in arrears and on the Revolving Credit Termination Date.

                  "Applicant": with respect to any Letter of Credit, the Borrower or any Subsidiary Guarantor.

                  "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

                  "Arranger and Book Manager": Salomon Smith Barney Inc.

                  "Asset Sale": means any sale or other disposition, or series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise), made on or after the Effective Date by the Borrower and/or any of the Restricted Subsidiaries to any Person of any asset or assets which individually yields or in the aggregate for a series of related transactions yield proceeds or have a fair market value in excess of $150,000; provided, that any sale or other disposition permitted pursuant to clauses (a) through (e) and clauses (h) through (k) of subsection 8.5 shall not constitute an Asset Sale for purposes of this Agreement.

                  "Asset Sale Proceeds" means with respect to any Asset Sale, cash payments received by the Borrower or any Restricted Subsidiary (including, without limitation, any cash payments received by way of deferred payment of principal (but not interest) pursuant to a note or receivable or otherwise and any cash realized from any disposition of non-cash proceeds received by the seller, but only as and when received) from any Asset Sale (after repayment of any Indebtedness other than the Loans due by reason of such Asset Sale), in each case net of the amount of (i) brokers' and advisors' fees and commissions payable in connection with such Asset Sale, (ii) all foreign, federal, state and local taxes estimated in good faith by the Borrower to be payable as a direct consequence of such Asset Sale, including, without limitation, in connection with the payment of a dividend or the making of a distribution by a Restricted Subsidiary of such payments to the Borrower or any other Restricted Subsidiary (including, without limitation, taxes withheld in connection with the repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution, (iii) the fees and expenses attributable to such Asset Sale, to the extent not included in clause (i) above, and (iv) any amount required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the property or assets subject to such Asset Sale. For purposes of this definition,
         (x) an Asset Sale shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such award or proceeds equals or exceeds $2,000,000 (per occurrence), and (y) in the case of insurance proceeds for damage to any Operating Asset, such proceeds shall not be deemed Asset Sale Proceeds so long as no Event of Default shall have occurred and be continuing and if such Operating Assets are repaired within 120 days of the receipt of such proceeds or a binding agreement to repair the same is entered into within such 120-day period and such repairs are completed within one year of the date of the receipt of such proceeds.

                  "Assignee": as defined in subsection 11.6(c).

                  "Available Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to up to 75% of the Eligible Trade Accounts Receivable Amount as of such Accounts Receivable Calculation Date.

                  "Available Cash Equivalents": as of any Calculation Date, an amount equal to 100% of Cash Equivalents which have then been pledged to the Administrative Agent pursuant to the Pledge Agreement.

                  "Available GOB Inventory Amount": as of any Calculation Date, an amount equal to the GOB Inventory Amount minus the GOB Discount Amount for the period reported on at such Calculation Date, as calculated on the Available GOB Inventory Worksheet attached hereto as Exhibit J.

                  "Available Inventory Amount": as of any Calculation Date, an amount equal to (a) 70% (subject to upward adjustment to 72.5% in the Agents' discretion) of the Eligible Adjusted Inventory Amount (excluding the Eligible Adjusted Inventory Amount in respect of Inventory at the OSS Subsidiary) as of such Calculation Date, plus (b) 50% of the Eligible Adjusted Inventory Amount for Inventory at the OSS Subsidiary as of such Calculation Date, minus (c) the Customer Credit Liability Amount as of the most recent Reserve Calculation Date, minus
         (d) the Landlord Lien Reserve Amount as of the most recent Reserve Calculation

         Date; provided that, during the peak seasonal inventory period of September 1st through December 10th only, the Agents may, in their sole discretion exercised commercially reasonably, increase the allowable percentage rate as to clause (a) of this definition to 75%.

                  "Available L/C Amount": as of any Calculation Date, an amount equal to up to 60% of the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit (including Trade Letters of Credit which have been collateralized by Standby Letters of Credit issued by an Issuing Bank) issued to finance the purchase of Inventory (excluding any Inventory included in the calculation of Eligible Inventory Amount) and (b) the aggregate Inventory Value of Inventory financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to properties owned or leased by the Borrower or the Subsidiary Guarantors in the United States, (ii) such Inventory is not included in the calculation of Eligible Inventory Amount and, upon arrival in the United States, will be included in the determination of the Eligible Inventory Amount (but not included in the determination of the Ineligible Inventory Amount) and (iii) the Administrative Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

                  "Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time over (b) such Lender's Revolving Credit Extensions of Credit at such time.

                  "Available Mortgaged Real Property Amount": an amount equal to the lesser of (i) 54.5% of the excess of (A) the aggregate Mortgage Value of all parcels of Eligible Mortgaged Real Property as of the most recent Calculation Date over (B) the sum of (I) the aggregate Real Property Amortization Amounts for all parcels of Eligible Mortgaged Real Property at such time, (II) the Environmental Reserve Amount at such time and (III) the aggregate Mechanics' Lien Reserve Amounts for all parcels of Eligible Mortgaged Real Property at such time and (ii) $82,000,000.

                  "BankBoston": as defined in the preamble to this Agreement.

                  "benefitted Lenders": as defined in subsection 11.8(a).

                  "Blocked Account Agreement": any "Blocked Account Agreement"
         (i) entered into among the Borrower or any Subsidiary Guarantor, a Depositary Bank and the Existing Administrative Agent, substantially in the form of Exhibit E to the Existing Collateral Agreement, or (ii) entered into among the Borrower or any Subsidiary Guarantor, a Depositary Bank and the Administrative Agent pursuant to subsection 3.1 of the Master Collateral Agreement, as the same may be amended, modified, supplemented, extended or renewed from time to time.

                  "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Borrower": as defined in the preamble to this Agreement.

                  "Borrowing Base": at any time, (i) an amount, calculated based upon the Borrowing Base Certificate delivered pursuant to subsection 6.2(e) and thereafter the most recent Borrowing Base Certificate delivered pursuant to this Agreement, equal to the sum of (a) the Available Inventory Amount as of the most recent Calculation Date, plus
         (b) the Available

         Accounts Receivable Amount as of the most recent Accounts Receivable Calculation Date, plus (c) the Available L/C Amount as of the most recent Calculation Date, plus (d) the Available Mortgaged Real Property Amount as of the most recent Calculation Date, plus (e) In-Transit Cash calculated as of the Wednesday immediately preceding the most recent Calculation Date, minus (f) the Cumulative Asset Sale Reserve, and minus (g) the Interim Reserve Amount, plus (ii) on each Borrowing Date, the Available Cash Equivalents Amount as of such Borrowing Date. The Borrowing Base established based upon a particular Borrowing Base Certificate shall remain in effect until the delivery of a subsequent Borrowing Base Certificate. The Agents shall have the right, in connection with any periodic audit or appraisal of the Inventory performed by or on behalf of the Agents, any reports provided to the Agents by the Borrower, or as a result of changing market conditions, in their sole discretion exercised commercially reasonably and in accordance with customary business practices for comparable asset based transactions of $100,000,000 or more and upon at least 10 days prior written notice to the Borrower, to require that additional reserves of the types described below be included in the determination of the Available Inventory Amount: (a) additional reserves relating to new categories of inventory (e.g. produce) unrelated to the current or disclosed future business of the Borrower and the Subsidiary Guarantors; (b) additional reserves to reflect substantial changes in the overall composition or mix of the Inventory which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (c) additional reserves relating to changes in the marketability of Inventory (including, for example, as a result of a recession) which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (d) additional reserves relating to a material negative variance between the Borrower's or a Subsidiary Guarantor's cost and the market price of a major product category (e.g., a decline in the price of gold), and (e) additional GOB Inventory reserves. In the event the Borrower is unable to deliver or perform the Post Closing Real Estate Requirements as to any parcel of Eligible Mortgaged Real Property, on the 31st day after the notice from the Administrative Agent of the failure to deliver or perform any such Post Closing Real Estate Requirement (or such later date as agreed by the Administrative Agent), such parcel of Eligible Mortgaged Real Property shall no longer qualify as Eligible Mortgaged Real Property and shall not thereafter be included as such in the Borrowing Base calculation.

                  "Borrowing Base Certificate": as defined in subsection 7.2(c).

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 3.2 or 3.15 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business": as defined in subsection 5.14(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Business Plan": a business plan of the Borrower and its Subsidiaries through the period ending December 31, 2001, which shall contain forecasted expenditures, revenues, net income and cash flow during such period, and the Borrower's business strategy, including store openings and closings, store consolidations, capital expenditures, expense reductions, and similar strategic plans relating to the conduct of the business of the Borrower and its Subsidiaries.

                  "Calculation Date": at any time, the last day of any period covered by the most recent Borrowing Base Certificate.

                  "Capital Expenditures": for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period) by the Borrower or any Restricted Subsidiary during such period that, in conformity with GAAP, are required to be included in "capital expenditures", "additions to property, plant, equipment or intangibles" or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries which are consolidated Subsidiaries of the Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any Restricted Subsidiary to the extent of the gross amount of such purchase price less the book value of the equipment being traded-in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced and deducting cash amounts (including free rent) received by the Borrower and the Restricted Subsidiaries from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Restricted Subsidiaries.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Dominion Trigger Event": means the occurrence of the Effective Date.

                  "Cash Equivalents": means (a) direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, (b) commercial paper issued in the United States of America and rated at least A-1 or P-1 by at least one nationally recognized rating organization, (c) certificates of deposit issued by or eurodollar deposits made with any Lender, any affiliate of any Lender, or any bank or trust company which has (or the parent of which has) capital, surplus and undivided profits aggregating at least $100,000,000 (or the equivalent amount in another currency), (d) loan participations in respect of loans made in the United States by any bank or trust company referred to in clause (c) above to borrowers which have short-term ratings of at least A-1 or P-1 by at least one nationally recognized rating organization, (e) drafts accepted by any bank or trust company referred to in clause (c) above or any other negotiable instrument guaranteed or endorsed with full recourse by any such bank or trust company, (f) repurchase agreements with respect to any of the foregoing types of securities described in clause (a), (b) and (d) above, (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above, (h) obligations the return with respect to which is excluded from gross income under Section 103 of the Tax Code, with a maturity of not more than six months or with the right of the holder to put such obligations for purchase at par upon not more than seven days' notice and which are rated at least A-l or P-1 by at least one nationally recognized rating organization, (i) (A) tax free money market funds that invest solely in the securities described in clause (h) above or (B) money market preferred municipal bond funds which have a term of not more than seven days and which are rated at least AAA or the equivalent thereof by Standard & Poor's Ratings Group or at least Aaa or the equivalent thereof by Moody's Investors Services, Inc., and (j) any other securities reasonably acceptable to the Administrative Agent which are rated at least A-1 or P-1 by at least one nationally recognized rating organization, or which are of an equivalent credit quality in the reasonable judgment of the Administrative Agent, provided that (i) all such obligations, commercial paper, certificates of deposit, eurodollar deposits, loan participations, drafts, investments, instruments, securities and repurchase agreements are denominated in Dollars, (ii) each such obligation, commercial paper, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) is evidenced by an instrument or a security (each as defined in the UCC) of which (and of any confirmations related thereto) the Administrative Agent or its agents promptly take possession unless such items are Permitted Book-Entry Securities or, at the Borrower's or the relevant Subsidiary Guarantor's option, an Excepted Cash Equivalent or, in the case of eurodollar deposits or loan participations, are held in the name of the Administrative Agent or any agent therefor, and in the case of loan participations, are evidenced by facsimile or other written confirmation, (iii) each such obligation, certificate of deposit, draft, investment, security and instrument (including those subject to repurchase agreements) matures within six months after it is acquired by the Borrower or any Subsidiary Guarantor and (iv) each item of such commercial paper (including those subject to repurchase agreements) matures within three months after it is acquired by the Borrower or any Subsidiary Guarantor.

                  "Cash Proceeds": all Proceeds of Collateral consisting of cash, checks, credit card proceeds, money orders or commercial paper of any kind whatsoever.

                  "Chattel Paper": with respect to the Borrower or any Subsidiary Guarantor, all "chattel paper" (as such term is defined in the UCC) now owned or hereafter acquired by such Borrower or Subsidiary Guarantor.

                  "CIBC": as defined in subsection 6.1(w).

                  "Citicorp": as defined in the preamble to this Agreement.

                  "Collateral": collectively, the Pledged Stock, all other Pledged Securities, the Mortgaged Property, the Mortgage Assignments, all Security, all Proceeds of the foregoing and all other property in which the Administrative Agent is granted a Lien from time to time hereunder or under any Security Document, subject to the limitations set forth in subsection 2.9 of the Master Collateral Agreement.

                  "Collateral Account": the account maintained by the Administrative Agent at Citibank, N.A. in New York, New York entitled the "Citicorp USA, Inc., as Administrative Agent: Service Merchandise Company, Inc. -- Collateral Account".

                  "Collateral Monitoring Agent": as defined in the preamble to this Agreement.

                  "Commitment": with respect to any Lender, such Lender's Revolving Credit Commitment, and collectively, as to all the Lenders, the "Commitments".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Tax Code.

                  "Confidential Information": as defined in subsection 11.17.

                  "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

                  "Continuing Directors": as defined in Section 9(j).

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or the Lenders (including interest accruing at the then applicable rate provided for herein after the maturity of the Loans or Reimbursement Obligations and interest accruing at the then applicable rate provided for herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Letters of Credit, the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

                  "Credit Card Issuer": any bank or other Person which issues credit cards and extends credit to cardholders in connection with a Credit Card Program.

                  "Credit Card Program": a private credit card program and/or co-branded Visa, Mastercard or other credit card program created and operated or maintained by the Credit Card Subsidiaries pursuant to (a) the Private Label Credit Card Agreement, dated as of January 28, 1997, among World Financial Network National Bank, the Borrower and Service Credit Corp. (formerly known as Service Merchandise Co. No. 80, Inc.),
         (b) any other similar agreement or arrangement with terms and conditions reasonably satisfactory to the Administrative Agent.

                  "Credit Card Subsidiaries": any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, existing from time to time that are created in connection with a Credit Card Program, as long as (i) such Subsidiaries engage in no business or transactions other than (x) the issuance (or providing for the issuance) of credit cards, the extension of credit to cardholders pursuant thereto, and other transactions arising from or related thereto (including the sale or transfer of Accounts or credit card receivables pursuant to asset backed financing transactions) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with a Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower and its Restricted Subsidiaries (other than the Credit Card Subsidiaries), provided that the Borrower and its Restricted Subsidiaries may enter into customary commitments and/or underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law or regulatory indemnifications.

                  "Cumulative Asset Sale Reserve": as of any date, the reserve against the Borrowing Base established in connection with Asset Sales permitted hereunder.

                  "Current Assets": cash, accounts receivable, inventory and all other assets (other than Fixed Assets) used in the operation of the business of the Borrower and its Subsidiaries.

                  "Custody and Control Agreement": any "Custody and Control Agreement" (i) entered into among the Borrower or any Subsidiary Guarantor, an Intermediary (as therein defined) and the Existing Administrative Agent, pursuant to Section 9(e) of the Existing Pledge Agreement, or (ii) entered into among the Borrower or any Subsidiary Guarantor, an Intermediary (as therein defined) and the Administrative Agent, pursuant to Section 9(e) of the Pledge Agreement, as the same may be amended, modified, supplemented, extended or renewed from time to time.

                  "Customer Credit Liability Amount": as of any Reserve Calculation Date, an amount equal to 50% of the aggregate amount of gift certificates, merchandise credits and special order deposits then outstanding entitling the holders thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day which are not being held for escheatment or which have not been escheated as of such day.

                  "Customs Broker Inventory": any Inventory which has arrived in the United States and is located at a customs broker's warehouse facility, so long as such Inventory (a) is fully paid and subject only to a Lien in favor of the Administrative Agent (other than Permitted Inventory Liens), (b) is in the possession of such customs broker, and
         (c) such Inventory is reported in a Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

                  "Customs Broker Waiver": a waiver in form and substance satisfactory to the Administrative Agent in respect of Inventory of the Borrower or any Subsidiary Guarantor which is temporarily located at a customs broker's warehouse facility.

                  "Debt Issuance Proceeds": means in respect of the issuance of any debt securities or other incurrence of Indebtedness by the Borrower or any Restricted Subsidiary (other than Indebtedness permitted by subsection 8.7), the gross cash proceeds received from such issuance or incurrence, minus all taxes, discounts, commissions and other fees and expenses incurred in connection therewith, including, without limitation, the reasonable fees and disbursements of counsel.

                  "Default": any of the events specified in Section 9 which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition specified in Section 9, would become an Event of Default.

                  "Depositary Bank": each bank or financial institution at which the Borrower or any Subsidiary Guarantor maintains any depositary account into which Cash Proceeds are deposited, including each bank or financial institution listed on Schedule 5.23.

                  "Derivative Agreements": any foreign exchange contracts, interest rate and currency swap agreements, floors, caps, collars, swaptions and similar derivative contracts, in each case, between the Borrower or any Subsidiary Guarantor, on the one hand, and any Lender or any Affiliate of any Lender, on the other hand.

                  "Designated Material Real Property": collectively, at any time, (a) all parcels of Material Real Property which are then subject to a first priority Lien granted pursuant to a Mortgage, (b) the Excluded Properties, (c) all parcels of Material Real Property deemed to be parcels of Designated Material Real Property pursuant to subsection 8.3(k) or 8.3(q) and (d) the parcels of real property identified on Schedule 5.19 under the heading "Other Material Real Property."

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Inactive Subsidiaries, Securitization Entities, Excluded Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

                  "EBITDA": with respect to any period, Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period plus
         (a) in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication): (i) Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, including, without limitation, depreciation and amortization included in selling, general and administrative expenses of the Borrower and its Consolidated Subsidiaries, (iv) any non-cash expenses, non-cash losses or other non-cash charges resulting from the write-down in the valuation of any assets, (v) any non-recurring charge or restructuring charge which, in accordance with GAAP is excluded from operating income, and (vi) losses, expenses and other charges, including related severance payments in respect of going-out-of-business sales to the extent such cash losses, expenses and other charges do not exceed the cash proceeds received from such sales, minus (b) to the extent added in determining such Consolidated Net Income for such period, any non-cash gains resulting from the write-up in the valuation of any assets, plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (v) above, was taken into account in determining EBITDA for such or any prior period.

                  "Effective Date": the date on which the conditions set forth in subsection 6.1 are satisfied.

                  "Eligible Adjusted Inventory Amount": as of any Calculation Date, (a) the Eligible Inventory Amount, plus (b) the Available GOB Inventory Amount, minus (c) the Shrink Reserve in respect of such Eligible Inventory Amount, in each case as of such Calculation Date.

                  "Eligible Assignee": as defined in subsection 11.6(c).

                  "Eligible Inventory Amount": as of any Calculation Date, (a) the Inventory Value as of such Calculation Date of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods, loose diamonds or colored stones, plus (b) Customs Broker Inventory, plus (c) Landed Inventory, minus (d) the sum of (i) the Ineligible Inventory Amount as of such Calculation Date and (ii) the GOB Inventory Amount as of such Calculation Date.

                  "Eligible Mortgaged Real Property": at any time, any parcel of Material Real Property of the Borrower or any Subsidiary Guarantor as to which each of the following conditions has been satisfied at such time:

                  (a) (i) Such parcel of Material Real Property (A) is comprised of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or the Administrative Agent shall have received other evidence reasonably satisfactory to it of the completion of such retail store, distribution center, shopping center or office building or (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower or such Subsidiary Guarantor, as the case may be, in favor of the Administrative Agent pursuant to a Mortgage or a Mortgage Assignment,
         (iii) each Mortgage and Mortgage Assignment shall be in full force and effect in favor of the Administrative Agent at such time, (iv) each Mortgage and Mortgage Assignment shall have been recorded in the appropriate jurisdiction or jurisdictions to perfect and assign to the Administrative Agent the Lien granted pursuant to such Mortgage, provided, that such Mortgage need not have been so recorded if an effective title insurance policy (naming the Administrative Agent as the insured thereunder) shall have been issued that otherwise complies with the requirements of clause (c) (i) or (ii) of this definition and that provides "gap" coverage insuring against any exceptions that may arise prior to the actual recording of such Mortgage, and (v) all applicable mortgage recording taxes shall have been paid, and provided, further, that in respect of the requirements of clause (a)(iv) of this definition, the Mortgage Assignments shall be deemed to have been recorded and filed of record in the appropriate jurisdictions as of the date they are executed and delivered by the Existing Administrative Agent to the Administrative Agent until such time, if any, as the recording or filing of any such Mortgage Assignment is rejected by such jurisdiction, at which time the related parcel of Material Real Property shall not be considered Eligible Mortgaged Real Property until such time as the Mortgage Assignment is accepted for recordation and actually filed of record.

                  (b) the Administrative Agent and, in the case of clause (i), the title insurance company issuing the policy referred to in clause
         (c) of this definition shall have received (i) maps or plats of an as-built survey of the sites of the Material Real Property covered by such Mortgage certified to the Administrative Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor;
         (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or (ii) in the case of any such parcel of Material Real Property listed on Part I of Schedule 5.19, a copy of either (A) an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property was developed as of the Effective Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property was undeveloped as of the Effective Date, in each case prepared within five years prior to the Effective Date or (B) a copy of a survey delivered pursuant to the Existing Credit Agreement in connection with any Mortgage on such parcel of Material Real Property delivered pursuant to the Existing Credit Agreement;

                  (c) the Administrative Agent shall have received in respect of such parcel of Material Real Property (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance dated a date reasonably satisfactory to the Administrative Agent, and such policy shall (A) be in an amount not less than the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible Mortgaged Real Property) of such parcel of Material Real Property, (B) be issued at ordinary rates, (C) insure that the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Permitted Mortgage Liens, (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender's endorsement and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) or (ii) in the case of any such parcel of Material Real Property subject to a Mortgage pursuant to the Existing Credit Agreement as of the Effective Date, an endorsement endorsing the previously issued mortgagee's title policy issued by Lawyers Title Insurance Corporation in connection with the Existing Credit Agreement to the Administrative Agent, and a date down endorsement to such title policy, both on the same terms and conditions as such title policy was initially issued. The Administrative Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy or endorsement, as the case may be, have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                  (d) the Administrative Agent shall have received an Existing Appraisal with respect to such parcel of Material Real Property;

                  (e) with respect to any such parcel of Material Real Property upon which a Mortgage is granted pursuant to subsection 7.10(a) or which is designated as a "Phase I Property" on Schedule 5.19, a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date such parcel became Eligible Mortgaged Real Property under the Existing Credit Agreement, or not more than one year prior to the date such parcel becomes Eligible Mortgaged Real Property under this Agreement, showing no material condition of environmental concern shall have been delivered to the Administrative Agent and in form reasonably satisfactory to the Administrative Agent;

                  (f) if such parcel of Material Real Property is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

                  (g) such parcel of Material Real Property shall be in compliance, or, as applicable, the Loan Party which is the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in
         Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and (ii) if such parcel of Material Real Property or, as applicable, the Loan Party which is the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Mortgaged Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

                  If a parcel of Material Real Property of the type described in clause (a)(i)(B) of this definition becomes a parcel of Eligible Mortgaged Real Property and is thereafter subsequently developed such that such parcel of Eligible Mortgaged Real Property satisfies the requirements of clause (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Administrative Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible Mortgaged Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Mortgage as of the Effective Date. Upon delivery of any such notice, the Administrative Agent shall commission a new appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property (other than the condition set forth in clause (e) above, such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible Mortgaged Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible Mortgaged Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

                  "Eligible Trade Accounts Percentage": as of any Accounts Receivable Calculation Date, up to 85%, provided that, in connection with each periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Administrative Agent, the Administrative Agent shall have the right in its sole discretion exercised commercially reasonably and in accordance with customary business practices, upon at least 10 days prior written notice to the Borrower, to change the "Eligible Trade Accounts Percentage" to the percentage estimated to be the percentage of the aggregate amount of the Accounts as of such Accounts Receivable Calculation Date which satisfy each of the following criteria:

                  (a) such Account has been adjusted to reflect the return or rejection of, or any loss of or damage to any of the Inventory giving rise to such Account and is not subject to bona fide set-offs, counterclaims, defenses, or disputes asserted with respect to such Account (it being understood that such Account shall not include material financing charges, or late or other fees);

                  (b) the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative claim under the Bankruptcy Code and the Administrative Agent, in the exercise of its reasonable business judgment, deems the Account Debtor to be creditworthy;

                  (c) the Account Debtor in respect of such an Account has a place of business within the United States of America (excluding Puerto Rico, the Virgin Islands and any other territory of the United States);

                  (d) the Account Debtor in respect of such Account is not the United States of America or any state, territory, subdivision, department, or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been satisfied;

                  (e) such Account does not arise out of transactions with an employee, officer, director, Subsidiary, or Affiliate of the Borrower or any Subsidiary Guarantor;

                  (f) no amount payable in respect of such Account has remained unpaid for a period exceeding sixty days after the due date stated on the invoice therefor (excluding the amount of any net credit balances relating to Accounts with invoice dates more than 60 days from the due date);

                  (g) such Account is owed by an Account Debtor which does not then have balances on its Accounts which are more than 60 days past due which exceed 50% of the total balance of all such Accounts owed by such Account Debtor;

                  (h) such Account has not been and is not required to be charged off or written off as uncollectible in accordance with the customary business practice of the Borrower and the Subsidiary Guarantors;

                  (i) such Account does not arise out of any claim in tort, is not evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind or, if such Account is evidenced by chattel paper, a promissory note, a negotiable instrument or any other instrument, such chattel paper, promissory note, negotiable instrument or other instrument has been delivered to the Administrative Agent and is subject to a first priority security interest in favor of the Administrative Agent;

                  (j) the amount of the face value of such Account listed on any schedule of Accounts and shown on all invoices and statements delivered to the Agent with respect to such Account is not subject to any asserted bona fide retainages or holdbacks of any type, is actually and absolutely owing, and is not contingent on any condition, in each case, other than in respect of repurchase or return agreements that (i) arise in the ordinary course of the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practice;

                  (k) such Account does not arise out of a cash on delivery sale; and

                  (l) such Account does not arise out of the sale of samples.

         In addition, to the extent that any Accounts or credit card receivables that arise in connection with a Credit Card Program are included in Eligible Trade Accounts Receivable at the option of the Borrower, the Eligible Trade Accounts Percentage shall include such reserves and the Available Accounts Receivable Amount shall reflect eligibility criteria as the Administrative Agent shall require in its sole discretion with respect to such Accounts and credit card receivables as a separate class of Accounts based upon the results of any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Administrative Agent, provided that no such Accounts or credit card receivables shall be included in "Eligible Trade Accounts Receivable" until a satisfactory audit or appraisal of such Accounts and credit card receivables has been performed by or on behalf of the Administrative Agent.

                  It is understood that, to the extent that information is not available to determine the amount of Accounts which satisfy the criteria described above, the Administrative Agent shall estimate the amount of such Accounts which satisfy such criteria in determining the Eligible Trade Accounts Percentage. The Borrower shall, at the request of the Administrative Agent in connection with any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors related to the Credit Card Program, deliver a calculation in reasonable detail of all Accounts which satisfy the criteria described above to the extent such information is reasonably available to the Borrower and the Subsidiary Guarantors.

                  "Eligible Trade Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to the Eligible Trade Accounts Percentage of the aggregate amount of all Accounts of the Borrower and the Subsidiary Guarantors as of such Accounts Receivable Calculation Date that satisfy all of the following criteria as of such Accounts Receivable Calculation Date:

                  (a) such Account is owned solely by the Borrower or a Subsidiary Guarantor and is evidenced by an invoice and has arisen from the sale of goods which have been shipped or delivered to an Account Debtor on an absolute sale basis, have not been shipped or delivered on a consignment, approval, or sale-return basis, and are not subject to any repurchase or return agreement or arrangement, other than those repurchase or return agreements or arrangements that (i) arise in the ordinary course of the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practices; and

                  (b) such Account is subject to a Lien in favor of the Administrative Agent and is not subject to Liens other than Permitted Account Liens.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

                  "Environmental Reserve Amount": at any time, an amount equal to the product of (a) $75,000 and (b) the number of parcels of Eligible Mortgaged Real Property which are included in the Borrowing Base at such time.

                  "Equipment": all equipment, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, furniture, furnishings, fixtures and supplies, of every nature, now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, wherever located, additions, accessories and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to real property and in any event all "equipment" (as such term is defined in the UCC), but excluding Inventory.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Lenders as the rate at which such Lender is offered Dollar deposits at or about 10:00 A.M. New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Term Loans and Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excepted Cash Equivalents": Cash Equivalents up to an aggregate amount outstanding at any one time equal to the amount set forth in subsection 8.8(b) and not required to be pledged to the Administrative Agent by reason of subsection 8.8(b).

                  "Excluded Properties": as defined in subsection 7.10(b).

                  "Excluded Subsidiaries": SMC-SPE-1, Inc., SMC-SPE-2, Inc., SerPlus Assurance Co., Ltd., and Service Credit Corp.

                  "Existing Administrative Agent": as defined in the first recital to this Agreement.

                  "Existing Collateral Agreement": the Master Collateral Agreement dated as of September 10, 1997, among the Borrower, certain of the Borrower's Subsidiaries, and the Existing Administrative Agreement, as heretofore amended.

                  "Existing Pledge Agreement": the Amended and Restated Securities Pledge Agreement dated as of September 10, 1997, among the Borrower, each of the Pledgors party thereto, and the Existing Administrative Agreement, as heretofore amended.

                  "Existing Appraisal": with respect to any parcel of Material Real Property, a final complete appraisal of the value of such parcel of Material Real Property, commissioned in connection with the Existing Credit Agreement (and delivered to the Administrative Agent) or this Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Administrative Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

                  "Existing Credit Agreement": as defined in the first recital to this Agreement.

                  "Existing Lenders": as defined in the first recital to this Agreement.

                  "Existing Loan Documents": as defined in subsection 11.25.

                  "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) the issuance or extension of a Letter of Credit in which such Lender has a participating interest.

                  "FANB": as defined in subsection 6.1(x).

                  "Federal Funds Rate": means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

                  "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                  "First Union Permitted Mortgage Financing": all Indebtedness, if any, and other obligations of the Borrower and its Subsidiaries, now existing or hereafter arising, under or in connection with (a) that certain Loan Agreement dated as of October 4, 1996 by and between SMC-SPE-l, Inc., as borrower, and First Union National Bank of North Carolina, as lender, and the guaranties, mortgage and security and other agreements, instruments and other documents from time to time executed and delivered in connection therewith and (b) that certain Loan Agreement dated as of October 4, 1996 by and between SMC-SPE-2, Inc., as borrower, and First Union National Bank of North Carolina, as lender, and the guaranties, mortgage and security and other agreements, instruments and other documents from time to time executed and delivered in connection therewith, in each case, subject to compliance with the terms hereof, as the same may now or hereafter be amended, restated, modified, increased, extended, refinanced, replaced or refunded.

                  "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which a majority of the days comprising such Fiscal Year fall.

                  "Fixed Assets": plant, machinery, equipment, furniture and fixtures, leasehold improvements and other tangible property used in the operation of the business of the Borrower and its Subsidiaries, and including (except in respect of the OSS Disposition) the Proceeds of the sale of all or substantially all of the Capital Stock of a Subsidiary Guarantor (except to the extent of the allocated value of any Current Assets included in the Proceeds of such sale of Capital Stock).

                  "Floor Planning Facility": as to the Borrower or any Restricted Subsidiary, any manufacturer- or vendor-sponsored Inventory financing program (whether directly from the manufacturer or vendor or through a third party financing source) extending loans or trade terms to the Borrower or such Restricted Subsidiary and secured solely by such manufacturer's or vendor's named brand or identified Inventory, subject to the prior approval of the Administrative Agent in its reasonable discretion and execution and delivery of an intercreditor agreement reasonably acceptable to the Administrative Agent.

                  "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $5,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

                  "Foreign L/C Commitment Sublimit": at any time, the lesser of
         (a) $10,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America, excluding Inactive Subsidiaries, but including in any event Foreign Holding Companies.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 8.1, "GAAP" shall mean generally accepted accounting principles in the United States of America in effect as of the Effective Date.

                  "GOB Deal Shrink": an amount equal to (i) the difference between (A) the Inventory Value of the GOB Inventory and (B) the value of the GOB Inventory as determined by a physical inventory count taken immediately prior to the commencement of a going-out-of-business or similar sale at the GOB Stores, or (ii) in the absence of a physical count of the

         GOB Inventory, 3% of the Inventory Value of the GOB Inventory on the date of commencement of the going-out-of-business or similar sales.

                  "GOB Discount Amount": an amount equal to (i) the weighted average discount offered to customers during the applicable period of the going-out-of-business or similar sale, expressed as a percentage, multiplied by (ii) the GOB Inventory Amount.

                  "GOB Inventory": all Inventory located at GOB Stores as of the Calculation Date after the date of commencement of a going-out-of-business or similar sale at such GOB Stores.

                  "GOB Inventory Amount": as of any Calculation Date, the Inventory Value of the GOB Inventory as of such Calculation Date, minus
         (a) the Shrink Reserve in respect of such GOB Inventory, minus (b) the GOB Deal Shrink, minus (c) GOB Inventory remaining on the 91st day after the commencement of the going-out-of-business or similar sales.

                  "GOB Stores": the Borrower's and the Subsidiary Guarantors' stores which are in the process of being liquidated and closed.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation, contingent or otherwise, of the guaranteeing person (a) under a guarantee, reimbursement, indemnity or similar obligation guaranteeing or in effect guaranteeing any Indebtedness of any other Person, in any manner, whether directly or indirectly, (b) to reimburse any other Person for drawings under undrawn letters of credit issued by such other Person for the account of the guaranteeing person, or (c) under a guarantee, reimbursement, indemnity or similar obligation to the extent the obligations of the guaranteeing person in respect thereof should be reflected as a liability in a consolidated balance sheet of the guaranteeing person (or should be reflected in the notes thereto) in accordance with GAAP, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

                  "IE System": the Borrower's electronic inventory evaluation system which tracks Inventory on a store-by-store basis.

                  "In-Transit Cash": as of the date of determination, the aggregate amount of (i) cash and cash equivalents of the Borrower and the Subsidiary Guarantors which is deposited into deposit accounts covered by Blocked Account Agreements, plus (ii) the net amount receivable by the Borrower and the Subsidiary Guarantors in respect of Visa, Mastercard or other branded credit card receivables (after deduction of discounts and fees payable to the processors of such credit card receivables) to the extent such amounts are credited to deposit accounts covered by Blocked Account Agreements or other arrangements acceptable to the Agents in their sole discretion exercised commercially reasonably, in each case prior to the transfer of such amounts to the Collateral Account.

                  "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $5,000,000 and (b) is not then engaged in any business.

                  "Indebtedness": of any Person at any date (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accounts payable incurred in the ordinary course of business and payable in accordance with the Borrower's and its Restricted Subsidiaries' customary practices and extensions thereof), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement, (x) the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated and (y) any obligations described in clauses (a) through (e) above denominated in a currency other than Dollars shall be determined after giving effect to related currency swap and hedging agreements. It is understood and agreed that "Indebtedness" of a Person (i) shall include advances or loans to such Person under Floor Planning Facilities and (ii) shall not include (A) obligations of such Person in respect of letters of credit to the extent such obligations are not reflected as liabilities on the consolidated balance sheet of such Person (excluding the notes to such balance sheet) in accordance with GAAP or (B) obligations of such Person in respect of consignments of Inventory to such Person.

                  "Indemnified Liabilities": as defined in subsection 11.5.

                  "Indenture": as defined in subsection 6.1(x).

                  "Ineligible Inventory Amount": as of any Calculation Date, the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that falls in any one or more of the following categories as of such Calculation Date:

                  (a) Inventory that (i) is not owned solely by the Borrower or any such Subsidiary Guarantor or (ii) is leased by or on consignment or sale-or-return to the Borrower or any such Subsidiary Guarantor;

                  (b) Inventory that is not located at (or in transit between) property that is owned or leased by the Borrower or any Subsidiary Guarantor, other than Landed Inventory and Customs Broker Inventory;

                  (c) Inventory that is subject to a layaway purchase by any customer;

                  (d) Inventory that is damaged or defective or has otherwise been segregated for return to the vendor thereof;

                  (e) Inventory that is not located in the United States of America;

                  (f) Inventory which is not subject to a Lien in favor of the Administrative Agent or is subject to any Lien (other than Permitted Inventory Liens);

                  (g) Inventory which is subject to a Lien in connection with Floor Planning Facilities;

                  (h) Inventory that is being repaired or is used in the repair of other Inventory; and

                  (i) Inventory consisting of "Samples" which is not included in the normal merchandising assortment but has been supplied by vendors for consideration to be included in the merchandising assortment.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Instrument": any "instrument" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor.

                  "Intellectual Property":  as defined in subsection 5.17.

                  "Intercompany Debt" means, with respect to the Borrower, any Indebtedness of the Borrower to any Subsidiary Guarantor, and with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, including all amounts payable in respect thereof whether in respect of principal, interest or otherwise.

                  "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of such Person attributable to interest expense of such Person for such period in accordance with GAAP minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Swing Line Loan, the last day of each month.

                  "Interest Period": with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond, in the case of Eurodollar Loans which are Revolving Loans, the Revolving Credit Termination Date or, in the case of Eurodollar Loans which are Term Loans, beyond the Term Loan Termination Date, as the case may be;

                           (3) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) from the Effective Date until such time as the
                  Administrative Agent notifies the Borrower of the completion of the syndication of this credit facility, "Interest Period" shall mean the period commencing on the borrowing or conversion date, as the case may be, with respect to all Eurodollar Loans and ending seven or fourteen days or one month thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, and agreed to by the Administrative Agent.

                  "Interim Maximum Amount": as defined in subsection 3.1 of this Agreement.

                  "Interim Reserve Amount": an amount equal to, (a) from the Effective Date until the date (i) the Administrative Agent accepts the Business Plan and (ii) the Borrower and the Agents mutually agree on new and revised covenants pursuant to subsection 11.23 (such date, the "Plan Acceptance Date"), $125,000,000, and (b) from and after the Plan Acceptance Date, zero.

                  "Inventory": goods now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor and held for sale or lease or to be furnished under contracts of service or so leased or furnished, and all raw materials, work in process or materials used or consumed in a business, and in any event including all "inventory" (as such term is defined in the UCC) but excluding Equipment.

                  "Inventory Value": with respect to any Inventory of the Borrower or any Subsidiary Guarantor reflected on the Borrower's Borrowing Base Certificate, the value of such Inventory valued at cost on the IE System on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice (without giving effect to markdowns, intercompany profit, rebates and discounts, accounts payable inventory accruals and capitalized inventory costs on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in respect of Inventory), plus freight charges incurred in connection therewith, minus accruals for deferred volume rebates (it being understood that the amount of freight charges and accruals for deferred volume rebates shall be determined monthly as of the end of the most recent fiscal month, notwithstanding the fact that Borrowing Base Certificates may be delivered more frequently than monthly pursuant to this Agreement). The value of the Inventory as set forth above will, without duplication for any element of the Shrink Reserve, be calculated net of the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time.

                  "Investment": as defined in subsection 8.8.

                  "Investment Securities": all Instruments or "securities" (as such term is defined in the UCC) now owned or hereafter acquired by the Borrower or any Subsidiary Guarantor, other than (a) Pledged Stock, (b) Capital Stock of any Subsidiary that is not expressly required to be pledged pursuant this Agreement or the Pledge Agreement, (c) Cash Equivalents and (d) any note, debenture, bond or other instrument evidencing Intercompany Debt.

                  "Issuing Banks": initially, each Lender and Affiliate of a Lender specified on Schedule 1.1(a) as an Issuing Bank in its capacity as issuer of a Letter of Credit. Additional Lenders or Affiliates of Lenders may from time to time be designated as "Issuing Banks" by the Borrower (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Borrower to the Administrative Agent.

                  "Judgment Currency": as defined in subsection 11.19.

                  "Landed Inventory": any Inventory which has arrived in the United States and cleared customs but which has not been delivered to property that is owned or leased by the Borrower or any Subsidiary Guarantor so long as such Inventory is (a) fully paid and subject only to a Lien in favor of the Administrative Agent (other than Permitted Inventory Liens), (b) is in the possession of the Borrower or any Subsidiary Guarantor or any agent thereof and (c) such Inventory is reported in a Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

                  "Landlord Lien Reserve Amount": a reserve established by the Administrative Agent with respect to Inventory located at any leased location of the Borrower or the Subsidiary Guarantors for which the Administrative Agent has not received a Landlord Lien Waiver, equal to
         (i) if the leased location is in any of the states of Washington, Virginia or Pennsylvania, an amount equal to three months' rental expense for each such leased location, (ii) if the leased location is in any of the states of Alabama, Arizona, Arkansas, Florida, Iowa, Kentucky, New Mexico, Oregon or Texas or in the District of Columbia, an amount equal to three months' rental expense for each such leased location for which the Borrower or such Subsidiary Guarantor is past due in the payment of rental obligations for such leased location, and
         (iii) if the leased location is located in any other state, zero; provided that the Administrative Agent reserves the right, in its sole discretion exercised commercially reasonably, to add or remove any state from the list of states in clauses (i) and (ii) of this definition as a result of any changes in applicable law which impacts such state's treatment of statutory or common law lien priorities as between lenders and landlords.

                  "Landlord Lien Waiver": a waiver in form and substance reasonably satisfactory to the Administrative Agent, waiving a landlord's security interest in respect of Inventory located at any location not owned by the Borrower or its Restricted Subsidiaries.

                  "L/C Commitment": the lesser of (a) $200,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "L/C Fee Payment Date": the last day of each month and the Revolving Credit Termination Date.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the Trade Letter of Credit Outstandings at such time and (b) the Standby Letter of Credit Outstandings at such time.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders.

                  "Lenders": as defined in the preamble to this Agreement, provided that Issuing Banks shall be deemed parties to this Agreement and Lenders in the Security Documents for all purposes thereof.

                  "Letters of Credit": as defined in subsection 3.6(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

                  "Loan Documents": this Agreement, any Notes, the Master Collateral Agreement, the Subsidiaries Guarantee, the Security Documents, any Applications, the Blocked Account Agreements, the other documents executed or delivered pursuant to subsection 6.1 by the Borrower or any Subsidiary of the Borrower, any Derivative Agreements, and all other instruments, agreements and written contractual obligations between the Borrower and any Subsidiary of the Borrower, on the one hand, and any of the Agents or the Lenders, on the other hand, in each case delivered to either the Administrative Agent or such Lender before, on, or after the Effective Date pursuant to or in connection with the transactions (including, without limitation, the cash management arrangements) contemplated hereby.

                  "Loan Parties": the collective reference to the Borrower, the Subsidiary Guarantors and any other Subsidiary from time to time party to any Loan Document.

                  "Lockbox Agreement": any "Lockbox Agreement" (i) entered into among the Borrower or any Subsidiary Guarantor, a Depositary Bank and the Existing Administrative Agent, in substantially the form of Exhibit F to the Existing Collateral Agreement, or (ii) entered into among the Borrower or any Subsidiary Guarantor, a Depositary Bank and the Administrative Agent pursuant to subsection 3.1 of the Master Collateral Agreement, as the same may be amended, modified, supplemented, extended or renewed from time to time.

                  "LTCB Permitted Mortgage Financing": all Indebtedness, if any, and other obligations of the Borrower and its Subsidiaries, now existing or hereafter arising, under or in connection with (a) that certain Indenture dated June 28, 1990 by and among the Borrower, H.J. Wilson Co., Inc., The Long-Term Credit Bank of Japan, Limited, New York Branch, as administrative agent, and The Bank of New York (as successor trustee to Sovran Bank/Central

         South), as trustee, and (b) the guaranties, mortgage and security and other agreements, instruments and other documents from time to time executed and delivered in connection therewith, in each case, subject to compliance with the terms hereof, as the same may now or hereafter be amended, restated, modified, increased extended, refinanced, replaced or refunded.

                  "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

                  "Majority Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

                  "Majority Term Loan Lenders": at any time, Term Loan Lenders whose Term Loans aggregate more than 50% of the outstanding principal amount of all Term Loans.

                  "Management Restructuring Consultant": Jay Alix & Associates.

                  "Mandatory Prepayment Event": any event which requires the Borrower or any Restricted Subsidiary to make any mandatory prepayment in respect of the principal of any Subordinated Debentures or any other Subordinated Debt or to make (or offer to make) any mandatory redemption, defeasance or purchase of any Subordinated Debentures or any other Subordinated Debt, in any such case prior to the stated maturity thereof.

                  "Master Collateral Agreement": the Amended and Restated Master Collateral Agreement to be made by the Borrower and each Subsidiary Guarantor party thereto in favor of the Administrative Agent, in substantially the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, performance, property, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Borrower or any Subsidiary Guarantor to perform their respective obligations under this Agreement or any of the other Loan Documents or the material rights or remedies, of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Real Property": real property not subject to a mortgage, deed of trust or other similar instrument (other than pursuant hereto or any other Loan Document) that (a) (i) is owned in fee by the Borrower or any Subsidiary Guarantor and is not subject to a ground lease in favor of any other Person as lessee, (ii) is located in the United States or Puerto Rico and (iii) (A) has been developed with a retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Effective Date or (C) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000 or (b) (i) (A) consists of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, or (B) is being developed with a retail store, distribution center, shopping center or office building which was under construction as of the Effective Date,
         (ii) is located on property which is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee and no consent shall be required under such ground lease to mortgage or foreclose upon such property (or such consent shall have been obtained), (iii) is or, upon completion, will be classified as an owned retail store, distribution center, shopping center or office building by the Borrower or such Subsidiary Guarantor and (iv) is located in the United States or Puerto Rico.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mechanics' Lien Reserve Amount": with respect to any parcel of Eligible Mortgaged Real Property at any time, an amount equal to the excess, if any, of (a) the sum of all outstanding amounts which are then secured by mechanics' liens on such parcel of Eligible Mortgaged Real Property and which have been outstanding for a period in excess of one year over (b) $200,000.

                  "Mortgage Assignment": each assignment of a Mortgage (including any Mortgage held by the Borrower or any Subsidiary Guarantor as an assignee of any other Person) executed and delivered from time to time to and in favor of the Administrative Agent pursuant to this Agreement or the Master Collateral Agreement, in a form reasonably satisfactory to the Administrative Agent and the Borrower and as appropriate under applicable law in the jurisdiction in which such real property is located, as the same may be amended, modified, supplemented, extended or renewed from time to time.

                  "Mortgage Value": with respect to any parcel of Eligible Mortgaged Real Property, the lesser of (a) the maximum stated amount secured by the Lien on such parcel of Eligible Mortgaged Real Property granted in favor of the applicable secured mortgagee pursuant to the relevant Mortgage and (b) the value of such parcel of Eligible Mortgaged Real Property set forth in the Existing Appraisal delivered with respect thereto.

                  "Mortgaged Property": all property of the Borrower and any Subsidiary Guarantor in which the Administrative Agent is granted a lien or security interest pursuant to the Mortgages.

                  "Mortgages": the collective reference to the fee and ground leasehold mortgages, deeds of trust and other similar documents executed and delivered from time to time by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, pursuant to the Master Collateral Agreement, the Existing Credit Agreement, the credit agreement amended and restated by the Existing Credit Agreement, or this Agreement, including those mortgages and deeds of trust assigned to the Administrative Agent in connection with this Agreement, and substantially in the form of Exhibit B to the Master Collateral Agreement (other than in the case of a Mortgage delivered in connection with the credit agreement amended and restated by the Existing Credit Agreement) or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which the relevant real property is located, in such other form as shall be reasonably satisfactory to the Borrower and the Administrative Agent, as each of the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

                  "Net Recoverable Value": as to the Inventory of the Borrower and the Subsidiary Guarantors, the amount determined based upon periodic audits or appraisals of such Inventory to be equal to the percentage of the cost of Inventory which could be realized (net of disposal costs and expenses) in a liquidation sale of the Inventory at such time.

                  "Non-Excluded Taxes": as defined in subsection 4.10.

                  "Notes": the collective reference to any Term Notes, Revolving Credit Notes or Swing Line Notes.

                  "Operating Assets" means assets employed by any Loan Party in the operation of its business (including, without limitation, assets constituting property, plant or equipment but excluding assets held for investment).

                  "Original Mortgages": the Mortgages executed and delivered pursuant to the Existing Credit Agreement or any credit agreement amended and restated by the Existing Credit Agreement, after giving effect to the provisions of subsection 2.12 of the Master Collateral Agreement.

                  "OSS Disposition": the sale or other disposition of the Capital Stock in, or all or substantially all of the assets of, the OSS Subsidiary for fair market value and on terms and conditions reasonably satisfactory to the Administrative Agent.

                  "OSS Subsidiary": the Borrower's office supply Subsidiary.

                  "Overdraft": at any time, the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by the Borrower or any Subsidiary Guarantor with any Lender or any Affiliate of any Lender, as a result of processing of payment orders issued by the Borrower or such Subsidiary Guarantor or otherwise, exceeds the aggregate funds on deposit in such account.

                  "parcel": when used in connection with any parcel of real property, means such parcel of real property, together with all of the structures, buildings and other improvements located thereon and all other property associated therewith and, when used in connection with any parcel of real property subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, means the leasehold interest in such ground lease.

                  "Participant": as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Permanent Mortgage Financing": collectively, the LTCB Permitted Mortgage Financing and the First Union Permitted Mortgage Financing.

                  "Permitted Account Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b) and 8.3(l).

                  "Permitted Book-Entry Securities": securities which conform in all respects to the requirements set forth in the definition of Cash Equivalents except that such securities are not evidenced by an Instrument and the Administrative Agent or its agent does not have possession thereof; provided that with respect to any security of which the Administrative Agent or its agent does not have physical possession, the Administrative Agent shall have acquired a perfected first priority security interest therein or in the security entitlement with respect thereto in the manner provided by the UCC.

                  "Permitted Inventory Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b) and 8.3(1).

                  "Permitted Mortgage Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b), 8.3(e) and 8.3(l).

                  "Permitted Sale-Leaseback": as defined in subsection 8.11.

                  "Permitted Trade L/C Facility": all Indebtedness, if any, and other obligations of the Borrower and its Subsidiaries, now existing or hereafter arising, under or in connection with (a) any letters of credit issued at any time for the account of the Borrower or any of its Subsidiaries pursuant to that certain Letter of Credit Application Agreement dated May 31, 1997 by and among Wholesale Supply Company, Inc., the Borrower and First American National Bank and (b) the commitment letters, security agreements, guarantees, instruments and other documents executed and delivered from time to time in connection therewith, in each case, subject to compliance with the terms hereof, as the same may now or hereafter be amended, restated, modified, increased, extended, refinanced, replaced or refunded from time to time.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan Acceptance Date": as defined in the definition of "Interim Reserve Amount".

                  "Pledge Agreement": the Second Amended and Restated Securities Pledge Agreement to be made by the Borrower and certain of the Subsidiary Guarantors in favor of the Administrative Agent, in substantially the form of Exhibit C to the Master Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Pledged Securities": the collective reference to (i) the Pledged Stock, (ii) all Investment Securities, (iii) all Cash Equivalents (including any Permitted Book-Entry Securities) and funds held or on deposit from time to time in the Securities Accounts, and
         (iv) all Proceeds thereof, except as provided for in Section 4 of the Pledge Agreement.

                  "Pledged Stock": the shares of Capital Stock set forth on Schedule A to the Pledge Agreement and other shares of Capital Stock pledged thereunder from time to time pursuant to Section 3(d) thereof.

                  "Pledgors": the collective reference to the pledgors parties to the Pledge Agreement.

                  "Post Closing Real Estate Matters": as defined in subsection 7.10(c).

                  "Proceeds" has the meaning assigned to such term in the UCC.

                  "Protective Advance": as defined in subsection 3.16(f).

                  "Qualified Stock": any stock of the Borrower which does not by its terms mature or require repurchase or redemption thereof in whole or in part on or prior to the first anniversary of the Revolving Credit Termination Date or the Term Loan Maturity Date.

                  "Real Property Amortization Amount": with respect to any parcel of Eligible Mortgaged Real Property at any time, an amount equal to the product of (a) an amount equal to 1.5% of the initial Mortgage Value of such parcel of Eligible Mortgaged Real Property (after giving effect to the delivery of any Existing Appraisal with respect thereto), times (b) the number of full three-month periods that have been elapsed since the Effective Date.

                  "Register": as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Regulation X": Regulation X of the Board of Governors as in effect from time to time.

                  "Reimbursement Agreement": as defined in subsection 6.1(w).

                  "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 3.10(a) to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

                  "Releasees": as defined in subsection 11.24.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

                  "Reserve Calculation Date": the date of the second Borrowing Base Certificate of any month, in which Borrowing Base Certificate the various reserve amounts shall be calculated and/or revised based upon the operating results as of the end of the previous fiscal month.

                  "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer or treasurer of the Borrower, provided that, for purposes of subsection 6.3(f) of the Master Collateral Agreement and subsection 7.7 and Section 9(d) only, a "Responsible Officer" shall also include the general counsel and any assistant treasurer of the Borrower.

                  "Restricted Payments": as defined in subsection 8.6.

                  "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Foreign Subsidiaries.

                  "Revolving Credit Applicable Margin": for each Type of Revolving Loan, the rate per annum set forth under the relevant column heading below:

                           ABR Loans           Eurodollar Loans
                           ---------           ----------------
                             1.50%                  2.75%

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Loans to and/or participate in Swing Line Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6.

                  "Revolving Credit Commitment Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 11.6) times the sum of (1) the aggregate principal amount of Swing Line Loans then outstanding plus
         (2) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Revolving Loans of all the Lenders then outstanding plus (y) the aggregate principal amount of all Swing Line Loans then outstanding plus (z) the aggregate L/C Obligations then outstanding.

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding and
         (b) such Lender's Revolving Credit Commitment Percentage of the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding and (ii) the L/C Obligations then outstanding.

                  "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Loans outstanding hereunder.

                  "Revolving Loans": as defined in subsection 3.1(a).

                  "Revolving Credit Note": as defined in subsection 4.13(d).

                  "Revolving Credit Termination Date": July 20, 2001.

                  "Sale-Leaseback": as defined in subsection 8.11.

                  "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Secured Obligations": all of the following, in each case whether now existing or hereafter incurred or created, except to the extent otherwise expressly provided in the agreements or instruments relating thereto:

                           (i) the Credit Agreement Obligations;

                           (ii) all sums payable by the Borrower and the
                  Subsidiary Guarantors under the Master Collateral Agreement or any Security Document;

                           (iii) all sums payable by any Subsidiary Guarantor
                  under the Subsidiaries Guarantee;

                           (iv) liabilities of the Borrower or any Subsidiary
                  Guarantor for Overdrafts;

                           (v) liabilities and obligations of the Borrower or
                  any Subsidiary Guarantor under Derivative Agreements; and

                           (vi) obligations of the Borrower or any Subsidiary
                  Guarantor under subsections 4.10, 4.11, 10.7, 11.5 and 11.20 of the Existing Credit Agreement.

         When used in this Agreement or any of the other Loan Documents with respect to any of the Secured Obligations that constitute the obligations of the Borrower or any Subsidiary Guarantor in respect of a Letter of Credit issued on behalf of the Borrower or such Subsidiary Guarantor or under any Derivative Agreement or any similar obligation, the term "outstanding" shall include, at any time, without duplication, the aggregate of the principal, interest and other amounts then outstanding that are the subject of such Letter of Credit or similar obligation that have not then been reimbursed by the Borrower or the relevant Subsidiary Guarantor and the amount then available to be drawn or demanded under such Letter of Credit or similar obligation (assuming compliance with all conditions to drawing) or the termination liabilities, if any, of the Borrower or the Subsidiary Guarantor under such Derivative Agreement.

                  "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the

         Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to the Securitization Transaction.

                  "Securitization Transaction": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment, subject in each case to the approval of the Agents.

                  "Securities Account": any account which is maintained with the Administrative Agent or any agent thereof in accordance with Section 9(e) of the Pledge Agreement, in which all Pledged Securities which are Cash Equivalents (other than Excepted Cash Equivalents) are to be held by the Administrative Agent or a custodian or other agent of the Administrative Agent, subject to release upon request by the relevant Pledgor strictly in accordance with Section 9(c) of the Pledge Agreement, and in each of which the Administrative Agent shall have a perfected first priority security interest.

                  "Security": as defined in Section 2 of the Security Agreement.

                  "Security Agreement": the Second Amended and Restated Security Agreement and Collateral Assignment to be made by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, substantially in the form of Exhibit A-1 to the Master Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Master Collateral Agreement, the Security Agreement, the Pledge Agreement, the Blocked Account Agreements, the Custody and Control Agreements, the Lockbox Agreements, the Mortgages, the Mortgage Assignments and each other agreement entered into pursuant to subsection 7.3(b) of the Master Collateral Agreement.

                  "Senior Notes Indenture": the Indenture, dated as of October 15, 1993, between the Borrower and State Street Bank and Trust Company (as successor trustee to The First National Bank of Boston), as trustee, as amended, supplemented or otherwise modified from time to time.

                  "Shrink Reserve": as of any Calculation Date, an amount equal to 1.75% of the cost of Inventory as reflected on the IE System. Such Shrink Reserve percentage shall adjust from time to time at the Agents' sole discretion exercised commercially reasonably in accordance with customary business practices, based on the results of the Borrower's cycle and physical Inventory counts.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than any assets with a book value not exceeding $5,000,000 in the aggregate) and does not engage in any business other than holding such license or permit or providing such employee services and, in each case, activities directly related thereto.

                  "Standby L/C Fee Rate": at any time, the rate per annum equal to 2.375% on the aggregate undrawn amount of Standby Letters of Credit; provided, however, during the continuance of an Event of Default the Standby L/C Fee Rate shall equal 4.375% per annum.

                  "Standby Letter of Credit": as defined in subsection
         3.6(b)(i).

                  "Standby Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Standby Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be determined as of the date of issuance of such Standby Letter of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) (i) the Dollar Equivalent of the aggregate amounts of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a) and (ii) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Subordinated Debentures": the Borrower's 9% Senior Subordinated Debentures due 2004 issued pursuant to the Subordinated Debt Indenture.

                  "Subordinated Debt Indenture": the Indenture, dated as of February 15, 1993, between the Borrower and First American National Bank, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Subsidiaries Guarantee": the Second Amended and Restated Subsidiaries Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary set forth on Schedule
         5.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Subsidiaries Guarantee in compliance with subsection 7.11(b).

                  "Swing Line Commitment": the lesser of (a) $50,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "Swing Line Lender": Citicorp and any other Lender acceptable to the Administrative Agent that agrees to be a Swing Line Lender.

                  "Swing Line Loans": as defined in subsection 3.14.

                  "Swing Line Note": as defined in subsection 4.13(f).

                  "Tax Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

                  "Term Loan": as defined in subsection 2.1.

                  "Term Loan Applicable Margin": for each Type of Term Loan, the rate per annum set forth under the relevant column heading below:

                           ABR Loans           Eurodollar Loans
                           ---------           ----------------
                             1.50%                  2.75%

                  "Term Loan Lender": any Lender with Term Loans outstanding hereunder.

                  "Term Loan Maturity Date": July 20, 2001.

                  "Term Note": as defined in subsection 4.13(e).

                  "Trade L/C Fee Rate": at any time the rate per annum equal to 1.25% on the aggregate undrawn amount of Trade Letters of Credit; provided, however, during the continuance of any Event of Default, the Trade L/C Fee Rate shall equal 3.25% per annum.

                  "Trade Letter of Credit": as defined in subsection 3.6(b)(i).

                  "Trade Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) (i) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a) and (ii) the aggregate amount of Reimbursement

         Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                  "Transferee": as defined in subsection 11.6(f).

                  "Transaction Costs": the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby.

                  "Type": as to any Term Loan or Revolving Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect in the State of New York from time to time or, where applicable as to specific Collateral, any other relevant state.

                  "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the UCC of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

                  "UCC Local Filing Collateral": with respect to any State, UCC Filing Collateral located in such State as to which a security interest may be perfected only by filing a UCC financing statement in each county or other local filing office of such State in which such Collateral is located.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

                  "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Credit Commitment plus
         (y) the outstanding principal amount of such Lender's Term Loan then constitutes of (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders plus (y) the aggregate principal amount of Term Loans of all the Lenders then outstanding, and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which
         (i) the sum of (x) the principal amount of such Lender's Loans (other than Swing Line Loans) then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the L/C Obligations and Swing Line Loans then outstanding then constitutes of
         (ii) the sum of (x) the aggregate principal amount of Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

                  "Warehouseman's Waiver": a waiver from the owner/operator of a third party warehouse facility in form and substance satisfactory to the Administrative Agent in respect of Inventory of the Borrower and any Subsidiary Guarantor located at such warehouse facility.

                  "Y2K Compliance": the ability of a computer program to (i) record, store, process, calculate, present and, where appropriate, insert time and accurate dates and calculations for calendar dates falling on or after (and, if applicable, spans of time including) January 1, 2000, (ii) record, store, process, calculate and present any information and/or data dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999 and in such fashion as to respond to two-digit date input in a way that eliminates all ambiguities as to the century of concern, and treats the year 2000 as a leap-year and correctly and accurately regards and processes data and information with respect thereto, and (iii) lose no functionality with respect to the introduction of records, including but not limited to back-up and archived information and/or data, containing dates falling on or after January 1, 2000 and "Y2K Compliant" has the correlative meaning.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The word "including" shall mean "including, without limitation" unless the context otherwise requires.

                  (e) The meanings given to defined terms herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNTS AND TERMS OF TERM LOANS

                  2.1 Term Loans. On the Effective Date (i) Term Loans outstanding under the Existing Credit Agreement in an aggregate principal amount of $46,000,000 shall be deemed converted to Revolving Credit Loans, (ii) the balance of the Term Loans outstanding under the Existing Credit Agreement in an aggregate principal amount of $150,000,000 shall be deemed to be Term Loans outstanding under this Agreement and (iii) after giving effect thereto and to the assignments by Citicorp and BankBoston to the other Lenders on the Effective Date, which assignments are without recourse or representation to the assignors, are effected by the execution and delivery of this Agreement by the parties hereto and are agreed to by all of the parties hereto, each Term Loan Lender shall have outstanding a Term Loan owing to it by the Borrower in a principal amount equal to the amount set forth opposite such Lender's name on Schedule 1.1(a). The Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.2.

                  2.2 Repayment of Term Loans; Amortization. The Borrower hereby agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4. The principal amount of the Term Loans shall be payable in nine equal quarterly installments, each in an aggregate principal amount equal to $375,000 on the first Business Day of the months of January, April, July and October, beginning on April 1, 1999, and a final installment in an aggregate principal amount equal to the remaining principal balance thereof on the Term Loan Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.


          SECTION 3. AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of an amount equal to the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding plus (ii) the then outstanding L/C Obligations (in each case, after giving effect to the use of proceeds of such Revolving Loans), does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that no Revolving Credit Lender shall be required to make a Revolving Loan to the extent that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit at such time would exceed (x) the Borrowing Base at such time or (y) during the period from the Effective Date to the Plan Acceptance Date, $600,000,000 (the "Interim Maximum Amount"). During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2.

                  (c) On the Effective Date (i) all Revolving Loans under the Existing Credit Agreement and $46,000,000 of principal amount of Term Loans under the Existing Credit Agreement shall be deemed to be Revolving Loans outstanding under this Agreement, (ii) the Revolving Credit Commitments shall be reduced from $700,000,000 to $600,000,000, and (iii) after giving effect thereto and to the assignments by Citicorp and BankBoston of Revolving Loans and Revolving Credit Commitments to the other Lenders on the Effective Date, which assignments are without recourse to or representation by the assignors, are effected by the execution and delivery of this Agreement by the parties hereto and are agreed to by all of the parties hereto, the Revolving Credit Commitment of and the Revolving Loans owed by the Borrower to each Revolving Credit Lender shall be as set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.1(a).

                  3.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans (except as otherwise provided in subsection 3.16(a)), $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $l,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower promptly (but in no event later than 1:00 P.M., New York City time) by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  3.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a non-refundable commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period (calculated as if no Swing Line Loans were outstanding during such period) for which payment is made, payable monthly in arrears on the last day of each month and on the Revolving Credit Termination Date (whether by stated maturity or otherwise) or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Effective Date.

                  3.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate principal amount of the Revolving Loans then outstanding, when added to the then outstanding L/C Obligations and the aggregate principal amount of then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $l,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 3.4, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

                  3.5 Repayment of Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans from time to time outstanding from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

                  3.6 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.9(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the L/C Commitment,
(ii) the Standby Letter of Credit Outstandings at such time would exceed

$100,000,000, (iii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time, (iv) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than Dollars would exceed the Foreign L/C Commitment Sublimit at such time or (v) the Aggregate Outstanding Extensions of Credit at such time would exceed (x) the Borrowing Base at such time or (y) if applicable, the Interim Maximum Amount.

                  (b) Each Letter of Credit shall:

                  (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Trade Letter of Credit"), and

                  (ii) expire no later than the earlier of (A) five Business Days prior to the Revolving Credit Termination Date and (B) one year after the date of issuance thereof, provided that, subject to clause
         (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year or less unless the Issuing Bank which issued such Letter of Credit shall have given at least sixty days prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed, in which case such Letter of Credit may, at the option of the Borrower, provide that the beneficiary of such Letter of Credit will be entitled to draw on such Letter of Credit at any time during the thirty days prior to the expiry thereof.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.7 Procedure for Issuance of Letters of Credit. An Applicant may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be reasonably acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request and
(b) a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any Application, each Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

                  3.8 Letter of Credit Fees, Commissions and Other Charges. (a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to 0.375% on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable monthly in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein and shall be nonrefundable.

                  (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Trade Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Trade Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Trade L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Trade Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

                  (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.9 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal Funds Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.9(a) is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.9(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

                  (d) If any payment received by any Issuing Bank pursuant to subsection 3.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

                  3.10 Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Bank in connection with such payment (including any such costs and expenses related to any conversion of any such amount into Dollars as contemplated by the next succeeding sentence). Except as otherwise agreed by the Borrower and the relevant Issuing Bank, each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued in immediately available funds in such currency, provided that if the Borrower does not reimburse the relevant Issuing Bank for any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank in a currency other than Dollars on the date required pursuant to subsection 3.10(b), such Issuing Bank shall convert such amount into Dollars at the rate of exchange then available to such Issuing Bank in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted and the Borrower shall thereafter be required to reimburse in Dollars such Issuing Bank for such amount with interest pursuant to subsection 3.10(b).

                  (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse each Issuing Bank pursuant to subsection 3.10(a) with respect to any drawing under any Letter of Credit issued by such Issuing Bank on (i) the Business Day on which such drawing is paid by such Issuing Bank, if notice of such drawing is given to the Borrower by such Issuing Bank prior to 12:00 Noon, New York City time, on the date such drawing is paid, or (ii) the first Business Day after notice of such drawing is given to the Borrower by the Issuing Bank, if such notice is given after 12:00 Noon, New York City time, on the date such drawing is paid, and, if such drawing is reimbursed after the date of such drawing, interest shall be payable on the amount of such drawing for the period from the date such drawing is paid by the Issuing Bank until reimbursed by the Borrower at the rate then applicable to Revolving Credit Loans that are ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  3.11 Obligations Absolute. (a) The Borrower's obligations under this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

                  (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower or any Applicant against any beneficiary of such Letter of Credit or any such transferee.

                  (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC and the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

                  3.12 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.13 Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 shall apply and such inconsistent provision of such Application shall be of no force and effect.

                  3.14 Swing Line Commitment. Subject to the terms and conditions hereof, each Swing Line Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.16, agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, provided that (a) no Swing Line Lender shall have any obligation to make a Swing Line Loan if, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (i) the aggregate principal amount of Swing Line Loans then outstanding would exceed the Swing Line Commitment, (ii) the Aggregate Revolving Credit Outstandings at such time would exceed the Revolving Credit Commitments in effect at such time or (iii) the Aggregate Outstanding Extensions of Credit at such time would exceed (x) the Borrowing Base at such time or (y) if applicable, the Interim Maximum Amount, and (b) all borrowings and prepayments of Swing Line Loans shall be made such that the aggregate principal amount of Swing Line Loans of each Swing Line Lender outstanding at any time shall be equal. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying and reborrowing the Swing Line Loans in whole or in part, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be ABR Loans.

                  3.15 Procedure for Swing Line Borrowing. The Borrower may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the relevant Swing Line Lender and the Administrative Agent irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) and must be received by the Swing Line Lender prior to 1:00 P.M. New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $l,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the unused portion of the Swing Line Commitment). The proceeds of the Swing Line Loan will be made available by the relevant Swing Line Lender to the Borrower at the office of the Swing Line Lender by 4:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time, subject to subsection 3.14, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) the relevant Swing Line Lender and the Administrative Agent prior to 2:00 P.M., New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

                  3.16 Refunding of Swing Line Loans; Participations in Swing Line Loans. (a) Except as otherwise provided in subsection 3.16(f), in the event that (i) the aggregate average daily outstanding principal amount of Swing Line Loans during any weekly period ending on Thursday (or, in the event Thursday is not a Business Day, on the next succeeding Business Day) of any week exceeds $30,000,000, and (ii) the principal amount of Swing Line Loans outstanding on the last day of such period exceeds $30,000,000, the Borrower shall, or the Administrative Agent may, on behalf of the Borrower (which hereby irrevocably authorizes the Administrative Agent to act on its behalf in such regard) request each Revolving Credit Lender to make a Revolving Loan (which shall be an ABR
Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount by which the aggregate outstanding principal amount of Swing Line Loans on the last day of such period exceeds $20,000,000, regardless of whether the conditions set forth in subsection 6.2 have been satisfied in connection therewith. The Swing Line Lenders may, on behalf of the Borrower (which hereby authorizes the Swing Line Lenders to act on its behalf in such regard), at any time request each Revolving Credit Lender (including the Swing Line Lenders) to make a Revolving Credit Loan (which shall be an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, regardless of whether the conditions set forth in subsection 6.2 have been satisfied in connection therewith. Unless any of the events described in paragraph (f) of Section 9 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (c) of this subsection 3.16 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the relevant Swing Line Lender at the Administrative Agent's office specified in or pursuant to subsection 11.2 prior to 11:00 A.M., New York City time, in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the relevant Swing Line Loan. Effective on the day such Revolving Loans are made, the relevant Swing Line Loan so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note. The Borrower authorizes each Swing Line Lender, upon written notice to the Borrower, to charge the Borrower's accounts with such Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

                  (b) Notwithstanding anything herein to the contrary, and except as provided in subsection 3.16(f), no Swing Line Lender shall make any Swing Line Loans if the Swing Line Lender has received written notice that the conditions set forth in subsection 6.2 have not been satisfied in connection with the making of such Swing Line Loans and no Swing Line Lender shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in subsection 6.2 have been satisfied in connection with the making of any Swing Line Loan.

                  (c) If prior to the making of a Revolving Loan pursuant to subsection 3.16(a) one of the events described in paragraph (f) of Section 9 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Loan was to or would have been made pursuant to the notice in subsection 3.16(a), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (d) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, any Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded), provided, that in the event that such payment received by such Swing Line Lender is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

                  (e) Each Lender's obligation to make the Revolving Loans referred to in subsection 3.16(a) and to purchase participating interests pursuant to subsection 3.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the relevant Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (f) (i) The Administrative Agent may, as a Swing Line Lender hereunder, from time to time, after the occurrence and during the continuance of any Default or Event of Default, and subject to clause (C) of this subsection 3.16(f), and notwithstanding the requirements of subsections 6.2(a) and 6.2(b), make such disbursements and advances pursuant to the Loan Documents, in the form of Swing Line Loans, which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Credit Agreement Obligations; provided that, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (A) the aggregate principal amount of Swing Line Loans then outstanding would not exceed the Swing Line Commitment, (B) the Aggregate Revolving Credit Outstandings at such time would not exceed the Revolving Credit Commitment in effect at such time and (C) the Aggregate Outstanding Extensions of Credit at such time would not exceed (x) the Borrowing Base at such time or (y) if applicable, the Interim Maximum Amount (collectively, "Protective Advances"). The Administrative Agent shall notify the Borrower and each Lender in writing of such Protective Advance. All outstanding principal of, and interest on, the Protective Advances shall constitute Credit Agreement Obligations secured by the Collateral until paid in full by the Borrower.

                  3.17 Annual Revolving Credit Clean-Down. The Borrower agrees that during the period beginning on December 1 of each calendar year and ending on the following February 28 of the next calendar year, there shall be a period of at least 30 consecutive days during which the sum of the aggregate principal amount of all outstanding Loans shall not exceed $400,000,000.

                  3.18 Other Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates set forth in the Fee Letter dated January 7, 1999 from Citicorp and Salomon Smith Barney Inc, to the Borrower, and accepted by the Borrower on the same date.


                   SECTION 4. GENERAL PROVISIONS APPLICABLE TO
                           LOANS AND LETTERS OF CREDIT

                  4.1 Optional and Mandatory Prepayments. (a) Subject to subsection 4.1(e), the Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 4.11), upon
(i) in the case of prepayments of Eurodollar Loans, at least three Business Days' irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) to the Administrative Agent and
(ii) in the case of prepayments of ABR Loans (other than Swing Line Loans), irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) to the Administrative Agent prior to 11:30 A.M., New York City time, on the date of such prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 in connection therewith and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed and will be applied to the installments thereof in the scheduled order of maturity thereof. Partial prepayments under this subsection 4.1(a) shall be, in the case of Eurodollar Loans, in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof and in the case of ABR Loans, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) If, at any time, the Aggregate Outstanding Extensions of Credit at such time exceed (x) the Borrowing Base at such time or (y) if applicable, the Interim Maximum Amount, the Borrower shall, without notice or demand, immediately repay Swing Line Loans then outstanding and/or, after the Swing Line Loans have been paid in full, Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Swing Line Loans and Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. To the extent that after giving effect to any prepayment of Swing Line Loans and Revolving Loans required by the preceding sentence, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time or the Interim Maximum Amount, if applicable, the Borrower shall, without notice or demand, immediately deposit in the Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the aggregate then outstanding L/C Obligations and (ii) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which become due thereafter. To the extent that after giving effect to any prepayment of the Revolving Loans and cash deposits required by the preceding sentences, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time or the Interim Maximum Amount, if applicable, the Borrower shall, without notice or demand, immediately repay the Term Loans in the scheduled order of maturity thereof in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Term Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection
4.11 in connection therewith. The Borrower shall also prepay the Revolving Loans to the extent required to comply with subsection 3.16.

                  (c) (i) The Borrower shall prepay the Term Loans and, if there are no Term Loans outstanding, the Revolving Loans, within three Business Days after the receipt by the Borrower or any Restricted Subsidiary of any Debt Issuance Proceeds in an amount equal to such Debt Issuance Proceeds.

                      (ii) Subject to subsection 4.1(e), the Borrower shall repay the Revolving Loans, within three Business Days after the receipt by the Borrower or any Restricted Subsidiary of any Asset Sale Proceeds in respect of the Collateral, in an amount equal to such Asset Sale Proceeds, and concurrently therewith the Cumulative Asset Sale Reserve shall be increased by 50% of the positive difference between (A) the amount of such Asset Sale Proceeds and (B) the amount of such Asset Sale Proceeds which were included in the Borrowing Base immediately prior to such disposition.

                  (d) Subject to subsection 4.1(e), the Borrower agrees that all available funds in the Collateral Account (except for Asset Sale Proceeds and Debt Issuance Proceeds) shall be applied first, pro rata, to the amount of the Swing Line Loans and any Reimbursement Obligations then outstanding, next to the outstanding principal amount of the Revolving Loans, then (i) on any Business Day that any funds are on deposit in the Collateral Account and no Default or Event of Default has occurred and is continuing, the Borrower may direct the Administrative Agent to transfer to the Borrower's disbursement account funds up to the difference between the Borrowing Base as reflected in the most recent Borrowing Base Certificate and 100% of the remaining Secured Obligations and
(ii) on any Business Day that any funds are on deposit in the Collateral Account and a Default or Event of Default has occurred and is continuing, the Borrower may direct the Administrative Agent to transfer to the Borrower's disbursement account funds up to the difference between the Borrowing Base as reflected in the most recent Borrowing Base Certificate and 105% of the remaining Secured Obligations. The Borrower shall utilize funds on deposit in the Collateral Account that are available to it pursuant to the terms hereof prior to requesting Revolving Loans to be made hereunder.

                  (e) The Borrower agrees that, (i) to the extent there are Asset Sale Proceeds as a result of the sale of any Eligible Mortgaged Real Property located within the State of Florida, such Asset Sale Proceeds shall only be applied in repayment of the Term Loans, and (ii) to the extent the Borrowing Base includes any Eligible Mortgaged Real Property located in the State of Florida, the Term Loans may not be reduced, as a result of the operation of subsection 4.1, by an amount less than the aggregate Mortgage Value with respect to all such parcels of Eligible Mortgaged Real Property which are located within the State of Florida. The Mortgage Value of Eligible Mortgaged Real Property located in the State of Florida as of the date hereof is shown on Schedule 4.1(e).

                  4.2 Conversion and Continuation Options. (a) The Borrower may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time, three Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time, three Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and
(ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Loans) or prior to the Term Loan Maturity Date (in the case of conversions of Term Loans).

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Loans) or prior to the Term Loan Maturity Date (in the case of continuations of Term Loans), and provided further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall notify each affected Lender thereof.

                  4.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $l,000,000 in excess thereof. In no event shall there be more than 20 Tranches outstanding at any time.

                  4.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus (i) in the case of Eurodollar Loans which are Revolving Loans, the Revolving Credit Applicable Margin or (ii) in the case of Eurodollar Loans which are Term Loans, the Term Loan Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus (i) in the case of ABR Loans which are Revolving Loans, the Revolving Credit Applicable Margin or (ii) in the case of ABR Loans which are Term Loans, the Term Loan Applicable Margin.

                  (c) Each Swing Line Loan shall bear interest at a rate per annum equal to (i) the ABR plus the Revolving Credit Applicable Margin for ABR Loans.

                  (d) Notwithstanding the rate of interest specified in this subsection 4.4 or elsewhere herein, effective immediately upon the occurrence of any Event of Default and for so long thereafter as such Event of Default is continuing, the principal balance of all Loans shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to this Agreement plus 2% per annum. If all or a portion of (i) any interest payable on any Loan, (ii) any commitment fee or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b)(i) of this subsection plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to subsection 4.4(d) shall be payable from time to time on demand, (ii) interest on the Term Loans shall also be payable on the Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9) and (iii) interest on the Revolving Loans shall also be due and payable on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 9).

                  4.5 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of Citibank's prime rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and otherwise interest and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumed correct in the absence of manifest error.

                  (c) Each Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 4.5, be determined on the basis of the quotations of the remaining Lenders or Lender.

                  4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from any Lender that the making or continuation of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the date hereof which materially and adversely affects the London interbank market, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower has requested to continue as such pursuant to subsection 4.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans, provided that, in the case of clause (b) above, only the Eurodollar Loan of a Lender which delivers a notice pursuant to such clause shall be subject to this sentence and the following sentence. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  4.7 Pro Rata Treatment and Payments. (a) Except as otherwise provided in subsections 3.6 through 3.16, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in or pursuant to subsection 11.2 (except as otherwise provided herein) in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal. Interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  (c) Each borrowing by the Borrower of Revolving Loans shall be made ratably from the Revolving Credit Lenders in accordance with their respective and Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.

                  4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give prompt notice thereof to the Borrower and the Administrative Agent and thereafter (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

                  4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or reduce any amount receivable hereunder in respect thereof including any such cost or reduced amount receivable resulting from (i) any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.10 and changes in the rate of tax on the overall gross or net income of such Lender) or (ii) any reserve, special deposit, compulsory loan or singular requirement against assets held by deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, provided that no Lender shall be entitled to claim any such additional amount (i) with respect to the period which is more than 180 days prior to the delivery of such notice or (ii) if such Lender shall not seek as a result of such event payment of any similar amounts from at least one other borrower to whom it has extended credit. A certificate as to any additional amounts payable pursuant to this subsection 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.10 Indemnification for Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 4.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                         (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Tax Code:

                           (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                           (B) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and

                        (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Tax Code:

                           (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Tax Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Tax Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Tax Code and (II) a properly completed and duly executed internal Revenue Service Form W-8 or applicable successor form;

                           (B) deliver to the Borrower and the Administrative
                  Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                           (C) obtain such extensions of time for filing and
                  completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II) that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan, after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, which loss shall be equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period), respectively, in each case at the applicable Eurodollar Rate (exclusive of any Revolving Credit Applicable Margin or Term Loan Applicable Margin) for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market (it being understood that the Borrower shall not be required to indemnify any Lender for lost profits). A certificate as to any amounts payable pursuant to this subsection 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.

                  4.13 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit D (each, "Revolving Credit Note"), payable to the order of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan of such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender a promissory note of the Borrower evidencing the Term Loan of such Term Loan Lender, substantially in the form of Exhibit E (a "Term Note"), payable to the order of such Term Loan Lender and in a principal amount equal to, the outstanding Term Loan of such Term Loan Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of the Term Loan of such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Term Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loans in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Swing Line Lender, the Borrower will execute and deliver to such Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of such Swing Line Lender, substantially in the form of Exhibit F (a "Swing Line Note"), payable to the order of such Swing Line Lender and in a principal amount equal to the Swing Line Commitment. Each Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan made by it and the date and amount of each payment or prepayment of principal thereof on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Swing Line Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans in accordance with the terms of this Agreement.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make or continue to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  5.1 Financial Condition. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 28, 1997 and the related consolidated statements of income and retained earnings and cash flows for the Fiscal Year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1998 and the related unaudited consolidated statements of, financial condition, income and retained earnings and cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 5.1, neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation not permitted under subsection 8.2, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1, during the period from December 28, 1997 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at December 28, 1997.

                  5.2 No Change. Except as set forth on Schedule 5.2, since September 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  5.3 Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, foreign limited liability company or foreign limited partnership, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 Power; Authorization; Enforceable Obligations. Each of the Borrower and its Restricted Subsidiaries has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except as may be necessary to perfect the




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







Liens created pursuant to the Security Documents, except as described on
Schedule 5.4 and except those which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its Restricted Subsidiaries that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Restricted Subsidiaries that is a party thereto enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents), except as of any date after the Effective Date, to the extent (a) that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect and (b) that any such Liens would otherwise be permitted under subsection 8.3.

                  5.6 No Material Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  5.7 No Default. As of the date hereof, except as set forth on
Schedule 5.7, neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations, and no other party is in default under or with respect to any Contractual Obligation in respect of Indebtedness or other obligations greater than $1,000,000 owed to the Borrower or any of its Restricted Subsidiaries. As of any date after the Effective Date, except as set forth on Schedule 5.7, (i) neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation in respect of Indebtedness or other obligations greater than $1,000,000, and (ii) no other party is in default under or with respect to any Contractual Obligation in respect of Indebtedness or other obligations greater than $1,000,000 owed to the Borrower or any of its Restricted Subsidiaries, in each case which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 No Burdensome Restrictions. Except as set forth on
Schedule 5.8, no Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  5.9 Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property (including, without limitation, any Material Real Property) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such tax returns, taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid or filed, could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

                  5.10 Federal Regulations. No part of the proceeds of any Extension of Credit will be used in violation of Regulation U and in no event shall "margin stock" constitute 25% or more of the assets of the Borrower and its Restricted Subsidiaries that are subject to the restrictions contained in
Section 8.

                  5.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Tax Code or Section 302 of ERISA) which could reasonably be expected to have a Material Adverse Effect has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Tax Code, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except where such withdrawal could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvency.

                  5.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

                  5.13 Subsidiaries. Schedule 5.13 sets forth all the Subsidiaries of the Borrower at the date hereof.

                  5.14 Environmental Matters. To the knowledge of the Borrower, except as set forth on Schedule 5.14:

                  (a) The Mortgaged Properties do not contain any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.



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








                  (b) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation of any Environmental Law with respect to the Mortgaged Properties or the business operated by the Borrower or any of its Restricted Subsidiaries at the Mortgaged Properties (the "Business"), except for any such noncompliance, contamination or violation (or any aggregation thereof) which could not reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or could reasonably be expected to be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (g) Each of the representations and warranties set forth in subsections 5.14(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Restricted Subsidiaries (other than the Mortgaged Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

                  5.15 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Administrative Agent a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto in the collateral described



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







therein (subject to Section 10 thereof), and, pursuant to the financing statements referred to in Schedule 5.15, the Administrative Agent has a fully perfected security interest in all right, title and interest of the Borrower or such Subsidiary Guarantor, as the case may be, in all "accounts", "chattel paper", "inventory", "investment property" or "general intangibles" (each as defined in the applicable UCC) described in such financing statements, all other UCC Filing Collateral (other than UCC Local Filing Collateral) described in such financing statements and all UCC Local Filing Collateral described in such financing statements, in each case superior (to the extent that priority can be obtained by filing UCC financing statements) in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under subsection 8.3;

                  (b) The provisions of the Pledge Agreement, together with possession by the Administrative Agent (or any agent acting on its behalf) of the Pledged Securities described therein (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable UCC), together with the "transfer" to the Administrative Agent (or any agent acting on its behalf) of such Pledged Securities in accordance with the applicable UCC) (or any other appropriate method for the perfection of the security interest in such Pledged Securities in accordance with the applicable UCC), are effective to create in favor of the Administrative Agent a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Pledged Securities (subject to Section 14 of the Pledge Agreement). Thereafter, the Administrative Agent will have a fully perfected security interest in the Pledged Stock and all other Pledged Securities described in the Pledge Agreement which are then in the possession of the Administrative Agent (or any agent acting on its behalf) (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable UCC), which have been "transferred" to the Administrative Agent (or any agent acting on its behalf) in accordance with the applicable UCC (or the security interest in which has otherwise been perfected in accordance with the applicable UCC)), which security interest is (i) in the case of Pledged Stock, superior in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge Agreement and to Liens permitted under subsection 8.3(a) and (ii) in the case of all other Pledged Securities, superior (to the extent that priority can be obtained by possession or "transfer" (or any other appropriate method for the perfection in accordance with the applicable
UCC) of such other Pledged Securities) in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge Agreement and to Liens permitted by subsection 8.3(a); and

                  (c) Following the execution and delivery of Mortgage Assignments relating thereto, each Mortgage will be effective to create in favor of the Administrative Agent, a legal, valid and enforceable Lien on all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Mortgaged Property thereunder. When each Mortgage and Mortgage Assignment and the related fixture filings are duly recorded in the appropriate office or offices and any mortgage recording fees and taxes in respect thereof have been paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage will constitute a fully perfected Lien on and security interest in that portion of the Mortgaged Property constituting real property or fixtures (prior to all mortgages on the Mortgaged Property other than those which have been assigned to the Administrative Agent and those in existence on the Effective Date), subject only to the encumbrances and exceptions to title expressly set forth or referred to in such Mortgage, and to Liens permitted by subsection 8.3;

subject, in the case of clauses (a) through (c) above, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to principles of equity whether considered in a proceeding in equity or at law.

                  5.16 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective




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







Material Real Properties and has good title in fee simple to their other owned real property and valid ownership interests in their owned personal property, in each case that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which are not material to the business, operations and financial condition of the Borrower and its Restricted Subsidiaries taken as a whole and other than those items referred to in the applicable Mortgages or in the schedules to the applicable Mortgages, and none of such property is subject to any Lien other than Liens permitted under subsection 8.3.

                  5.17 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule 5.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. Except as set forth on Schedule 5.17, to the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.18 Pledged Stock. As of the date hereof, the shares of Capital Stock listed on Schedule A to the Pledge Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule that are owned by the Borrower or the Subsidiary Guarantors party to the Pledge Agreement; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Pledge Agreement (subject to Section 14 thereof) and Liens permitted under subsection 8.3(a).

                  5.19 Real Estate Matters. The real property described on
Schedule 5.19 constitutes all of the Material Real Property of the Borrower or any Subsidiary Guarantor on the date hereof.

                  5.20 [Reserved]

                  5.21 Purpose of Loans; Use of Proceeds. The proceeds of the Revolving Loans, and Swing Line Loans will be used to pay Transaction Costs, to provide working capital from time to time for the Borrower and its subsidiaries and for other general corporate purposes.

                  5.22 Accuracy of Information. All statements and other information (other than statements and information constituting projections or forward-looking statements) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower are, when taken as a whole, correct in all material respects and do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All statements and other information constituting projections which are contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower were prepared based on good faith estimates and assumptions of the Borrower believed to be reasonable at the time such projections were prepared.




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







                  5.23 Depositary Accounts. Schedule 5.23 sets forth a true and complete list of all bank accounts maintained by the Borrower and its Restricted Subsidiaries as of the date hereof.

                  5.24 Senior Indebtedness. All Secured Obligations owing by the Borrower under the Loan Documents constitute "Senior Indebtedness" under and as defined in the Subordinated Debt Indenture. No Indebtedness (other than the Secured Obligations owing by the Borrower under the Loan Documents) has been designated as "Designated Senior Debt" under the Subordinated Debt Indenture.

                  5.25 Y2K Compliance. Except as disclosed on Schedule 5.25, the Borrower

                  (a) has reviewed the areas within its operations and the operations of its Subsidiaries that utilize computers;

                  (b) has completed the development of a program for testing whether all computer systems necessary for the current operation of its business and the business of its Subsidiaries taken as a whole are Y2K Compliant;

                  (c) has tested all such computer systems for Y2K compliance and furnished to the Administrative Agent a written report of the results thereof;

                  (d) has developed a written course of action to make all the computer systems utilized by it or any of its Subsidiaries and necessary for the business of the Borrower and its Subsidiaries taken as a whole Y2K Compliant and furnished to the Administrative Agent a copy thereof;

                  (e) has identified all the changes, modifications and corrections indicated in the course of action referred to in clause (d) above;

                  (f) has identified those of its customers, suppliers and others who are critical to its business and that of its Subsidiaries taken as a whole or with whom it electronically transmits or receives data and inquired of them as to whether the computer systems utilized by such customers, suppliers and others and critical for their operations are Y2K Compliant, and summarized the results of such inquiries in a written report, a copy of which it has furnished to the Administrative Agent;

                  (g) has tested each computer system necessary to the business of the Borrower and its Subsidiaries taken as a whole interfacing with customers, suppliers and others identified pursuant to clause (f) above;

                  (h) has implemented all the changes, modifications and corrections required by the tests refereed to in clause (g) above;

                  (i) has developed a written contingency plan for action to be taken by the Borrower and its Subsidiaries in the event that any of the computer systems utilized by it in its business and the business of its Subsidiaries or by the customers, suppliers and others identified pursuant to clause (f) above and critical for their operations is not Y2K Compliant; and

                  (j) has no reason to believe and does not believe that it will be unable to complete the testing or make the modifications not yet completed that are shown on Schedule 5.25 or implement any contingency plan referred to in clause (i) above except for any inability that will not have a Material Adverse Effect.




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







                  5.26 Subordinated Debentures and Senior Note Indenture . As of the Effective Date, the Borrower has delivered to the Administrative Agent a complete and correct copy of the Subordinated Debt Indenture and the Senior Notes Indenture. The subordination provisions of the Subordinated Debentures are enforceable against the holders of the Subordinated Debentures by the Administrative Agent and the Lenders.


                              SECTION 6. CONDITIONS

                  6.1 Conditions to Effectiveness. This Agreement shall become effective upon satisfaction or waiver of the following conditions (except that subsection 11.21(b) shall become effective upon satisfaction of the condition set forth in subsection 6.1(q)):

                  (a) Execution of Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender, (ii) each of the Security Documents, each executed and delivered by a duly authorized officer of each Loan Party that is a party thereto, with a copy for each Lender, and (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each Subsidiary Guarantor that is a party thereto, with a copy for each Lender.

                  (b) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (c) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (d) [Reserved]

                  (e) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (f) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or sole shareholder of each Restricted Subsidiary which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.




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








                  (g) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Effective Date, as to the incumbency and signature of the officers of such Subsidiary acknowledging and consenting to the execution and delivery of this Agreement by the Borrower, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

                  (h) Fees. The Administrative Agent, the Collateral Monitoring Agent, the Arranger and Book Manager and each Lender shall have received or concurrently receive the Transaction Costs payable on or prior to the Effective Date (including, without limitation, the reasonable legal fees of counsel to the Existing Administrative Agent) and the Administrative Agent shall have been reimbursed for all expenses for which invoices have been presented to the Borrower.

                  (i) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                         (i) the executed legal opinion of Shearman & Sterling, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit H-1;

                        (ii) the executed legal opinion of counsel in each of the jurisdictions listed on Schedule 6.1(i), which opinions shall be substantially to the effect set forth in Exhibit H-2 (with such modifications thereto as are reasonably acceptable to the Administrative Agent) and otherwise be reasonably satisfactory in form and substance to the Administrative Agent (it being understood that certain matters of New York law required to be covered pursuant to this clause (ii) may be covered by the opinion delivered pursuant to clause
         (i) above); and

                       (iii) such other legal opinions as the Administrative Agent may reasonably require.

                  (j) UCC Filings. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to them that all the filings described in Schedule 5.15 shall have been completed (or arrangements, reasonably satisfactory to the Administrative Agent, for the completion thereof shall have been made).

                  (k) Assignments of Mortgages. The Administrative Agent shall have received Mortgage Assignments, each executed and delivered by a duly authorized officer of the party thereto, with respect to each parcel of Material Real Property listed in Part I of Schedule 5.19 other than with respect to a parcel of Material Real Property not subject to an Original Mortgage to the extent the Administrative Agent so agrees (any such parcel of Material Real Property to become subject to a Mortgage as soon after the Effective Date as the Administrative Agent shall reasonably require) (it being understood and agreed that certain Mortgages executed in connection with the Existing Credit Agreement are being amended in connection with this Agreement (such amendments to be in form and substance reasonably satisfactory to the Administrative Agent) and that all Mortgages delivered pursuant to the Existing Credit Agreement, and the credit agreement amended and restated by the Existing Credit Agreement, as amended, shall satisfy the requirements of this Agreement with respect to the parcels of Material Real Property subject thereto).

                  (l) Lien Searches. The Administrative Agent shall have received the results of a recent search in the jurisdictions listed on Schedule 6.1(l) of the UCC, judgment and tax lien filings (as indicated on such Schedule) which may have been filed with respect to personal property of the




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







Borrower and the Subsidiary Guarantors, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

                  (m) [Reserved].

                  (n) No Material Adverse Change. Except as set forth on
Schedule 5.2, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its subsidiaries since September 30, 1998.

                  (o) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, if adversely determined, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries.

                  (p) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the Credit Facility and grant of security interests shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (q) Insurance and Bonding. The Lenders shall be satisfied with the amount, types and terms and conditions of all insurance and bonding maintained by the Borrower and its subsidiaries, and the Lenders shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming part of the Lenders' Collateral.

                  (r) [Reserved]

                  (s) Flood Insurance. To the extent required by applicable law, the Administrative Agent shall have received (i) evidence of a policy of flood insurance which (A) covers any parcel of Material Real Property subject to a first priority Mortgage located in an area identified as an area having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, and (B) otherwise complies with such applicable law and (ii) confirmation that the Borrower has received the notice required pursuant to
Section 208(e)(3) of Regulation H of the Board of Governors.

                  (t) Management Restructuring Consultant. The Borrower shall have retained the Management Restructuring Consultant.

                  (u) [Reserved]

                  (v) Payment of Obligations under the Existing Credit Agreement. On the Effective Date the Company shall have paid all interest, fees and expenses accrued under the Existing Credit Agreement through the Effective Date whether or not due and payable on the Effective Date.

                  (w) CIBC Amendment and Waiver. The Administrative Agent shall have received an amendment and waiver from Canadian Imperial Bank of Commerce, New York Agency ("CIBC") in respect of that certain Amended and Restated Reimbursement Agreement dated as of October 25, 1994, as amended (the "Reimbursement Agreement"), by and among the Borrower, certain of its Subsidiaries, the lenders party thereto, and CIBC as agent, waiving any defaults which may have occurred or may presently exist under the Reimbursement Agreement and amending certain of the covenants and terms thereunder, which amendment and waiver shall be in form and substance reasonably acceptable to the Administrative Agent in its sole discretion exercised commercially reasonably.

                  (x) FANB Amendment and Waiver. The Administrative Agent shall have received an amendment and waiver from First American National Bank ("FANB") in respect of that certain Indenture dated as of February 15, 1993, as amended (the "Indenture"), by and among the Borrower, as issuer, and FANB, as trustee, waiving any defaults which may have occurred or may presently exist under the Indenture and amending certain of the covenants and terms thereunder, which amendment and waiver shall be in form and substance reasonably acceptable to the Administrative Agent in its sole discretion exercised commercially reasonably.

                  (y) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to
Section 5 and in or pursuant to the other Loan Documents shall be true and correct in all material respects and as of such date as if made on and as of such date, except to the extent such representations and warranties related to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, provided, that if such earlier date is the "date hereof", such representation and warranty shall also be true and correct in all material respects on and as of the Effective Date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

                  (c) Borrowing Base. After giving effect to the Extensions of Credit requested to be made on any such date and the use of proceeds thereof, the Aggregate Outstanding Extensions of Credit at such time shall not exceed the Borrowing Base at such time or the Interim Maximum Amount, if applicable.

                  (d) No Legal Impediment. The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                  (e) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, executed and delivered by a duly authorized officer of the Borrower.

                  (f) Interim Reserve Amount. From and after the first anniversary of the date hereof, the Interim Reserve Amount shall have been reduced to zero in accordance with the definition of Interim Reserve Amount.




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







Each Extension of Credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that, except to the extent waived in accordance with this Agreement, the conditions contained in this subsection have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

                  7.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification as to the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form 10-Q filed with the SEC for such quarterly period, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month (other than a fiscal month which is also the end of a quarterly period), an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in summary form as at the end of such fiscal month and the related unaudited consolidated statement of income of the Borrower and its Consolidated Subsidiaries in summary form for such fiscal month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (d) as soon as available, but in any event not later than 60 days after the commencement of each Fiscal Year, an annual review of the results of operations for the preceding Fiscal Year setting forth a comparison to the projections of the operating budget and cash flow budget for such preceding Fiscal Year delivered to the Lenders and containing a discussion in reasonable detail of any material differences therein; and

                  (e) as soon as available, but in any event not later than 120 days after the Effective Date, the Business Plan.

All such financial statements referred to in paragraphs (a) and (b) above shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b)




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







above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). The financial statements referred to in paragraph (c) above shall be prepared in summary form and otherwise in a manner consistent with the Borrower's current internal reporting practices.

                  7.2 Certificates; Other Information. Furnish to the Administrative Agent with a copy for each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under subsection 8.1, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default with respect to the period covered by such financial statements except as specified in such certificate and (ii) setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 8.1 for the period corresponding to such financial statements;

                  (c) on or prior to Thursday of each week, an officer's certificate as of the previous Sunday substantially in the form of Exhibit I (a "Borrowing Base Certificate"), certified by a Responsible Officer as true and correct, provided that any reserves of the types described in the definition of "Borrowing Base" shall be calculated and/or revised in each Borrowing Base Certificate delivered on the Reserve Calculation Date, and provided, further, that as to each Borrowing Base Certificate, (A) Available Cash Equivalents shall be calculated as of the date of delivery of the Borrowing Base Certificate, and
(B) In-Transit Cash shall be calculated as of the date immediately preceding the date of delivery of the Borrowing Base Certificate.

                  (d) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer setting forth a list of all stores and distribution centers owned or leased and classified as owned by the Borrower or any of its Restricted Subsidiaries for which a certificate of occupancy or a temporary certificate of occupancy has been issued during the period covered by such financial statements;

                  (e) not later than (i) 90 days after the beginning of each Fiscal Year of the Borrower (or in the case of the 1999 Fiscal Year, 120 days after the Effective Date), a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such Fiscal Year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made and (ii) 45 days after the first day of the third fiscal quarter of such fiscal year, a certificate of a Responsible Officer updating such projections and budgets for any significant changes since the delivery thereof;

                  (f) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC; and




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







                  (g) promptly, such additional financial, Collateral and other information and business reports as the Agents (on their own behalf or on behalf of any Lender) may from time to time reasonably request.

                  7.3 Payment of Obligations. Except as set forth on Schedule 7.3, pay, discharge or otherwise satisfy (whether by exchange, compromise, settlement or similar satisfaction of such obligations) at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.4 Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Except as set forth on Schedule 7.4, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.4 and except where the failure to maintain such rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. Keep its property necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties in localities where the Borrower and its Restricted Subsidiaries operate and furnish upon the written request of the Administrative Agent information as to the insurance carried.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable prior written notice, permit representatives of the Administrative Agent or the Majority Lenders to visit and inspect any of its properties and examine and make abstracts from the books of account of the Borrower and its Restricted Subsidiaries at any reasonable time and as often as may reasonably be desired and, during normal business hours, to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and, in the presence of a Responsible Officer, with its independent certified public accountants.

                  7.7 Notices. Promptly upon a Responsible Officer becoming aware thereof, give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the

Borrower or any of its Subsidiaries and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $20,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which, in any such case, could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as administratively practicable and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect; and

                  (e) if the Borrower or any of the Subsidiary Guarantors cease to perform cycle counts in accordance with historical practices.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  7.9 Further Assurances. Upon the request of the Administrative Agent at any time, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the UCC or any other Requirement of Law which are necessary or, in the reasonable opinion of the Administrative Agent, advisable to maintain in favor of the Administrative Agent Liens on the Collateral that are duly perfected (to the extent that the same are contemplated to be so perfected under the terms of the Loan Documents) in accordance with all applicable Requirements of Law.



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








                  7.10 Mortgages; Etc. (a) With respect to any parcel of Material Real Property acquired after the Effective Date or any parcel of property that initially qualifies as a parcel of Material Real Property after the Effective Date (other than any parcel of Excluded Property), within 90 days thereafter (or, if the Borrower intends to incur secured Indebtedness permitted under subsection 8.3(g), within 180 days thereafter), execute and deliver to the Administrative Agent a Mortgage with respect to such parcel of Material Real Property unless a Lien is granted in favor of third parties on such parcel of Material Real Property pursuant to subsection 8.3(g), (i), (j), (k), (q) or (r) or such parcel of Material Real Property has been sold.

                  (b) With respect to each parcel of real property described on
Schedule 7.10(b) ("Excluded Properties"), execute and deliver to the Administrative Agent a Mortgage with respect to such parcel of Excluded Property unless a Lien is granted in favor of one or more third parties on such parcel of Excluded Property pursuant to subsection 8.3(f), (g), (i), (j), (k), (q) or (r) or the consent of any lessor of such parcel of Excluded Property that is subject to a ground lease is required and not obtained.

                  (c) With respect to any parcel of Eligible Mortgaged Real Property as of the Effective Date that initially qualifies for inclusion in the Borrowing Base as a parcel of Eligible Mortgaged Real Property, on or before 30 days after the Effective Date (or such later date as agreed by the Administrative Agent) the Borrower shall use reasonable best efforts to deliver or perform each of the post-closing requirements listed on Schedule 7.10(c) (the "Post Closing Real Estate Requirements"); provided that the Borrower or a Subsidiary Guarantor shall comply with clauses (4) and (5) on Schedule 7.10(c) regardless of whether such Mortgaged Property is Eligible Mortgaged Real Property.

                  7.11 Additional Collateral. (a) Subject to the terms of the Reimbursement Agreement, with respect to any assets acquired after the Effective Date by the Borrower or any Subsidiary Guarantor that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in subsection 7.10 or paragraph (b), (c) or (d) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent a Lien on such assets, (ii) take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause such Lien to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no action shall be required pursuant to this clause (ii) to perfect a Lien
(1) in assets that would not constitute UCC Filing Collateral or (2) in assets constituting UCC Filing Collateral if such perfection relates to assets constituting UCC Filing Collateral with an aggregate book value of less than $1,000,000), and (iii) with respect to assets constituting UCC Filing Collateral with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Effective Date, becomes a Domestic Subsidiary (other than a Credit Card Subsidiary) promptly: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent a Lien on the Capital Stock of such Domestic Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the pledgor thereof, (iii) cause such new Domestic Subsidiary (A) to become a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions reasonably deemed necessary or advisable by the Administrative Agent to cause the Lien created by the Subsidiaries Security Agreement to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent (it being agreed that no action shall be required pursuant to this clause (iii) to perfect a Lien in assets that would not constitute UCC Filing Collateral or in assets constituting UCC Filing Collateral if such perfection relates to assets constituting UCC Filing Collateral with an aggregate book value of less than $1,000,000) and (iv) with respect to assets of any such Domestic Subsidiary with a book value in excess of $l,000,000 that are perfected under the laws of any jurisdiction, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any Person that, subsequent to the Effective Date, becomes a Foreign Subsidiary with a net worth in excess of $l,000,000 or Inventory with a book value in excess of $1,000,000, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock.

                  (d) If the Borrower or any Subsidiary Guarantor shall acquire any Investment Securities (other than Investment Securities of any issuer aggregating less than $1,000,000) such Loan Party shall deliver certificates representing such Investment Securities to the Administrative Agent or its agent or custodian (or otherwise "transfer" such Investment Security (within the meaning of the applicable UCC) to the Administrative Agent or its agent or custodian (or take such other action as shall be required to perfect the security interest of the Collateral in accordance with the applicable UCC)), together with, when necessary or appropriate, undated powers as provided in
Section 2(b) of the Pledge Agreement, to be held by the Administrative Agent (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

                  7.12 Management Restructuring Consultant. Unless the Administrative Agent determines in its sole discretion that a management restructuring consultant is no longer required, upon the resignation of the Management Restructuring Consultant, the Borrower shall be required to retain another management restructuring consultant with duties and responsibilities substantially the same as the Management Restructuring Consultant and otherwise satisfactory to the Administrative Agent within 30 Business Days after such resignation.

                  7.13 Business Plans and Projections. Furnish to the Administrative Agent annual updates of the Borrower's Business Plan and financial projections and, not later than each August 31, an update of the Borrower's Business Plan and financial projections through the following January 31st.




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







                  7.14 Depositary Account and Payments System; Cash Dominion. The Borrower shall establish a depositary account and payments system reasonably satisfactory to the Administrative Agent, all as more fully described in the Master Collateral Agreement, enter into cash management arrangements reasonably satisfactory to the Administrative Agent with respect to cash dominion, and make arrangements in respect of Securities Accounts; provided, that if within 30 days after the Effective Date the Borrower is unable to establish a depositary account and payment system or cash management arrangements satisfactory to the Administrative Agent with any particular financial institution, the Administrative Agent may direct the Borrower to relocate, and the Borrower promptly shall relocate, its depositary accounts from such financial institution to another financial institution willing to establish such a depository account and payments system and cash management arrangements as are satisfactory to the Administrative Agent in its sole discretion acting commercially reasonably.

                  7.15 Ongoing Y2K Reports. The Borrower will certify to the Administrative Agent each month that the representation and warranty contained in subsection 5.25 remains true and correct and, if exceptions are set forth on
Schedule 5.25, the progress made during the preceding month with respect to the elimination thereof will in any event eliminate the exception set forth on
Schedule 5.25 with respect to clauses (e) and (f) of Schedule 5.25 by March 31, 1999, to clauses (g) and (h) of Schedule 5.25 by June 30, 1999 and to clauses
(i) and (j) of Schedule 5.25 by September 30, 1999.

                  7.16 Securing of Waivers. The Borrower will use its best efforts to obtain such Customs Broker Waivers, Landlord Lien Waivers and Warehouseman's Waivers as the Administrative Agent shall request in writing in its sole discretion exercised commercially reasonably and in accordance with customary business practices.

The covenants in this Section 7 are subject to amendment and revision as mutually agreed between the Borrowers and the Agents in accordance with subsection 11.23.


                          SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 8.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  8.1 Financial Condition Covenants.

                  (a) [Reserved].

                  (b) Capital Expenditures. For each Fiscal Year described below, make cumulative Capital Expenditures in any fiscal period of such Fiscal Year in an aggregate and cumulative year-to-date amount in excess of the amount set forth next to such fiscal period:

                                                   MAXIMUM CUMULATIVE
         FISCAL PERIOD                             CAPITAL EXPENDITURE
         -------------                             -------------------
         1999:
               1st Quarter                             $20,000,000
               2nd Quarter                              35,000,000
               3rd Quarter                              45,000,000
               4th Quarter                              50,000,000



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







         2000:
               1st Quarter                              20,000,000
               2nd Quarter                              35,000,000
               3rd Quarter                              45,000,000
               4th Quarter                              50,000,000
         2001:
               1st Quarter                              20,000,000
               2nd Quarter                              35,000,000
               3rd Quarter                              45,000,000
               4th Quarter                              50,000,000

provided, however, for any Fiscal Year in which the Capital Expenditures made by the Borrower and its Restricted Subsidiaries are less than the amount permitted pursuant hereto, the Capital Expenditure limit for the next Fiscal Year shall be increased by 50% of the difference between the amount permitted pursuant hereto for such Fiscal Year and such actual Capital Expenditures made during such Fiscal Year, and the expenditures of such excess may be made at any time during the applicable carry-forward Fiscal Year. Notwithstanding the foregoing, no Capital Expenditures shall be made if, before or after giving effect to the making of such Capital Expenditure, a Default or Event of Default then exists or thereafter would exist.

                  8.2 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) the Subsidiaries Guarantee and any Guarantee Obligations arising under any of the other Loan Documents;

                  (b) Guarantee Obligations in existence on the Effective Date and (i) set forth on Schedule 8.2(b) or (ii) otherwise not exceeding $5,000,000 in the aggregate;

                  (c) Guarantee Obligations of the Borrower or any Restricted Subsidiary of obligations (other than the Subordinated Debentures) of any Restricted Subsidiary or the Borrower which obligations are otherwise permitted under this Agreement;

                  (d) Guarantee Obligations entered into in connection with surety, appeal, payment and performance bonds (and other obligations of a like nature) incurred in the ordinary course of business;

                  (e) subject to subsection 8.8(e), Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations incurred in the ordinary course of business of Subsidiaries that are not Subsidiary Guarantors (including, without limitation, obligations in respect of indemnifications on behalf of Credit Card Subsidiaries as contemplated by the proviso to the definition of Credit Card Subsidiaries, to the extent such obligations constitute Guarantee Obligations); provided that the aggregate amount of the Indebtedness or other obligations shall not exceed (i) in the case of Indebtedness and other obligations in respect of non-Credit Card Program obligations, together with Investments permitted pursuant to subsection 8.8(e), $10,000,000 and (ii) in the case of Indebtedness and other obligations in respect of Credit Card Program obligations, together with Investments permitted pursuant to subsection 8.8(h), $25,000,000;

                  (f) Guarantee Obligations in respect of obligations of vendors to the Borrower and its Restricted Subsidiaries created in the ordinary course of business;





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







                  (g) Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Securitization Entities incurred in connection with Securitization Transactions;

                  (h) Guarantee Obligations in respect of (i) the Permitted Trade L/C Facility and other obligations in respect of Trade Letters of Credit and (ii) other obligations in respect of Standby Letters of Credit, provided that the aggregate outstanding amount of all such Guarantee Obligations (not otherwise permitted pursuant to this subsection 8.2) shall at no time exceed, in the case of clause (i) $100,000,000, and in the case of clause (ii) $10,000,000; and

                  (i) Guarantee Obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business in respect of obligations (other than Indebtedness) of others and other Guarantee Obligations (in each case not otherwise permitted pursuant to this subsection 8.2) incurred after the Effective Date, provided that the aggregate amount of all such Guarantee Obligations for the Borrower and its Restricted Subsidiaries shall not exceed $15,000,000 at any one time outstanding.

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens (including statutory Liens and other Liens arising by operation of law) arising in the ordinary course of business securing amounts which do not in the aggregate impair the use thereof in the operation of the business of the Borrower and its Restricted Subsidiaries, which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (c) (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and (ii) Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

                  (d) Liens granted and deposits made in connection with the performance of bids, trade arrangements and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety, appeal and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;




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







                  (f) Liens in existence on the Effective Date and (i) listed on
Schedule 8.3(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $8,000,000 in the aggregate;

                  (g) Liens securing Indebtedness or other obligations of the Borrower and its Restricted Subsidiaries incurred after the Effective Date to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), including, without limitation, improvements, provided that (i) such Liens are created within 180 days after such acquisition, construction or completion and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or other obligations and the proceeds thereof; and the Indebtedness or other obligations secured by such Liens do not exceed a principal amount of $35,000,000.

                  (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary and other obligations incurred in the ordinary course of business;

                  (i) Liens on the fixed assets of a corporation which becomes a Restricted Subsidiary after the Effective Date and Liens existing on fixed assets acquired by the Borrower or a Restricted Subsidiary after the Effective Date, in either case securing Indebtedness or other obligations, provided that no such Liens shall cover any current assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary, and provided, further, that (A) such Liens existed at the time such corporation became a Restricted Subsidiary or such fixed asset was acquired and were not created in anticipation thereof, (B) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such fixed asset is acquired, and
(C) the amount of Indebtedness or other obligations secured thereby is not increased;

                  (j) Liens securing Indebtedness or other obligations which refunds, refinances extends or otherwise restructures any other Indebtedness or other obligations to the extent such refunded or refinanced Indebtedness or other obligation was originally permitted to be secured pursuant to this subsection, provided that the principal amount of such Indebtedness is not increased (other than by an amount equal to any costs and expenses incurred in connection with such refunding or refinancing) and that no such Lien is spread to cover additional property;

                  (k) Liens (not otherwise permitted hereunder) which secure Indebtedness or other obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $20,000,000 in aggregate principal or face amount at any time outstanding, provided that no such Liens shall cover any current assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary;

                  (l)      Liens created pursuant to the Security Documents;

                  (m) Liens created in favor of any Person who delivers goods under a consignment to the Borrower or a Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary treats and designates on its books and records such goods as "goods on consignment" for all purposes and such goods are not included as Inventory of the Borrower or such Restricted Subsidiary, as the case may be, on the books of the Borrower or such Restricted Subsidiary, as the case may be;

                  (n) Subject to execution and delivery of intercreditor agreements reasonably satisfactory to the Administrative Agent, Liens granted to secure the Borrower's or any Restricted

Subsidiary's obligations under any Floor Planning Facility, provided that such Liens are limited to the goods financed pursuant to such Floor Planning Facility and the proceeds of such goods;

                  (o) Liens covering Accounts, credit card receivables and related assets owned or that may be deemed owned by the Borrower and its Restricted Subsidiaries in connection with a Credit Card Program;

                  (p) Liens arising from offsets, deposits or restricted assets granted by any Credit Card Subsidiary in respect of a Credit Card Program;

                  (q) Liens on (i) real property (and related fixtures and leases) owned or leased by the Borrower or any Restricted Subsidiary securing Indebtedness including, Designated Material Real Property, and (ii) other assets not constituting real property securing Indebtedness to the extent such Liens on such other assets are purchase money security interests in such assets, provided that if any such Lien is granted on a parcel of Designated Material Real Property to replace (x) any then existing Lien on any parcel of real property which secures any Permanent Mortgage Financing or (y) any letter of credit issued after the Effective Date to replace a Lien on any parcel of real property which previously secured any Permanent Mortgage Financing, in each case in accordance with the terms thereof, then (1) such parcel of Designated Material Real Property shall cease to be a parcel of Designated Material Real Property for purposes of this Agreement and (2) the parcel of real property which is then or was previously subject to a Lien to secure any Permanent Mortgage Financing
(A) must have a fair market value valued on an "alternative use" basis (as determined in good faith by the Borrower) approximately equal to the fair market value valued on an "alternative use" basis (as determined in good faith by the Borrower) of the relevant parcel of Designated Material Real Property and (B) shall be deemed to be a parcel of Designated Material Real Property for all purposes of this Agreement;

                  (r) Liens arising under or in connection with Permitted Sale-Leasebacks;

                  (s) Liens (including possessory Liens) on cash (and corresponding Liens on cash collateral accounts and all investments of amounts on deposit therein), commercial documents relating to goods financed under the relevant facility or trade letters of credit, such goods and the proceeds thereof, in each case securing the Permitted Trade L/C Facility and other obligations in respect of Trade Letters of Credit, provided that no such Lien may extend to or cover such commercial documents, goods or related proceeds after such goods are delivered to a warehouse, distribution center or store owned or leased by the Borrower or a Restricted Subsidiary (it being understood that the Administrative Agent may (and, to the extent the same is reasonably satisfactory to it, shall) enter into one or more intercreditor agreements with respect to the Permitted Trade L/C Facility or other Trade Letters of Credit with respect to the foregoing);

                  (t) Liens arising out of the deposit arrangement described on
Schedule 5.23;

                  (u) Liens arising in connection with Acquisitions and other Investments permitted pursuant to subsection 8.8(l); and

                  (v) From the date hereof until 90 days after the date hereof, Liens in respect of (i) that certain Security Agreement dated as of June 25, 1997, between Transamerica Commercial Finance Corporation, the Borrower and certain Subsidiaries, and (ii) that certain Restated Security Agreement dated as of July 9, 1997, between NationsCredit Commercial Corporation of America and the Borrower, in each case to the extent and solely to the extent that no monetary or other obligations remain outstanding thereunder from and after the date hereof;

provided that, notwithstanding the foregoing, no Lien created, incurred, assumed or suffered to exist pursuant to this subsection 8.3 (other than Permitted Inventory Liens and Liens permitted under subsections 8.3(h), 8.3(m), 8.3(n), 8.3(s) and 8.3(v)) shall be a Lien on Inventory or Accounts of the Borrower or any of its Restricted Subsidiaries.

                  8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                  (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that a Subsidiary Guarantor or wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided, further, that if one of the parties to such transaction (i) is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor or (ii) is not a Restricted Subsidiary, no Default shall result therefrom);

                  (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or any wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

                  (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 8.5.

                  8.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (other than the Borrower or any Subsidiary Guarantor or, if such Restricted Subsidiary is not (x) a wholly-owned Restricted Subsidiary, pro-rata to the owners of the equity securities of such Restricted Subsidiary or (y) a Subsidiary Guarantor, to any Restricted Subsidiary), except:

                  (a) the sale or other disposition of uneconomical, obsolete, surplus or worn out assets in the ordinary course of business, including, without limitation, in connection with store closures and real estate development or divestiture activities;

                  (b) the sale or other disposition of Inventory and other Current Assets not subject to Liens in the ordinary course of business (including sales of Inventory and other Current Assets not subject to Liens in connection with closed stores or stores to be closed or sold and sales of discontinued Inventory pursuant to the Business Plan) and transfers of assets among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

                  (c) (i) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sales or other dispositions of Cash Equivalents in the ordinary course of business in each case at fair market value and on commercially reasonable terms;





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







                  (d) as permitted by subsection 8.4(b);

                  (e) the OSS Disposition;

                  (f) Asset Sales of any assets (other than, directly or indirectly, Inventory) in connection with Permitted Sale-Leasebacks or Securitization Transactions, provided that (i) in the case of an Asset Sale in connection with a Permitted Sale-Leaseback to the extent otherwise permitted hereunder (other than an Asset sale in connection with a Securitization Transaction), the proceeds of any such Permitted Sale-Leaseback shall be entirely in cash and shall be not less than 100% of the fair market value of the assets being sold (as determined by the Borrower in good faith) and (ii) in the case of an Asset Sale in connection with a Securitization Transaction (which may be in the form of a capital contribution to the relevant Securitization Entity), the purchase price (including the Capital Stock of any Securitization Entity owned by the Borrower or any Restricted Subsidiary) with respect to the assets sold or disposed shall be not less than the fair market value of such assets (as determined by the Borrower in good faith);

                  (g) the sale or other disposition of any property (other than, directly or indirectly, Inventory and other Current Assets, and other than any sale or other disposition which is otherwise permitted under this subsection 8.5), provided that at the time of and after giving effect to such sale or disposition, the aggregate fair market value of all assets so sold or disposed of in any Fiscal Year pursuant to this paragraph (f) shall not exceed an amount equal to $125,000,000;

                  (h) subject to the other terms and provisions hereof, leases or subleases (or assignments of leases) or licenses or sublicenses (or assignments of licenses or sublicenses) of any assets in the ordinary course of business;

                  (i) sales and other dispositions of assets in connection with Investments (other than Investments received in respect of the sale or disposition of Fixed Assets) permitted under subsection 8.8;

                  (j) sales or other dispositions of Accounts, credit card receivables and related assets in connection with a Credit Card Program; and

                  (k) issuances, sales and other dispositions of Capital Stock by any Credit Card Subsidiary to any Person so long as after giving effect thereto, such Credit Card Subsidiary remains a Subsidiary.

                  8.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including Qualified Stock) of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that the Borrower may (i) purchase or exchange then-existing employee stock options for consideration consisting solely of (subject to subsection 8.15) Capital Stock of the Borrower and (ii) may purchase or redeem up to $1,000,000 in Capital Stock solely for the purpose of purchasing minority interests in order for such Subsidiaries to become wholly owned Subsidiaries of the Borrower.






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







                  8.7 Limitation on Indebtedness. The Borrower shall not create or suffer to exist, or permit any Restricted Subsidiary to create or suffer to exist, any Indebtedness except:

                  (a) the Credit Agreement Obligations;

                  (b) Guarantee Obligations permitted by subsection 8.2;

                  (c) current or non-current liabilities for goods or services purchased in the ordinary course of business;

                  (d) Intercompany Debt;

                  (e) Indebtedness secured by Liens permitted by subsection 8.3, including without limitation, in respect of Floor Planning Facilities permitted under subsection 8.3(n) and Acquisitions permitted under subsection 8.3(u);

                  (f) Indebtedness outstanding on the Effective Date and listed on Schedule 8.7(f) and refinancings thereof to the extent permitted under subsection 8.9; and

                  (g) Indebtedness of the Borrower arising pursuant to Derivative Agreements entered into with any Lender for the purpose of hedging the Borrower's interest rate exposure and not for speculative purposes, and Indebtedness in respect of cash management obligations.

                  8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of any Person or consummate any Acquisition (an "Investment"), except for:

                  (a) extensions of trade credit and prepaid expenses made in the ordinary course of business;

                  (b) Investments in Cash Equivalents; provided that the maximum amount of Cash Equivalents held in accounts over which the Administrative Agent does not have "control" (as defined in the UCC) shall not exceed the sum of (i) $2,000,000 plus (ii) the product of $20,000 multiplied by the number of the Borrower's or its Subsidiary Guarantors' stores operating on the date of determination;

                  (c) (i) loans to officers of the Borrower or any Subsidiary,
(ii) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business, and (iii) loans by the Borrower to its employees (other than to officers of the Borrower or any Subsidiary) in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances shall not exceed $5,000,000 at any time;

                  (d) Investments by the Borrower in Subsidiary Guarantors and Investments by Restricted Subsidiaries in the Borrower and in Subsidiary Guarantors;

                  (e) Investments not otherwise permitted hereunder by the Borrower and Restricted Subsidiaries in Subsidiaries that are not Subsidiary Guarantors, provided that, after giving effect to such Investments, the aggregate then outstanding amount of all such Investments (including Investments in such Subsidiaries in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 8.4) for less than fair market value and Guarantee Obligations pursuant to subsection 8.2(e)) made subsequent to the Effective Date pursuant to this paragraph (e),




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







together with Guarantee Obligations permitted pursuant to subsection 8.2(e), shall not exceed $10,000,000, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Restricted Subsidiary by any Subsidiary into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Restricted Subsidiary for purposes of the limitation contained in the immediately preceding proviso;

                  (f) Investments received in connection with the creation and collection of accounts receivable in the ordinary course of business;

                  (g) Investments received as consideration in connection with any Asset Sale or other disposition of assets permitted hereunder;

                  (h) Investments not otherwise permitted hereunder in Credit Card Subsidiaries in an amount, together with Guaranteed Obligations permitted pursuant to subsection 8.2(e), not to exceed $25,000,000 outstanding at any time;

                  (i) Investments by Credit Card Subsidiaries in connection with the Credit Card Program;

                  (j) loans and advances to suppliers in the ordinary course of business consistent with past practice but in any event not in excess of an outstanding principal amount of $500,000;

                  (k) purchases of Accounts, credit card receivables and related assets by Credit Card Subsidiaries in connection with the Credit Card Program; and

                  (l) Acquisitions and other Investments not otherwise permitted hereunder made by the Borrower or any of its Restricted Subsidiaries, provided that, after giving effect thereto, (i) the aggregate outstanding amount of all such Investments (other than Acquisitions) made at any time after the Effective Date, shall not exceed the sum of $2,000,000 and (ii) the aggregate outstanding amount of all such Acquisitions (including assumed Indebtedness and the fair market value of Capital Stock issued) and other Investments made at any time after the Effective Date shall not exceed the sum of $20,000,000.

                  8.9 Limitation on Optional Payments and Modifications of Debt Instruments. At any time (a) make any optional payment or prepayment on or optionally redeem or purchase any Indebtedness (other than the Loans and Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary) of the Borrower or any Subsidiary, (b) make any optional payment or prepayment on account of the principal of, or interest on, or secure any amendment or waiver of any terms of, or optionally redeem or purchase, any Subordinated Debentures, provided that the Borrower may pay interest on the Subordinated Debentures pursuant to the terms of the Subordinated Debt Indenture or (c) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any Indebtedness described in clause (a), or the Subordinated Debentures or the Subordinated Debt Indenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); provided, that the Borrower and its Restricted Subsidiaries may prepay Indebtedness (other than the Subordinated Debentures) permitted hereunder (A) from the proceeds of new Indebtedness incurred to refinance such Indebtedness and permitted hereunder to be incurred, (B) under Financing Leases for stores and other property no longer occupied or used by the Borrower or such Restricted Subsidiary in connection with the settlement, termination or assignment of such Financing Lease, (C) secured by assets in connection with any sale or other disposition of such assets permitted under subsection 8.5, (D) consisting of Floor Planning




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







Facilities, (E) incurred after the Effective Date and otherwise permitted hereunder to the extent such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder, (F) consisting of Financing Leases as long as such Financing Leases are paid in full in connection with any such prepayment and such prepayment is made in connection with the closure or sale of a parcel of real property subject to such Financing Lease, (G) secured by a Lien on any parcel of Material Real Property so long as such Indebtedness is paid in full in connection with any such prepayment and such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder, (H) that is short term Indebtedness and unsecured, and (I) from proceeds of the issuance of Capital Stock, but only if after giving effect to such issuance, no Default or Event of Default would have occurred and be continuing.

                  8.10 Limitation on Transactions with Affiliates. Except as set forth on Schedule 8.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  8.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property (other than Capital Stock) which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback"), except for Sale-Leasebacks in the ordinary course of the Borrower's or such Restricted Subsidiary's business, consistent with past practice and at market rates and subject to compliance with subsection 8.5(e), or Sale-Leasebacks in connection with Securitization Transactions ("Permitted Sale-Leasebacks"), in each case on terms and conditions acceptable to the Administrative Agent in its sole discretion, exercised commercially reasonably and in accordance with its customary criteria. For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

                  8.12 Fiscal Years and Quarters. Change the last day of the Fiscal Year of the Borrower (other than to a day on or about January 31 of any calendar year) or permit any Fiscal Year to be less than a period of approximately 365 days or permit any fiscal quarter to be less than a period of approximately 90 days.

                  8.13 Limitation on Conduct of Business. Enter into any business either directly or through any Restricted Subsidiary except for businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement and businesses related or similar thereto or entered into in connection with any of the foregoing.

                  8.14 No Other Designated Senior Debt. Create any "Designated Senior Debt" other than the Indebtedness of the Borrower hereunder pursuant to the Subordinated Debt Indenture or any Indenture with respect to Subordinated Debt the proceeds of which are used to refinance the Subordinated Debentures, in each case without the prior written consent of the Majority Lenders.

                  8.15 Limitation on Issuances of Capital Stock. Issue (a) any preferred stock or (b) any class of redeemable common stock, provided, however, that the Borrower may issue Qualified Stock.

                  8.16 Foreign Holding Companies, Inactive Subsidiaries and Special Purpose Subsidiaries. Permit the aggregate book value of the assets of all Foreign Holding Companies




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(exclusive of assets consisting of advances or loans to the Borrower or any of its Subsidiaries and Capital Stock of Foreign Subsidiaries and other Foreign Holding Companies), Inactive Subsidiaries and Special Purpose Subsidiaries (exclusive of assets consisting of licenses or permits) to exceed $25,000,000 at any time.

The covenants in this Section 8 are subject to amendment and revision as mutually agreed between the Borrowers and the Agents in accordance with subsection 11.23.


                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 7.7(a) or 7.12, or Section 8, or the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 7.2(c) within 2 Business Days after such Borrowing Base Certificate was due pursuant to such subsection; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or
(ii) the date upon which a Responsible Officer becomes aware of such default; or

                  (e) The Borrower or any of its Restricted Subsidiaries shall
(i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that (x) no Default or Event of Default shall exist under this paragraph (A) unless the aggregate amount of Indebtedness (other than Indebtedness in respect of Floor Planning Facilities) and/or Guarantee Obligations in respect of which any default or




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







other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000 or (B) unless the aggregate amount of Indebtedness in respect of Floor Planning Facilities in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $20,000,000 and (y) clause (ii) above shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets or prepayments that become due as a result of any issuance of Capital Stock or incurrence of Indebtedness (in each case to the extent such, sale, transfer, issuance or incurrence is permitted by the terms of such Indebtedness); or

                  (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Tax
Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $15,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or




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                  (i) (i) For any reason (other than any act on the part of the
Administrative Agent or any Lender or any act or failure to act (except to the extent such act or failure to act constitutes a breach of the relevant Blocked Account Agreement or Lockbox Agreement on the part of any Depositary Bank) the Subsidiaries Guarantee or any Security Document ceases to be or is not in full force and effect in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer, (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Subsidiaries Guarantee or any Security Document has ceased to be or is not in full force and effect or (iii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby except to the extent contemplated hereunder and under the other Loan Documents; or

                  (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 50% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, or (ii) (A) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors and (B) the Chief Executive Officer of the Borrower shall resign or be removed during the period commencing three months prior to the date the Board of Directors shall not consist of a majority of Continuing Directors and ending six months after such date; or

                  (k) the occurrence of a Mandatory Prepayment Event with respect to the Subordinated Debentures;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be





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applied by the Administrative Agent to the payment of drafts drawn under such
Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash collateral account.


      SECTION 10. ADMINISTRATIVE AGENT AND THE COLLATERAL MONITORING AGENT

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, all powers, rights and remedies provided in the Master Collateral Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the either Agent.

                  10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. No Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may




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deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the




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Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder. Each Agent shall have the right to deduct any amount owed to it by any Lender under this Agreement from any payment made by it to such Lender hereunder.

                  10.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent hereunder, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 25 Business Days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders or the Administrative Agent, as applicable, may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender adversely affected thereby,




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               (ii) (A) amend, modify or waive any provision of this subsection or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or any other provision of any other Loan Document, release or subordinate the interest of the Administrative Agent in the Collateral or the Subsidiary Guarantors, except that

                  (x) the Administrative Agent may release or subordinate the Administrative Agent's interest in up to $10,000,000 of the Collateral, with the consent of the Agents,

                  (y) the Administrative Agent may release or subordinate the Administrative Agent's interest in $10,000,001 to $50,000,000 of the Collateral, with the consent of the Required Lenders, and

                  (z) the Administrative Agent may release or subordinate the Administrative Agent's interest in more than $50,000,000 of the Collateral, with the consent of all the Lenders, or

                  (B) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders,

              (iii) increase (A) any percentage set forth in the definition of Borrowing Base, Available Inventory Amount or Available Accounts Receivable Amount or Available L/C Amount without the consent of all the Lenders; provided, the Agents may increase the percentages set forth in the definition of Borrowing Base, Available Inventory Amount, Available Accounts Receivable Amount or Available L/C Amount by up to an additional 5% above the percentages as of the Effective Date with the consent of the Required Lenders, (B) the amount set forth in clause (ii) of the definition of Available Mortgaged Real Estate Amount without the consent of the Required Lenders and the Agents, (C) the maximum aggregate amount of Commitments hereunder without the consent of the Required Lenders or (D) the amount set forth in the definition of Interim Reserve Amount or the structure of the Cumulative Asset Sale Reserve without the consent of the Required Lenders and the Agents,

               (iv) amend, modify or waive any provision of Section 2 or subsection 4.1(c) without the written consent of the Majority Term Loan Lenders or reduce the percentage specified in the definition of Majority Term Loan Lenders without the consent of all the Term Loan Lenders,

                (v) amend, modify or waive any provision of Section 3 or of subsection 6.2 without the prior written consent of the Majority Revolving Credit Lenders or reduce the percentage specified in the definition of Majority Revolving Credit Lenders without the consent of all the Revolving Credit Lenders,

               (vi) amend, modify or waive any provision of subsection 4.7(c) of this Agreement or of Section 3.5(a) or 3.5(b) of the Master Collateral Agreement without the written consent of the Majority Term Loan Lenders and the Majority Revolving Credit Lenders,

              (vii) amend, modify or waive any provision of subsections 3.6 through 3.13 without the consent of each Issuing Bank adversely affected in any material respect thereby,

             (viii) amend, modify or waive any provision of subsections 3.14,
3.15 or 3.16 without the consent of the Swing Line Lender, or

               (ix) amend, modify or waive any provision of Section 10 without the written consent of the Agent adversely affected thereby.



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Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. If, in connection with any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Documents as contemplated by this subsection 11.1, the consent of Lenders whose Voting Percentages aggregate at least 90% is obtained but the consent of one or more of the other Lenders is not obtained, then the Borrower may replace each such non-consenting Lender or Lenders with one or more replacement Lenders pursuant to subsection 11.7 so long as at the time of such replacement, each replacement Lender consents to the proposed amendment, supplement, modification, consent or waiver, provided, that the Borrower shall not have the right to replace any Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent of such Lender) pursuant to clauses (i),
(ii) or (iii) of the first proviso of this subsection 11.1.

                  11.2 Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agents, and as set forth in Schedule 11.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:              Service Merchandise Company, Inc.
                                    7100 Service Merchandise Drive
                                    Brentwood, TN  37027
                                    Attention:  Treasurer
                                    Fax:  (615) 660-3667
                                    Telephone:  (615) 660-3477

         With a copy to:
                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10022
                                    Attention: Douglas P. Bartner, Esq.
                                    Fax:  (212) 848-7179
                                    Telephone:  (212) 848-8190

         The Collateral
         Monitoring Agent:          BankBoston, N.A.
                                    40 Broad Street
                                    Boston, Massachusetts  02109
                                    Attention: Betsy Ratto
                                    Fax: (617) 434-4339
                                    Telephone: (617) 434-4113





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







         The Administrative
           Agent:                   Citicorp USA, Inc.
                                    399 Park Avenue
                                    6th Floor
                                    New York, New York  10043
                                    Attention:  Keith R. Karako
                                    Fax:  (212) 793-1290
                                    Telephone:  (212) 559-3149

         With a copy to:            Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention:  Ronald F. Daitz, Esq.
                                    Fax:  (212) 310-8007
                                    Telephone:  (212) 310-8337

provided that any notice, request or demand to or upon the Agents or the Lenders pursuant to subsections 3.2, 3.4, 3.6, 3.15, 4.1, 4.2 or 4.7 shall not be effective until received. Whenever either Agent sends a notice by mail, such Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Agents or the Lenders.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes; Indemnity. The Borrower agrees (a) to pay or reimburse the Agents for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel for all of the Agents together,
(b) (i) to pay or reimburse the Agents for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, costs and expenses which the Administrative Agent may incur in enforcing or protecting its Liens on or rights and interest in the Collateral, and the fees and disbursements of counsel to the Agents, and (ii) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an Event of Default, including, without limitation, the fees and disbursements of counsel to each Lender, (c) to pay, indemnify, and hold each Lender and the Agents (and their respective




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directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements (including, without limitation, the reasonable fees and expenses of the same counsel for all of the Lenders or the Agents (absent a conflict of interest or inability to join the relevant actions or proceedings, in which additional counsel may be retained by the Agents and Lenders)) of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to the Agents or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Agents or any such Lender (or their respective directors, officers, employees or agents, as the case may be), provided, however, that in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents, the Borrower shall not be required to pay or reimburse the Lenders for more than one counsel to all of the Lenders and for one counsel to each of the Agents. The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a




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







Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender promptly shall notify the Administrative Agent in writing of the sale of any participating interest in a Loan to any Participant.

                  (c) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Agents (which shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agents) and delivered to the Agents for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment (other than to a Lender or an Affiliate of a Lender), the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agents), (b) assignments shall not be required to be made on a ratable basis between the Commitments and/or Loans held by any Lender, (c) assignments by a Revolving Credit Lender of all or a portion of its Revolving Loans and/or Revolving Credit Commitment must be to either (i) a commercial bank having total assets in excess of $5,000,000,000 or any of its Affiliates, or (ii) a finance company, insurance company or other financial institution or fund which is regularly engaged in the making of, purchasing or investing in loans and having total assets in excess of $300,000,000 ("Eligible Assignee"), (d) any Lender may make an assignment consisting solely of Term Loans (without regard to the requirements of clause (a) above) so long as the aggregate principal amount of Term Loans so assigned is at least $5,000,000, and (e) the consent of the Borrower shall be required in connection with any assignment to a Lender or an Affiliate of a Lender solely to the extent that after giving effect thereto such Lender or Affiliate would be entitled to receive any greater payment under subsection 4.9, 4.10 or 4.11 at such time than the assigning Lender is entitled to receive at such time. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required (other than as to the minimum amount of any assignment required under this paragraph), and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time




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when any of the events described in Section 9(f) with respect to the Borrower shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $5,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower; provided, however, that no such registration and processing fee shall be paid in connection with the initial syndication of the Loans.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.17, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection do not prohibit any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors or other applicable law or the creation of a security interest by any Lender other than a commercial bank.

                  (h) So long as no Default or Event of Default shall have then occurred and be continuing, no assignment by a Lender pursuant to this subsection 11.6 shall be permitted without the consent of the Administrative Agent and the Borrower if, after giving effect thereto, any Lender other than the Agents would hold in excess of 20% of the aggregate Voting Percentages at any such time.

                  11.7 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 4.9 or 4.10, (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts under subsection 4.9 or 4.10(a), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts under subsection
4.9 or 4.10(a), (c) is affected in the manner described in subsection 4.6(b) or
4.8 and as a result thereof any of the actions described in subsection 4.6 or 4.8, as the case may be, are required to be taken, (d) does not consent to any proposed amendment, supplement, modification,




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consent or waiver of any provisions of this Agreement or any other Loan Document as contemplated by the last sentence of subsection 11.1, or (e) defaults in its obligation to make Loans or issue, or participate in, any Letter of Credit, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection 4.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 11.6 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.9 or 4.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  11.8 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefitted Lender shall have received a greater proportionate payment (determined in accordance with subsection 4.7) or interest in collateral than that received by any other relevant Lender, if any, in respect of such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other relevant Lenders a participating or other similar interest in such portion of each such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and each Affiliate of any Lender shall have the right, without prior notice to the Borrower but subject to the prior consent of the Administrative Agent or the Majority Lenders, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) which is not paid when due to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender or any Affiliate of such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission),




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and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents; provided, however, it is understood and agreed that the provisions of the Commitment Letter dated as of January 7, 1999 from Citibank and Salomon Smith Barney Inc, to the Borrower, and accepted by the Borrower on such date, under the heading "Syndication" shall survive the execution and delivery of this Agreement.

                  11.12 Termination. This Agreement shall terminate when the Commitments have terminated or expired, no Loan or Letter of Credit is outstanding (other than Letters of Credit which have been cash collateralized in a manner substantially the same as the manner described pursuant to the penultimate paragraph of Section 9) and the other then unpaid or accrued Credit Agreement Obligations have been paid in full.

                  11.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.14 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other court of competent jurisdiction; and




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                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  11.15 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agents nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Agents.

                  11.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.17 Confidentiality. Each of the Administrative Agent, the Collateral Monitoring Agent and the Lenders agrees to keep confidential all information provided to it by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender or the Administrative Agent or the Collateral Monitoring Agent from disclosing any such Confidential Information (i) to the Administrative Agent, the Collateral Monitoring Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 11.17, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender, the Collateral Monitoring Agent or the Administrative Agent or a disclosure known to such Lender, the Collateral Monitoring Agent or the Administrative Agent to have been made by any person or entity to which such Lender or the Administrative Agent has delivered such Confidential Information, (viii) which was available to such Lender, the Collateral Monitoring Agent or the Administrative Agent prior to its disclosure to such Lender or the Administrative Agent by the Borrower, or (ix) which becomes available to such Lender or the Administrative Agent from a source other than the Borrower, provided that such source is not (1) known to such Lender, the Collateral Monitoring Agent or the Administrative Agent to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender, the Collateral Monitoring Agent or the Administrative Agent to be otherwise prohibited




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from transmitting the information to such Lender, the Collateral Monitoring
Agent or the Administrative Agent by a contractual, legal or fiduciary obligation.

                  11.18 Section Headings. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

                  11.19 Judgment Currency. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding (the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be presumed correct absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                  11.20 Special Provisions. (a) The Lenders (which are Revolving Credit Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, commitment terminations, minimum amounts of prepayments of Revolving Loans (as defined in the Existing Credit Agreement), ratable reductions of Revolving Credit Commitments (as defined in the Existing Credit Agreement) and ratable payments on account of the principal or interest of any Revolving Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 6.1(p).

                  (b) The Lenders hereby confirm that, from and after the making of the initial Loans, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to subsection 3.9(a) shall be based upon the Revolving Credit Commitment Percentages of the Lenders (after giving effect to this Agreement).

                  11.21 Amendments to Original Mortgages. The Borrower, the Agents and the Lenders acknowledge that certain provisions of the Original Mortgages are being amended and modified as provided in the Master Collateral Agreement.

                  11.22 Review of Business Plan. Promptly after delivery of the Business Plan to the Administrative Agent pursuant to subsection 7.1(e), the Administrative Agent will (i) review the Business Plan and (ii) use reasonable efforts to facilitate the Borrower's presentation thereof to the Lenders. In the event the Administrative Agent does not accept the Business Plan as submitted, the Administrative Agent promptly will provide the Borrower with an explanation of the reasons for such rejection.

                  11.23 Negotiation of Revised Covenants. As soon as practicable after the Administrative Agent's acceptance of the Business Plan, the Borrower and the Agents will (i) review the provisions of subsection 3.17 and Sections 7 and 8, (ii) negotiate in good faith to determine whether any of such provisions should be revised as a result of the acceptance of the Business Plan and (iii) negotiate in good faith additional provisions or covenants, including EBITDA or similar cash flow covenants appropriate for this facility as a result of the acceptance of the Business Plan. Any such revised or additional provisions or covenants must be approved by the Majority Lenders.

                  11.24 Releases. In further consideration of the Agents' and the Lenders' execution of this Agreement, the Borrower and each of the other Loan Parties hereby release the Existing Administrative Agent and the Existing Lenders, and the Agents and the Lenders, and each of their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Borrower or any other Loan Party may have against the Releasees which arise from or relate to any act or omission to act of any Releasee prior to the date hereof with respect to the Existing Credit Agreement and the other Existing Loan Documents. Each of the Borrower and the other Loan Parties agree that it will not, by reason of any act or omission to act of the Existing Administrative Agent or any Existing Lender, (i) assert or claim against the Agents or any Lender, (ii) seek to avoid any liability or obligation under, on account of, or arising out of, this Agreement or any of the other Loan Documents, (iii) assert or claim that any liability or obligation under this Agreement or the other Loan Documents is not enforceable strictly in accordance with its terms.

                  11.25 Documents Evidence the Same Indebtedness. This Agreement and the other Loan Documents together evidence the same Indebtedness heretofore evidenced by, and this Agreement and the other Loan Documents together amend and restate in their entirety, the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement) (the "Existing Loan Documents"); provided that this Agreement and the other Loan Documents shall not be construed to evidence a payment and readvance of the loan principal, interest and other sums, if any, heretofore evidenced by the Existing Credit Agreement and the Existing Loan Documents, it being the intention of the Borrower, and by their acceptance hereof, the Agent and the Lenders, that all such documents evidence the same Indebtedness.


               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                            SERVICE MERCHANDISE COMPANY, INC.,
                                            as the Borrower



                                            By:
                                                --------------------------------
                                                Thomas L. Garrett, Jr.
                                                Treasurer








               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                            CITICORP USA, INC.,
                                            as Administrative Agent, as a Lender



                                            By:
                                                --------------------------------
                                                Keith R. Karako
                                                Attorney-in-Fact



                                            CITIBANK, N.A.,
                                            as an Issuing Bank



                                            By:
                                                --------------------------------
                                                Keith R. Karako
                                                Attorney-in-Fact







               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                            BANKBOSTON, N.A.,
                                            as Documentation Agent and
                                            Collateral Monitoring Agent, as a
                                            Lender, and as an Issuing Bank



                                            By:
                                                --------------------------------
                                                Betsy Ratto
                                                Vice President








               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                         NATIONAL CITY COMMERCIAL FINANCE, INC.
                                         as a Lender



                                         By:
                                             --------------------------------
                                              Name:
                                              Title:











               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                            HELLER FINANCIAL, INC.
                                            as a Lender



                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:








               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                            FOOTHILL INCOME TRUST, L.P.,
                                            as a Lender

                                            By: FIT GP, LLC,
                                                its general partner



                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:  Managing Member



                                            FOOTHILL CAPITAL CORPORATION
                                            as a Lender



                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:










               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                            JACKSON NATIONAL LIFE INSURANCE
                                            COMPANY, as a Lender

                                            By: PPM FINANCE, INC.,
                                                its Attorney-in-Fact



                                                By:
                                                     ---------------------------
                                                     Name:
                                                     Title:










               Signature Page to Service Merchandise Company, Inc.
                  Second Amended and Restated Credit Agreement

                                                                 Schedule 1.1(a)
                                                             TO CREDIT AGREEMENT


                                   COMMITMENTS

==============================================================================================================
LENDER                                           TOTAL                 REVOLVER              TERM LOAN
==============================================================================================================
Citicorp USA, Inc.                            175,000,000            140,000,000             35,000,000
--------------------------------------------------------------------------------------------------------------
BankBoston, N.A.                              175,000,000            140,000,000             35,000,000
--------------------------------------------------------------------------------------------------------------
National City Commercial                      100,000,000             80,000,000             20,000,000
Finance Inc. *
--------------------------------------------------------------------------------------------------------------
Heller Financial, Inc. *                      100,000,000             80,000,000             20,000,000
--------------------------------------------------------------------------------------------------------------
Foothill Income Trust, L.P. *                  50,000,000             40,000,000             10,000,000
--------------------------------------------------------------------------------------------------------------
Foothill Capital Corporation *                 50,000,000             40,000,000             10,000,000
--------------------------------------------------------------------------------------------------------------
Jackson National Life Insurance               100,000,000             80,000,000             20,000,000
Company *
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
TOTAL                                         750,000,000            600,000,000            150,000,000
==============================================================================================================



* Managing Agents

                                                                 Schedule 4.1(e)
                                                             TO CREDIT AGREEMENT


                    ELIGIBLE MORTGAGE REAL ESTATE IN FLORIDA


STORE #   STREET                        CITY                 STATE        ZIP            USE       HOLDING
-------   ------                        ----                 -----        ---            ---       -------
0262      4340 Hillsborough Avenue      Tampa                FL           33614          SMC       Fee

0295      730 Sand Lake Road            Orlando              FL           32890          SMC       Fee

0390      12801 West Sunrise Blvd.      Sunrise              FL           33323          SMC       Fee

0059      10340 U.S. 19                 Port Richie          FL           34668          SMC       Gr/Lease

0303      150 S. State Road 434         Altamonte            FL           37214          SMC       Gr/Lease
                                        Springs

0347      1500 Douglas Road             Coral Gables         FL           33134          SMC       Gr/Lease

0388      7775 S.W. 40th Street         Miami                FL           33155          SMC       Gr/Lease

                                                                    Schedule 5.1
                                                             TO CREDIT AGREEMENT

                                     CHARGES

1. See Schedule 5.6, Litigation, hereof, which is incorporated herein by reference.

2. The following list of properties were disposed of by the Borrower since December 28, 1997, either through sale or lease termination/assignment:


STORE LOCATION                 HOLDING              STORE CLOSED               DISPOSITION DATE
--------------                 -------              ------------               ----------------

NASHVILLE         TN           LEASE                ----                       12/31/1997
FT. WORTH         TX           LEASE                07/10/1997                 12/31/1997
TAMPA             FL           GR/LEASE             01/15/1998                 12/31/1997
ROANOKE           VA           FEE                  ----                       01/22/1998
MEMPHIS           TN           LEASE                01/15/1998                 01/31/1998
BLOOMINGTON       IN           LEASE                10/11/1994                 01/31/1998
SOUTHFIELD        MI           LEASE                07/10/1997                 02/28/1998
COLLEGE PARK      GA           LEASE                01/15/1998                 02/28/1998
LOS ANGELES       CA           LEASE                07/10/1997                 12/31/1997
FULLERTON         CA           LEASE                07/10/1997                 03/01/1998
PORT ALLEN        LA           FEE                  ----                       05/14/1998
BRENTWOOD         TN           FEE                  ----                       05/20/1998
COLUMBIA          SC           FEE                  07/10/1997                 06/26/1998
ARLINGTON         TX           GR/LEASE             07/10/1997                 06/30/1998
FORT WAYNE        IN           LEASE                07/10/1997                 06/30/1998
GARDEN GROVE      CA           LEASE                07/10/1997                 06/30/1998
BOARDMAN          OH           FEE                  07/10/1997                 07/01/1998
LAHABRA           CA           LEASE                07/10/1997                 07/01/1998
MILPITAS          CA           LEASE                07/10/1997                 07/10/1998
SOUTH DADE        FL           LEASE                05/10/1998                 07/31/1998
LOMBARD           IL           LEASE                07/01/1986                 07/31/1998
HOLLYWOOD         FL           LEASE                01/15/1998                 08/06/1998
DURHAM            NC           LEASE                05/10/1998                 08/27/1998
VICTORVILLE       CA           FEE                  07/10/1997                 09/09/1998
DENTON            TX           FEE                  07/10/1997                 09/24/1998
DALLAS            TX           FEE                  07/10/1997                 09/25/1998
COLUMBUS          OH           FEE                  ----                       09/25/1998
COLORADO SPR      CO           FEE                  ----                       10/19/1998
NEWARK            CA           GR/LEASE             07/10/1997                 11/16/1998
WEST HARTFORD     CT           GR/LEASE             07/10/1997                 11/30/1998
SALINAS           CA           LEASE                07/10/1997                 12/01/1998
RENO              NV           FEE                  07/10/1997                 12/23/1998
N. COLLEGE HILLS  OH           FEE                  07/10/1997                 12/28/1998

                                                                    Schedule 5.1
                                                             TO CREDIT AGREEMENT
                                                                     (CONTINUED)

3. Partnership Interest in The Cool Springs Pointe, Brentwood, TN Shopping Center was disposed of January 1999.

4.       Interest Rate Swaps as of 12/28/98.


                                                      SWAP        VAR RATE        CURRENT         STATE            PAYMENT
   AMOUNT           MATURITY         BANK             DATE        BASE            VAR RATE        FIXED RATE       DATES
   ------           --------         ----             ----        ----            --------        ----------       -----
35,000,000.00       12/20/00         BANK OF          12/22/97    3 MO LIBOR      5.23375000      5.97700000       3/22/99, 6/22/99,
                                     AMERICA                                                                       9/22/99, 12/22/99

30,000,000.00       12/22/00         CITIBANK         12/22/97    3 MO LIBOR      5.23375000      5.98000000

                                     BANK OF
60,000,000.00       12/22/00         BOSTON           12/22/97    3 MO LIBOR      5.23375000      5.96500000

--------------
125,000,000.00

5.       See attached list of public disclosures.

6. See list of Letters of Credit attached to Schedule 8.7(f) which is incorporated herein by reference.

                                                                    Schedule 5.1
                                                             TO CREDIT AGREEMENT
                                                                    (Attachment)


                           SERVICE MERCHANDISE COMPANY

                   SECURITIES FILINGS SINCE DECEMBER 28, 1997



                                                           DATE
                 FORM TYPE                                 FILED
-----------------------------------------------------------------------------
                 8-K                                       02/03/98
                 8-A12B                                    02/03/98
                 SC 13G                                    02/12/98
                 SC 13G                                    03/03/98
                 DEF 14A                                   03/13/98
                 10-K405                                   03/30/98
                 10-Q                                      05/13/98
                 11-K                                      06/26/98
                 10-Q                                      08/12/98
                 8-K                                       10/30/98
                 8-K                                       11/04/98
                 8-A12B/A                                  11/04/98
                 10-Q                                      11/12/98
                 8-K                                       12/15/98
                 8-K                                       01/12/99

                        SERVICE MERCHANDISE COMPANY, INC.

                                 PRESS RELEASES


Earnings Releases:
------------------

         02/06/98          Service Merchandise reports fourth quarter results

         04/14/98          Service Merchandise reports first quarter results

         07/14/98          Service Merchandise reports second quarter results

         10/13/98          Service Merchandise reports third quarter results

Management Changes:
-------------------

         01/29/98 Service Merchandise Chair Raymond Zimmerman to retire; Board Member James Poole selected as Board Chairman

         04/29/98          Gilmartin to join Service Merchandise as Senior
                           VP/Hardlines

         05/13/98 Service Merchandise promotes McKeaney to VP/Marketing/Advertising

         06/01/98          Dearing-Beckmann appointed AVP

         06/30/98          Bayer appointed VP/GMM

         07/29/98          Service Merchandise appoints Owen Dorsey SVP/Human
                           Resources

         07/30/98          Baumgardner appointed VP

         08/03/98 Service Merchandise expands Board; elects two seasoned retail veterans

         08/13/98          Hollands appointed AVP/DMM

         01/08/99 Service Merchandise obtains $750 Million financing commitment; close to naming new CEO

         01/11/99 Service Merchandise appoints Bettina M. Whyte Interim CEO; Company engages Jay Alix & Associates to lead turnaround efforts

Other:
------

         12/31/97          Service Merchandise to close Tampa, FL Store

         12/31/97          Service Merchandise to close Hollywood, FL Store

         12/31/97          Service Merchandise to close Memphis, TN Store

         01/07/98 Service Merchandise launches whole new look on the Internet

         01/13/98          Dream Home announcement

         01/21/98          Super Bowl contest winners

         01/23/98          Davis to receive humanitarian award

         02/02/98          Valentine Sweepstakes announcement

         02/03/98          Service Merchandise delivers on credit initiative;
                           credit card processing conversion accomplished on schedule; should add up to $12-15 Million in pre-tax income

         02/03/98          Service Merchandise adopts shareholder rights plan;
                           plan replaces the rights agreement scheduled to expire on February 8, 1998

         02/10/98          Service Merchandise gives Bill Elliott green flag

         02/18/98 Service Merchandise to Consolidate call center operations in Johnson City, TN

         03/09/98          Nashville call center consolidation

         03/17/98          New MDA board, officers

         04/01/98          $10,000 reward for Cincinnati robbery info

         04/06/98          Service Merchandise to close one Miami, FL store

         04/06/98          Service merchandise to close Caselberry, FL store

         04/06/98          Service Merchandise to close Durham, NC store

         04/06/98          Service Merchandise to close Saratoga Springs store

         04/14/98          Zimmerman award winners

         04/30/98 Service Merchandise to open "Treasure Quest" Clearance Center in Bowling Green, KY

         06/02/98          Treasure Quest grand opening

         06/18/98          All-star contest announcement (local)

         06/18/98          All-star contest announcement (trade)

         06/25/98          Service Merchandise corrects DCR Credit Rating
                           Announcement

         07/02/98          All-star contest winners

         08/06/98 Service Merchandise on target to roll out new "self-serve" shopping format, new merchandise mix by Labor Day

         08/21/98 Service Merchandise to Convert Denver, CO store to Clearance Outlet

         08/21/98 Service Merchandise to Convert Springfield, OH store to Clearance Outlet

         08/21/98 Service Merchandise to Convert Two Columbus, OH stores to Clearance Outlets

         08/21/98 Service Merchandise to Convert Clay, NY store to Clearance Outlet

         09/01/98 Think there's nothing new at Service Merchandise Company? Labor Day weekend launch will entice customers to "Discover the New Merchandise"

         09/10/98          Service Select/Elizabethtown, KY

         09/10/98          Service Select/Casselberry, FL

         09/10/98          Service Select/Spring Hill, FL

         09/10/98          Service Select/Bowling Green, KY

         09/10/98          Service Select/Kissimmee, FL

         09/10/98 Service Merchandise experiences favorable customer response to Labor Day weekend kick-off event of new format

         09/24/98 Service Merchandise to open five new Service Select stores; Kissimmee, FL store opens September 26

         10/28/98 Service Merchandise amends covenant to credit agreement

         10/29/98 Service Merchandise Superstore: The Fine Jewelry and Home Decorative Solution; Test concept store from Service Merchandise to open November 21 in Bradenton, FL

         11/03/98 Service Merchandise Board amends shareholder rights plan

         12/02/98 Service Merchandise issues first of three holiday sales updates

         12/07/98 With $150,000 Prize, Holiday Looking Bright for Lucky Couple - Oxford, MI couple wins big in Gift Registry at Service Merchandise/Dream Home Sweepstakes

         12/15/98 Service Merchandise issues second of three holiday sales updates; company reports decreased sales and exercises interest grace period on 9% subordinated debentures

         12/15/98          Dream Home local winner - Detroit

         12/15/98          Reno, NV store to close

         12/15/98          Wichita, KS store to close

         12/15/98          Waterbury, CT store to close

         12/30/98          Service Merchandise issues third holiday sales update

         01/05/99          East Meadow, NY store to close

         01/05/99          Tewksbury, MA store to close

         01/13/99 Service Merchandise pays interest due on 9% Subordinated debentures

                                                                    Schedule 5.2
                                                             TO CREDIT AGREEMENT


                                     CHANGES

There have been no changes since September 30, 1998, except for the following:

1. James E. Poole, Chairman of the Board of Directors and Gary M. Witkin, President, CEO and Director, have each resigned their roles with the Borrower.

2. Borrower has received threats from vendors indicating their intention to file a Petition of Involuntary Bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. To date, to the Borrower's knowledge, no vendor has actually filed such a petition. Such a filing, if made, could have a Material Adverse Effect.

3. Borrower has experienced operating losses and declining operational and financial performance through fourth quarter 1998 as disclosed to the Lenders and may continue to experience operating loss and declining operational and financial performance as indicated on projections delivered to the Lenders prior to the date hereof.

4. Borrower's failure to have paid amounts due to its trade debt, factors and related entities.

5. Borrower's failure to have paid amounts due to landlords and lessors under the Borrower's real property and equipment leases.

6. Borrower's failure to negotiate with public bond holders for a reduction or change in interest and/or principal terms and/or exchange offer terms.

7. Borrower's inability to maintain the existing Credit Card Program, or establish a new credit card program.

8.       Borrower's loss of key management and key employees.

9. Breach by CIT of an agreement to return approximately $18 million to Borrower pursuant to an agreement to provide vendor financing if the Borrower were to file under Chapter 11 of the U.S. Bankruptcy Code.

                                                                    Schedule 5.4
                                                             TO CREDIT AGREEMENT




                                    CONSENTS

                                      None.

                                                                    Schedule 5.6
                                                             TO CREDIT AGREEMENT


                               MATERIAL LITIGATION

State of Florida, Office of the Attorney General, Department of Legal Affairs v.
         Service Merchandise, Inc., No. 98-7125 in the Circuit Court, Second Judicial Circuit of Florida in and for Leon county - The Attorney General for the State of Florida has alleged that Service Merchandise violated the Florida Unfair and Deceptive Trade and Practices Act and certain Florida lottery and gaming statutes, in conducting its 1998 Valentine's Day sales. The state has demanded billions of dollars in their complaint.

TCSHC, Inc. v. Service Merchandise Company, Inc., U.S. District Court, Middle
         District of Tennessee, Case No. 3:93-0759 - On November 14, 1989, TCSHC, Inc. sued Service Merchandise Company, Inc. ("SMC") for breach of contract for $987,067, plus interest, arising out of the Stock Purchase Agreement pursuant to which TCSHC purchased all of the outstanding stock of The Computer Shoppe from SMC. In its answer, SMC denied all allegations and counterclaimed against Plaintiff for $125,938, plus interest, which is the amount still due SMC under the Stock Purchase Agreement. The Plaintiff subsequently amended its complaint to add claims for breach of warranties and misrepresentations and to increase its damage claim to $17 million. The breach of warrant and misrepresentation claims are based on TCSHC's claims that the financial statements provided to them at closing failed to correctly reflect liabilities, inventory and other assets. The Court granted SMC's Motion to add two individuals as counter-defendants. This case is set for trial in February of 1999.

Informal SEC Investigation: Service Merchandise Company, Inc. is currently subject to an informal, non-public inquiry by the Enforcement Division of the SEC. The SEC has asked for information regarding the Borrower's 1997 restructuring plan. SMC has been and will continue to be fully cooperative with the inquiry until concluded.

In Re: RDM Sports Group, Inc., William G. Hays, Jr., as Chapter 11 Trustee for Sports Group, Inc. v. Service Merchandise Company, Inc., United States Bankruptcy Court, Northern District of Georgia, Case No. 98-1125-WHD. The Chapter 11 Trustee for Sports Group, Inc. ("SG"), filed a Complaint to Enforce Settlement Agreement. SG was a vendor of Service Merchandise Company, Inc. ("SMC") selling exercise equipment. As the result of several months of negotiating between the parties, SG agreed to accept $1.35 million for total settlement of its account. However, because SMC elected to utilize its thirty (30) day grace period and delay making the interest payment under its 9% Senior Subordinated Debentures, and during that 30 day period evaluate its strategic alternatives, the SG settlement has not been paid. The basis of Plaintiff's suit is that the Court had granted authority to the Trustee to settle the claim on behalf of the estate, and SMC has failed to forward the check. (The Borrower believes the $1.35 million dollar settlement is still enforceable).

In Re: L. Luria & Son, Inc., The Official Committee of Unsecured Creditors of L. Luria & Son, Inc. v. Service Merchandise Company, Inc., United States Bankruptcy Court Southern District of Florida Miami Division, Case No. 97-16731-BKC-RAM. In November 1995, L. Luria & Son, Inc. ("Luria") obtained a jury verdict against Service Merchandise Company, Inc. ("SMC") in the amount of $13.8 million in Luria & Son, Inc. v. Service Mills Limited Partnership of Service Merchandise Company, Inc., Case No. 93-15792(21) in the Circuit court for the Seventeenth Judicial Circuit in and for Broward County, Florida. SMC appealed the decision citing numerous errors at the trial court level. While the case was on appeal, SMC and Luria settled the case for $1.85 million in consideration of a release of all claims, and the dismissal of the Appeal. It is the Unsecured Creditors Committee's ("Committee") position that the Settlement Agreement "effected a transfer of Luria's property for which it received less than reasonably equivalent value," thereby resulting in a fraudulent transfer (no fraud is alleged on the part of SMC). The Committee is seeking to void the Settlement Agreement and reinstitute the Judgment. SMC filed a Motion to Dismiss and is awaiting the Court's ruling.

TJR & Associates v. SMC. TJR has filed an action against SMC alleging copyright and trademark infringement with regard to certain jewelry produced and sold by SMC. The case is in early stages and no demand has been made.

Borrower has received threats from vendors indicating their intention to file a Petition of Involuntary Bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. To date, to the Borrower's knowledge, no vendor has actually filed such a petition.

                                                                    Schedule 5.7
                                                             TO CREDIT AGREEMENT

                                     DEFAULT

1. The Borrower is currently in default with respect to obligations owed to its trade and consignment vendors, factors and related entities, [real estate and equipment lessors] and other vendors, including, but not limited to, printers and technology vendors, with regard to terms and/or debt.

                                                                    Schedule 5.8
                                                             TO CREDIT AGREEMENT

                             BURDENSOME RESTRICTIONS

                                      None.

                                                                   Schedule 5.13
                                                             TO CREDIT AGREEMENT

                                  SUBSIDIARIES


   INITIAL SUBSIDIARY                             STATE OF
       GUARANTORS                               INCORPORATION                OWNERSHIP and INTEREST
-------------------------------------------------------------------------------------------------------
B.A. Pargh Co., Inc.                                   TN              Service Merchandise Company, Inc.
                                                                       100% common shares

H.J. Wilson Co., Inc.                                  LA              Service Merchandise Company, Inc.
                                                                       100% common shares

H.J. Wilson Co. Realty, Inc.                           TX              Service Merchandise Company, Inc.
                                                                       100% common shares

Homeowners Warehouse, Inc.                             FL              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. Broad, Inc.                    TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. No. 30, Inc.                   TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. No. 34, Inc.                   TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. No. 35, Inc.                   TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. No. 51, Inc.                   IL              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. No. 93, Inc.                   TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. No. 99, Inc.                   NV              Service Merchandise Company No. 51, Inc.
                                                                       100% common shares

Service Merchandise Co. of Iowa, Inc.                  TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Co. of Kansas,                     TN              Service Merchandise Company, Inc.
Inc.                                                                   100% common shares

Service Merchandise Financial Co.,                     TN              Service Merchandise Company, Inc.
Inc.                                                                   100% common shares

Service Merchandise Indiana Partners                   N/A             Service Merchandise Co. No. 34, Inc.
                                                                       61% partnership interest

                                                                       Service Merchandise Co. No. 35, Inc.
                                                                       39% partnership interest

   INITIAL SUBSIDIARY                             STATE OF
       GUARANTORS                               INCORPORATION                OWNERSHIP and INTEREST
-------------------------------------------------------------------------------------------------------
Service Merchandise of Tennessee                       DE              Service Merchandise Company, Inc.
Limited Partnership                                                    1% General Partnership interest

                                                                       Service Merchandise Co. No. 99, Inc.
                                                                       Shareholders
                                                                       99% Limited Partnership interest

Service Merchandise of Texas Limited                   DE              Service Merchandise Company, Inc.
Partnership                                                            1% General Partnership interest

                                                                       Service Merchandise of Kansas, Inc.
                                                                       99% Limited Partnership interest

SMC-HC, Inc.                                           DE              Service Merchandise Company, Inc.
                                                                       100% common shares

The Toy Store, Inc.                                    TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Wholesale Supply Company, Inc.                         TN              Service Merchandise Company, Inc.
                                                                       100% common shares

SUBSIDIARIES WHICH ARE NOT                        STATE OF
   SUBSIDIARY GUARANTORS                        INCORPORATION                OWNERSHIP and INTEREST
-------------------------------------------------------------------------------------------------------
Ser Plus Assurance Co. Limited                      (Bermuda)          Service Merchandise Company, Inc.
                                                                       100% common shares

Service Credit Corp.                                   TN              Service Merchandise Company, Inc.
                                                                       100% common shares

A.F.S. Marketing Services, Inc.                        TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise Company of New                     TN              Service Merchandise Company, Inc.
York, Inc.                                                             100% common shares

Service Merchandise Office Supply,                     TN              B.A. Pargh Company, Inc.
Inc.                                                                   100% common shares

Service Merchandise Showrooms, Inc.                    TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Service Merchandise RM, Inc.                           TN              H.J. Wilson Co., Inc.
(formerly, The Lingerie Store, Inc.)                                   100% common shares

SMC-SPE-1, Inc.                                        DE              SMC-HC, Inc.
                                                                       100% common shares

SMC-SPE-2, Inc.                                        DE              SMC-HC, Inc.
                                                                       100% common shares

The McNally Supply Company                             TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Travel Management Consultants, Inc.                    TN              Service Merchandise Company, Inc.
                                                                       100% common shares

Promotables, Inc.                                      TN              Service Merchandise Company, Inc.
                                                                       100% common shares

SMC Aviaton, Inc.                                      NH              Service Merchandise Company, Inc.
Articles of Dissolution have been filed.                               100% common shares
Once tax clearance is given, this
Subsidiary will be officially dissolved.

                                                                   Schedule 5.14
                                                             TO CREDIT AGREEMENT


                              ENVIRONMENTAL MATTERS

                                      None.

                                                                   Schedule 5.15
                                                             TO CREDIT AGREEMENT

                FILING JURISDICTIONS AND CHIEF EXECUTIVE OFFICES


DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
B.A. Pargh Co., Inc.                                      Central Filing Office in: Tennessee
245 Great Circle Road
Nashville, TN 37228
Tax I.D. Number: 62-1042714

H.J. Wilson Co., Inc.                                     Central Filing Offices in: Alabama, Arkansas,
7100 Service Merchandise Drive                            Colorado, Connecticut, Florida, Kansas,
Brentwood, TN 37027                                       Kentucky, Louisiana, Maine, Massachusetts,
Tax I.D. Number: 72-0591801                               Michigan, Mississippi, Missouri, New
                                                          Hampshire, New Mexico, New York, North
                                                          Carolina, Oklahoma, South Carolina,
                                                          Tennessee, Texas and Vermont

                                                          Arkansas County Clerks of: Sebastian County,
                                                          Pulaski County, Washington County

                                                          Georgia County Clerks of: Bibb County,
                                                          Chatham County, Clayton County, Cobb
                                                          County, DeKalb County, Fulton County,
                                                          Gwinett County, Muscogee County, Richmond
                                                          County

                                                          Kentucky County Clerks of: Jefferson County,
                                                          Fayette County, Franklin County, Warren
                                                          County, Boone County, Davies County,
                                                          McCracken County

                                                          Louisiana Parish Clerks of: Bossier Parish,
                                                          Caddo Parish, Calcasieu Parish, East Baton
                                                          Rouge Parish, Jefferson Parish, Lafayette
                                                          Parish, Orleans Parish, Ouachita Parish,
                                                          Rapides Parish, St. Tammany Parish,
                                                          Terrebonne Parish, West Baton Rouge Parish

DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
H.J. Wilson Co., Inc., cont.                              Massachusetts Town Clerks of: Tewksbury,
                                                          Somerville, Burlington, Natick, Lanesborough,
                                                          Holyoke, Auburn, Saugus, Stoughton

                                                          Mississippi County Clerks of: Hinds County,
                                                          Lauderdale County, Lamar County, Harrison
                                                          County

                                                          Missouri County Clerks of: St. Louis County,
                                                          Jackson County, Greene County, St Charles
                                                          County

                                                          New Hampshire Town Clerks of: Nashua,
                                                          Manchester, Dover, Salem, Plastow

                                                          New York County Clerks of; Suffolk County,
                                                          Saratoga County, Nassau County, Rockland
                                                          County, Westchester County, Albany County,
                                                          Broome County, Dutchess County, Monroe
                                                          County, Orange County, Queens County,
                                                          Clinton County, Oneida County, New York
                                                          County

                                                          North Carolina County Clerks of: Cumberland
                                                          County, Gaston County, Mecklenburg County,
                                                          Guilford County

H.J. Wilson Co. Realty, Inc.                              Central Filing Offices in: Louisiana, Tennessee
7100 Service Merchandise Drive                            and Texas
Brentwood, TN 37027
Tax I.D. Number: 62-1705760                               The Recorder of Mortgages of Orleans Parish,
                                                          Louisiana

DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
Homeowners Warehouse, Inc.                                Central Filing Offices in: Florida, Illinois, Ohio,
7100 Service Merchandise Drive                            Tennessee and Virginia
Brentwood, TN 37027
Tax I.D. Number: 62-1168492                               Ohio County Clerks of: Franklin County,
                                                          Lucas County, Allen County, Clark County,
                                                          Richland County, Hamilton County, Clermont
                                                          County, Summit County, Stark County

                                                          Virginia County Clerks of: Virginia Beach
                                                          County, Fairfax County, Henrico County,
                                                          Chesterfield  County, Chesapeake County,
                                                          Spotsylvania County, Prince William County,
                                                          Hampton County

Service Merchandise Co. Broad, Inc.                       Central Filing Office in: Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 62-0614149

Service Merchandise Co. No. 30, Inc.                      Central Filing Offices in: Michigan and
7100 Service Merchandise Drive                            Tennessee
Brentwood, TN 37027
Tax I.D. Number: 62-1047501

Service Merchandise Co. No. 34, Inc.                      Central Filing Office in: Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 35-1283066

Service Merchandise Co. No. 35, Inc.                      Central Filing Office in: Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 62-0881214

Service Merchandise Co. No. 51, Inc.                      Central Filing Offices in: Illinois and Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 36-2773085

Service Merchandise Co. No. 93, Inc.                      Central Filing Offices in: New Jersey and
7100 Service Merchandise Drive                            Tennessee
Brentwood, TN 37027
Tax I.D. Number: 62-1039007

DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
Service Merchandise Co. No. 99, Inc.                      Central Filing Offices in: Nevada and
1325 Air Motive Way                                       Tennessee
Suite 130
Reno, NV 89502
Tax I.D. Number: 88-0351194

Service Merchandise Company, Inc.                         Central Filing Offices in: Alabama, Arizona,
7100 Service Merchandise Drive                            Arkansas, California, Colorado, Connecticut,
Brentwood, TN 37027                                       Delaware, Florida, Illinois, Indiana, Iowa,
Tax I.D. Number: 62-0816060                               Kansas, Kentucky, Louisiana, Maine,
                                                          Maryland, Massachusetts, Michigan,
                                                          Minnesota, Mississippi, Missouri, Nebraska,
                                                          Nevada, New Hampshire, New Jersey, New
                                                          Mexico, New York, North Carolina, Ohio,
                                                          Oklahoma, Pennsylvania, South Carolina,
                                                          Tennessee, Texas, Vermont, Virginia and
                                                          Washington

                                                          Arkansas County Clerks of: Sebastian County,
                                                          Pulaski County, Washington County

                                                          Georgia County Clerks of: Chatham County,
                                                          Cobb County, DeKalb County, Fulton County,
                                                          Richmond County

                                                          Kentucky County Clerks of: Jefferson County,
                                                          Franklin County

                                                          The Recorder of Mortgages of Orleans Parish,
                                                          Louisiana

                                                          Massachusetts Town Clerks of: Tewksbury,
                                                          Somerville, Burlington, Natick, Lanesborough,
                                                          Holyoke, Auburn, Saugus, Stoughton

                                                          Mississippi County Clerks of: Hinds County,
                                                          Lauderdale County, Lamar County, Harrison
                                                          County


DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
Service Merchandise Company, Inc. cont.                   Missouri County Clerks of: St. Louis County,
                                                          Jackson County, Greene County, St. Charles
                                                          County

                                                          New Hampshire Town Clerks of: Nashua,
                                                          Manchester, Dover, Salem, Plastow

                                                          New York County Clerks of: Suffolk County,
                                                          Saratoga County, Nassau County, Rockland
                                                          County, Westchester County, Albany County,
                                                          Broome County, Dutchess County, Monroe
                                                          County, Orange County, Queens County,
                                                          Clinton County, Oneida County, New York
                                                          County

                                                          North Carolina County Clerks of: Cumberland
                                                          County, Gaston County, Mecklenburg County,
                                                          Durham County, Guilford County

                                                          Ohio County Clerks of: Franklin County,
                                                          Lucas County, Allen County, Clark County,
                                                          Richland County, Hamilton County, Clermont
                                                          County, Summit County, Stark County

                                                          Pennsylvania County Clerks of: Allegheny
                                                          County, Lehigh County, Westmoreland
                                                          County, Delaware County, Philadelphia
                                                          County, Dauphin County, Luzerne County,
                                                          Lancaster County, Berks County, Lackawana
                                                          County

                                                          Virginia County Clerks of: Virginia Beach
                                                          County, Fairfax County, Henrico County,
                                                          Chesterfield County, Chesapeake County,
                                                          Spotsylvania County, Prince William County,
                                                          Hampton County


DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
Service Merchandise Company of Kansas,                    Central Filing Offices in: Alabama, Kansas,
Inc.                                                      Pennsylvania and Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027                                       Pennsylvania County Clerks of: Allegheny
Tax I.D. Number: 62-1115398                               County, Lehigh County, Westmoreland
                                                          County, Delaware County, Philadelphia
                                                          County, Dauphin County, Luzerne County,
                                                          Lancaster County, Berks County, Lackawana
                                                          County

Service Merchandise Company of Iowa, Inc.                 Central Filing Offices in: Iowa and Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 62-1092777

Service Merchandise Financial, Co., Inc.                  Central Filing Office in: Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 62-1483325

Service Merchandise Indiana Partners                      Central Filing Offices in: Indiana and
7100 Service Merchandise Drive                            Tennessee
Brentwood, TN 37027
Tax I.D. Number: 35-1872944

Service Merchandise of Tennessee Limited                  Central Filing Office in: Tennessee
Partnership
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 88-0351195

Service Merchandise of Texas Limited                      Central Filing Offices in: Tennessee and Texas
Partnership
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 62-1551569

SMC-HC, Inc.                                              Central Filing Office in: Tennessee
7100 Service Merchandise Drive
Brentwood, TN 37027
Tax I.D. Number: 62-1652313

DEBTOR NAME AND LOCATION OF CHIEF                         FILING LOCATION FOR UCC-3 ASSIGNMENTS
EXECUTIVE OFFICE
------------------------------------------------------------------------------------------------------
The Toy Store, Inc.                                       Central Filing Offices in: Kentucky and
7100 Service Merchandise Drive                            Tennessee
Brentwood, TN 37027
Tax I.D. Number: 62-1117558                               County Clerk of Jefferson County, Kentucky

Wholesale Supply Company, Inc.                            Central Filing Offices in: California, Florida,
7100 Service Merchandise Drive                            Kentucky, New York, South Carolina,
Brentwood, TN 37027                                       Tennessee, Texas and Washington
Tax I.D. Number: 62-6031083
                                                          Clerk of the Superior Court of Chatham
                                                          County, Georgia

                                                                   Schedule 5.17
                                                             TO CREDIT AGREEMENT


                          INTELLECTUAL PROPERTY MATTERS

                                      None.

                                                                   Schedule 5.19
                                                             TO CREDIT AGREEMENT

                             MATERIAL REAL PROPERTY



I. MORTGAGED PROPERTIES

STATE            STORE       LOCATION                  HOLDING                           OWNER
-----            -----       --------                  -------                           -----

NH                 26        DOVER                     GROUND LEASE               Service Merchandise Co., Inc.
NC                 28        CHARLOTTE                 GROUND LEASE               Service Merchandise Co., Inc.
PA                 82        SCRANTON                  FEE                        Service Merchandise Co., Inc.
PA                129        WILKES-BARRE              FEE                        Service Merchandise Co., Inc.
TN                163        CHATTANOOGA               FEE                        Service Merchandise Co., Inc.
AZ                169        MESA                      FEE                        Service Merchandise Co., Inc.
AZ                170        GLENDALE                  FEE                        Service Merchandise Co., Inc.
TN                186        ANTIOCH                   FEE                        Service Merchandise Co., Inc.
TX                197        LEWISVILLE                FEE                        Service Merchandise Co., Inc.
PA                198        HARRISBURG                FEE                        Service Merchandise Co., Inc.
TX                205        LAREDO                    GROUND LEASE               Service Merchandise Co., Inc.
NY                206        HENTRIETTA                GROUND LEASE               Service Merchandise Co., Inc.
MD                231        SALISBURY                 GROUND LEASE               Service Merchandise Co., Inc.
MO                246        CRESTWOOD                 FEE                        Service Merchandise Co., Inc.
GA                251        SMYRNA                    FEE                        H.J. Wilson Co., Inc.
FL                262        TAMPA                     FEE                        Service Merchandise Co., Inc.
AZ                274        MESA                      FEE                        Service Merchandise Co., Inc.
GA                278        ALPHARETTA                FEE                        H. J. Wilson Co., Inc.
FL                295        ORLANDO                   FEE                        Service Merchandise Co., Inc.
FL                303        ALTAMONTE                 GROUND LEASE               Service Merchandise Co., Inc.
                             SPRINGS
SC                308        CHARLESTON                FEE                        Service Merchandise Co., Inc.
IL                310        CRYSTAL LAKE              FEE                        Service Merchandise Co., Inc.
CT                340        MANCHESTER                GROUND LEASE               H. J. Wilson Co., Inc.
FL                347        CORAL GABLES              GROUND LEASE               H. J. Wilson Co., Inc.
DE                351        WILMINGTON                GROUND LEASE               Service Merchandise Co., Inc.
IL                355        SCHAUMBURG                GROUND LEASE               Service Merchandise Co., Inc.
TX                369        HOUSTON                   GROUND LEASE               Service Merchandise Co., Inc.
TX                370        HOUSTON                   FEE                        H. J. Wilson Co., Inc.
TX                381        SOUTH                     GROUND LEASE               H. J. Wilson Co., Inc.
                             ARLINGTON
FL                388        MIAMI                     GROUND LEASE               Service Merchandise Co., Inc.
FL                390        SUNRISE                   FEE                        Homeowners Warehouse, Inc.
IL                402        NORTHLAKE                 FEE                        Service Merchandise Co., Inc.
LA                416        HARVEY                    FEE                        H. J. Wilson Co., Inc.
TX                469        MESQUITE                  FEE                        H. J. Wilson Co., Inc.
MI                533        NOVI                      GROUND LEASE               Service Merchandise Co., Inc.
TN                980        NASHVILLE                 FEE                        Service Merchandise Co., Inc.
SC                152        CHARLESTON                GROUND LEASE               Service Merchandise Co., Inc.
MS                342        JACKSON                   GROUND LEASE               H. J. Wilson Co., Inc.
PA                779        WEST MIFFLIN              GROUND LEASE               Service Merchandise Co., Inc.
PA                786        GREENSBURG                GROUND LEASE               Service Merchandise Co., Inc.
KY                160        OWENSBORO                 FEE                        Service Merchandise Co., Inc.
AL                185        HUNTSVILLE                FEE                        Service Merchandise Co., Inc.

STATE            STORE       LOCATION                  HOLDING                           OWNER
-----            -----       --------                  -------                           -----

KY                177        PADUCAH                   FEE                        Service Merchandise Co., Inc.
TN                777        FRANKLIN                  FEE                        Service Merchandise Co., Inc.
TN                99K2       BRENTWOOD                 FEE                        Service Merchandise Co., Inc.
                             (excluding 6 acres of
                             out-parcel)

II. EXCLUDED PROPERTIES


             See Schedule 7.10(b).

                                                                   Schedule 5.23
                                                             TO CREDIT AGREEMENT


                               DEPOSITARY ACCOUNTS

Account Name: Service Merchandise Co., Inc.
Consolidated:


BANK/NAME                     ACCOUNT               ADDRESS                      CITY            STATE      POSTAL/CODE
---------                     -------               -------                      ----            -----      -----------

AmSouth                       946818                601 Market Street            Chattanooga     TN         37102
ABM-AMRO Bank                 106032121             One EAB Plaza                Uniondale       NY         11555-2667
Bank of America CA            1235002185            1230 Peachtree Street,       Atlanta         GA         30309
                                                    Suite 3600
Bank of Boston MA             51137175              100 Federal Street,          Boston          MA         02110
                                                    Mail Stop 01-07-08
Bank of Boston CT             67417305              100 Federal Street           Boston          MA         02110
                                                    Mail Stop 01-07-08
Bank of Oklahoma              207904778             P. O. Box 2300               Tulsa           OK         74192
Bank One LA                   2101348590            451 Florida Street,          Baton Rouge     LA         70821-1511
                                                    P. O. Box 1511
Chase Manhattan Bank          323514790             270 Park Avenue              New York        NY         10017
Chase Texas                   101395961             P. O. Box 2558               Houston         TX         77252-8087
Comerica Bank                 1840081622            100 Renaissance Center       Detroit         MI         48243
Deposit Guaranty              5002938694            1 Deposit Guaranty           Jackson         MS         39215
                                                    Plaza,
                                                    P. O. Box 1200
Fifth Third Bank              99937660              Fifth Third Center           Cincinnati      OH         45263
First American National       1569847               315 Union Street - 3rd       Nashville       TN         37237-0310
Bank                                                Floor
Wells Fargo Bank              4159528785            100 South Wacker Drive,      Chicago         IL         60606
                                                    Suite 400
First National Bank of        17199044              25 South Charles Street      Baltimore       MD         21201
Maryland
First Union National Bank     2020000176239         150 Fourth Ave, North        Nashville       TN         37219
Fleet Bank                    9384700997            One Stamford Plaza,          Stamford        CT         06901-3236
                                                    283 Treaser Blvd.
Harris Trust & Savings        4065223               111 West Monroe Street,      Chicago         IL         60690
Bank                                                P. O. Box 755
Key Bank OH                   700394698             2025 Ontario Road, Mail      Cleveland       OH         44114
                                                    Code OH-01-00-0409
Merchantile Bank              4331409286            P. O. Box 15008              Little Rock     AR         72231-5008
NationsBank                   1290149138            One Nations Plaza            Nashville       TN         37239-1697
                                                    TN1-100-05-07
NBD Bank                      715001255143          One Summit Square            Fort Wayne      IN         46801-2345
Norwest Bank                  1019132720            1700 Broadway                Denver          CO         80274-8613
PNC Bank                      300158269             580 West Jefferson Street    Louisville      KY         40202-2851

                                                                   Schedule 5.23
                                                             TO CREDIT AGREEMENT
                                                                     (Continued)


                               DEPOSITARY ACCOUNTS

Account Name: Service Merchandise Co., Inc.
Non-consolidated:


BANK/NAME                     ACCOUNT               ADDRESS                      CITY            STATE      POSTAL/CODE
---------                     -------               -------                      ----            -----      -----------

Chase-San Angelo Branch       06300280569           Sunset Mall                   San Angelo       TX        76904
Citizens Bank & Trust         0336335               333 Broadway,                 Paducah          KY        42001
                                                    P. O. Box 2400
Crestar                       202219542             Ric 7694,                     Richmond         VA        23260-6150
First Bank Southwest          03600189193           P. O. Box 32552               Amarillo         TX        79120-2552
Hancock Bank                  070332908             P. O. Box 1029                Pacagoula        MS        39567
Laredo National Bank          0253518               5400 McPherson Road           Laredo           TX        78041
NBD Bank MI                   1520603               611 Woodward Avenue           Detroit          MI        48226
Permanent Federal             581636117             P. O. Box 1277                Evansville       IN        47706
Savings
Rapides Bank & Trust          000024066             P. O. Box 31                  Alexandria       LA        71309
Regions                       3700335207            P. O. Box 2392                Longview         TX        75606
Terre Haute First National    2509288               Springhill Branch,            Terre Haute      IN        47802
Bank                                                4500 Dixie Bee Road
Texas Gulf Bank               1000708255            P. O. Drawer H                Freeport         TX        77566


CASH COLLATERAL ACCOUNTS: See Schedule 8.3(f) item 14 which is incorporated herein by reference.

                                                                   Schedule 5.25
                                                             TO CREDIT AGREEMENT

Y2K COMPLIANCE EXCEPTIONS

(a)      Completed

(b) A non-software based testing methodology of mission-critical corporate/non-store business systems ("Corporate/Non-store Systems") and core retail/store systems ("Store systems") has been implemented by Borrower.

(c) At this time, Borrower has reviewed and tested a significant portion of its material Corporate/Non-store Systems for Y2K compliance. Testing of Store Systems for Y2K Compliance has been scheduled, but has not been undertaken at this time. (Store Systems known to be non-compliant are not scheduled for testing.) All scheduled Store System testing is projected to be completed in the first half of 1999. System testing and Y2K modifications are being conducted simultaneously by Borrower and as a result, Borrower is approximately eighty-seven percent (87%) complete with all testing and modifications for Y2K Compliance for Corporate/Non-store Systems.

(d) Borrower has completed an extensive plan of action, as generally described below, Borrower has identified and plans to implement the following changes and modifications to the Store Systems for Y2K
         Compliance:

                  1. Hardware/Operating System - (1) replace all primary store servers with new Intel-based servers; and (2) eliminate use of all CDOS-based store platforms and replace with a Y2K compliant Windows NT 4.0 platform.

                  2. Business Applications - Transfer CDOS-based applications to Visual Basic applications, functioning in a Windows NT 4.0 environment.

                  3. Software - Related Software Development will also be required to achieve Y2K Compliance.

                  The above plan of action will require a project capital expenditure of approximately $3,300,000.00.

(e)      See response to 5.25(d) above.

(f) Through joint participation with other national retailers and the National Retail Federation ("NRF"), Borrower is in the process of completing a general survey for Corporate/Non-store Systems and Store Systems of its major merchandise and expense vendors/suppliers (the "NRF Survey"), Borrower is awaiting the results of this survey.

(g) Once the NRF Survey results are obtained and tabulated, appropriate testing will be conducted.

(h) Change implementation will be undertaken by Borrower and a written contingency plan will be developed in the near future by Borrower.

(i) All Y2K Compliance changes, modifications and corrections to Borrower's mission critical Corporate/Non-store Systems, which are known by Borrower to be necessary for Y2K compliance, are projected to be completed in the first half of 1999. Significant progress has also been accomplished by Borrower in making required program changes and software upgrades to the Store Systems in order to achieve Y2K Compliance, including pilot testing of new Hardware and Operating Systems which is underway at this time.

                                                                   Schedule 5.25
                                                             TO CREDIT AGREEMENT
                                                                    (ATTACHMENT)


                        [SERVICE MERCHANDISE LETTERHEAD]











                              STORE SYSTEMS REVIEW
                                JANUARY 13, 1999

                              Store System Summary

                          Current State of Store System

Store Server
-        Motorola 68040
-        Last Manufactured in 1994
-        Motorola Unix (R3V6) operating system is no longer supported

Store Equipment - Registers and Peripherals
-        Mix of Registers
         - Perry 9310 (6,989) last manufactured in 1986. Failure rate - 46.5%. Parts no longer available.
         - Perry 9380 (1,437) last manufactured in 1989. Failure rate 84.9%. Parts no longer available.
         -        Merit (1,983) last manufactured in 1995. Failure rate 12.9%.
         - Ultimate Technology (725) still manufactured. PC based register.

- Microbilt payment processing equipment (credit, signature capture, and check) is no longer manufactured. Most replacement parts are no longer available.

- Radio Frequency Network - Symbol Spectrum 24, Strong RF network using current technology.

Business Applications - CDS Business Basic (CDOS)
- The majority of applications have been developed in house over the last twenty years.
-        CDOS is not Year 2000 compliant.
-        CDOS has very limited support. SMC is primary user of CDOS.
         Developer/architect of CDOS is no longer alive.
- SMC uses packaged software for printing of tags and signs and labor scheduling. Neither of these packages are Y2K compliant.

Business Risks with Store System
- Motorola server is no longer supported by the manufacturer. Motorola UNIX is no longer supported by software or database vendors.
- High failure rate of obsolete hardware increases cost of ownership. SMC maintains a dedicated staff just to repair obsolete registers and Microbilt equipment. Parts must be salvaged from old equipment.
-        CDOS is a proprietary language with minimal, if any, support.
- Layaways will not be able to calculate final layaway payment date after April 30, 1999. Average layaway sales in excess of $5 million / month. Purchase orders and publications that have a term date in 2000 can not be processed by the Store System.
- Software packages for labor scheduling and printing of tags are not Y2K compliant. No alternative in the Motorola UNIX environment is available that is Y2K compliant.

-        No outside contract help is available for the current work environment.
         SMC resources are limited to what SMC can hire and train.
- Staff retention in the current environment is challenging. Coupled with the company's financial problems, staff turnover will be very high. The technical staff is holding on to gain the experience gained by working on current technology.
-        Point of sale system lacks flexibility and is too complex.
-        No system redundancy to protect against system down time.
-        Customer service is adversely affected by slow and broken equipment.


                       Current Direction for Store Systems

Store Server
- Dual server strategy leveraging the Administration Workstation as the backup server, Manual fall over protection for system failures.
- Hardware evaluation completed. Dell has been selected as the provider of the store server. Dell's final quote was over $6,000 per store cheaper than Compaq, IBM or NCR.

Store Equipment - Registered Peripherals
-        The Perry registers are planned to be replaced in 1999 through 2001.
-        Replacement for the Microbilt equipment is planned for 1999 and 2000.
         SMC is working with Checkmate, Verifone and Penware on the replacement solution.

Business Applications - CDS Business Basic (CDOS)
- CDOS applications have been "ported" to Visual Basic for a Windows NT environment. Currently installed at the Hickory Hollow (#186) store.
- NCR has been selected to stage and install a new store server, backup server and Jewelry Receiving in the stores. A contract has been signed with NCR.
- Installation of the new hardware and "ported" software is scheduled to be completed by the end of March. We are behind due to the recent transition. Orders need to be placed and installation schedules need to be finalized this week.
- ELT has provided SMC with a Y2K upgrade for the NT server for printing of tags and signs.
- Final negotiations have been completed on a current version of labor scheduling software. This software runs on the NT. Contract needs to be signed by the end of this week.
- POS software will be either re-written or replaced to simplify the business process and take advantage of current technology.

                       Cost of Store Technology Conversion
                            Projection for 210 Stores


                                        This Week            30 Days              Remaining 1999                 2000
                                        140 Stores          70 Stores
--------------------------------------------------------------------------------------------------------------------------
Servers/Installation                     $2,182,600         $1,091,300           $15,590 / add. store
Quick Staff                                 $85,000
Registers                                                                                    $460,000           $8,120,000
Microbilt Replacement                                                                        $137,300           $2,746,000
Software/Services                                                                          $1,100,000           $2,500,000
Total Investment                         $2,247,600         $1,091,300                     $1,697,300          $13,366,000
                                                                                  Plus Additional Stores




                                Year 2000 Summary

                                  Current State

Hardware
- Motorola servers are Y2K compliant. Tests have been performed to ensure the hardware will boot in the Year 2000.
-        POS Perry registers are dumb ASCII terminals with no imbedded chips.
         These terminals only run an ADM1A terminal emulation. No dates are stored or calculated on these devices.
- Merit POS registers are a 386 PC based register that only emulates the ADM1A terminal.
-        Ultimate POS registers are 486 PC based registers.

Operating System:
- Motorola UNIX will boot for the year 2000. No extensive tests have been performed on date calculations in the UNIX environment.
- CDOS is an operating system that resides on top of UNIX and is responsible for the running the Business Applications. CDOS is NOT Y2K compliant. Date storage and date calculations are not handled correctly for the new millennium.

Business Applications:
- Business applications are NOT Y2K compliant under the CDOS operating system. Layaways, Special Orders, Purchase Orders, Sale Publications and Communications are date sensitive.

                                 Plan of Action

Service Merchandise's plan to address Y2K for the store system has been made on the premise that the store server will be replaced with an Intel based server, the business applications will be ported to Visual Basic and packaged software will be upgraded to a current Y2K compliant package. The application port has been completed and has been in pilot in one store since November 11. Y2K compliance testing with the new port applications is still in process scheduled to be completed by 3/1/99.

Hardware/ Operating System:
- Replace the Motorola as the primary server with a new Intel based server. The Motorola will be used only as a "terminal server". No business applications will reside on the Motorola.
-        Merit and Ultimate registers will be tested for Y2K compliance.
-        Port to the Windows NT 4.0 platform.  Eliminate all use of CDOS.

Business Applications:
- Ported CDOS applications to Visual Basic running in a Windows NT 4.0 environment.
- Program changes have been completed in the Visual Basic applications to handle Y2K date calculations and storage.
- Software for printing tags and labor scheduling have been upgraded to the Windows NT version that is Y2K compliant.

Testing:
- Nine resources are committed to testing Y2K. Testing will be complete by 3/1/99.
- Interfaces between store system and corporate systems are incorporated into the text scripts.
- Over 2000 detail test scripts of 160 key store system applications will be executed.

Capital Projection to complete Y2K compliance - $3.3 M


                             Store System Contracts

Active Contracts:

NCR Store Reconfiguration - Development contract for the project to port CDOS applications to Visual Basic. Contract covers a term through April 1999.

NCR Staging and Installation (New Servers) - Service contract signed in December to provide staging and installation services for the new store servers, workstations and "ported" software.

Cronus Interactive - Maintenance contract for automated testing tool.

Symbol Maintenance Agreement - Maintenance contract for all Symbol radio frequency equipment and Comtec printers.

ELT - Maintenance contract for the packaged software used in the stores to print signs, display tags and tickets.


Pending Contracts:

Dell Computers - Hardware purchase contract for new store servers and workstation.

Federated Quick Staff - Maintenance contract extending Service Merchandise the rights to Quick Staff labor scheduling software.


                              Store System Staffing

Support - 11 resources

-        Daily phone support for the stores
- Support for Mail Order, Protection Services, Warehouse and Corporate Time Clocks and Technical Services
-        Problem resolution
-        Small development
-        Software turnover and distribution

Development - 16 resources

-        Major project development
-        Y2K testing for store system
- Y2K development for Mail Order Warehouse, Warehouse and Corporate time clocks, Protection Services and Technical Services


                           Store System's Key Projects

1998 Key Initiatives
- Store Reconfiguration Project - worked with NCR to "port" the store system applications from CDOS to Visual Basic. A pilot store was installed on November 11.
         15,000 hour project.
- Interim Store Format - Major changes were implemented to accommodate the transition to a bulked out format rather than the traditional Catalog Showroom format. Changes were made primarily to inventory management and replenishment.

- Physical Inventory - The Physical Inventory process was re-written to take advantage of the radio frequency infra-structure that has been put in place. Rather than using the registers strapped to a buggy, PI was completed using the RF equipment.


1999 Key Initiatives
- Store Server Rollout - Installation and support of the new "ported" system and store servers. Estimated completion date - mid-April.
- Year 2000 - This project includes compliance testing for the store system.
- "Port" from CDOS to Visual Basic and make Y2K changes for: Technical Services, Mail Order Warehouse System, Protection Service (Loss Prevention) and the corporate and warehouse time keeping systems.
-        Implement replacement for Microbilt equipment.
- POS enhancements for processing of coupons (tax and customer service implications) and transaction discounting.
- Begin writing new POS system to take simplify the checkout process and leverage PC technology in new PC registers.

                               Y2K STATUS 01/08/99
                                SYTEMS COMPLETED


                                             Original                Actual              Percent
                                               Hour                  Hours                Hours       Completion
Systems                                      Estimate                Total                Used           Date
-------                                      --------                -----                ----           ----
M2     Millenium Rel. 3.0 (DBS)                500                    763                 153%          11/1/96
FA     Fixed Assets (DBS)                      600                    667                 115%          11/8/96
AP     Accounts Payable                        244                     68                  28%           6/2/97
FB     Flash Payroll Budget                    738                   1396                 189%          8/29/97
DE     Data Entry                              538                     14                   3%          8/11/97
HA     Honeywell to Andahl                      36                     13                  36%          8/19/97
FC     Financial Collections                   170                      0                   0%          8/19/97
AA     Advertising Accrual                      65                      0                   0%          8/19/97
VF     Vendor Freight                          108                    133                 123%          9/26/97
VC     Vendor Control                         1268                   2030                 160%         10/17/97
VE     Vendor ED                               440                    455                 103%         10/17/97
VI     Vendor Invoices                         948                   1110                 117%         10/17/97
AH     Huron to DMS                             54                     70                 130%          11/7/97
CC     Credit Cards                            259                    381                 147%         11/21/97
CU     Corporate Systems                       381                    246                  65%           1/2/98
SE     Special Events                          704                     67                  10%          1/16/98
GR     Gift Registry                          1308                    595                  45%           3/6/98
LP     Loss Prevention                         646                     15                   2%           4/7/98
AO     Associate Scheduling                   1076                   1044                  97%           4/8/98
FS     Financial Systems                        59                   14.5                  25%           4/8/98
GL     General Ledger (DBS)                   1300                   1376                 106%          4/13/98
GL     General Ledger                           67                      0                   0%          4/13/98
RA     Return Authorization                      0                     10                   0%          5/15/98
MENU   Online Menu                              16                      5                  31%          5/15/98
TP     Transaction Processing                  117                     10                   9%          5/15/98
BC     BAP Inventory Control                    48                      0                   0%          5/21/98
BP     BAP ADT System                          508                    398                  78%          5/21/98
BR     BAP Accounts Pauable                    160                  149.5                  93%          5/21/98
BX     BAP System                              101                      8                   8%          5/21/98
SL     Credit Slips                            737                  172.5                  23%          5/21/98

                                             Original                Actual              Percent
                                               Hour                  Hours                Hours       Completion
Systems                                      Estimate                Total                Used           Date
-------                                      --------                -----                ----           ----
SS     New Store Sales                          71                    129                 182%          5/21/98
OM     Order Management                      959.0                  651.0                  68%           6/1/98
AD     Associate Discount                    615.0                   34.0                   6%           6/3/98
AT     Arthur Planning                          28                      0                   0%           6/5/98
CM     Cash Management                        37.0                   67.5                 182%           6/2/98
OH     Online Household                      318.0                    0.0                   0%           6/4/98
LC     Layered Cost                          220.0                   48.0                  22%          6/11/98
HH     Household                            2542.0                 1940.0                  75%          6/17/98
FR     Customer Friendly Rel.               1952.0                  778.0                  40%          6/25/98
MA     Media Accounting                     1139.0                  962.0                  84%          7/20/98
SA     Sales Accounting                      388.0                  593.5                 153%          7/15/98
AC     Award Certificate                    1245.0                  152.0                  12%          8/18/98
NY     New York Pilot                        537.0                  516.0                  96%          9/30/98
FLFB   Flash                                 194.0                 1627.0                 839%          9/30/98
BY     Buyer Menu                             16.0                     12                  75%         10/31/98
CD     Competitive Pricing                    28.0                   58.5                 209%         10/31/98
ST     Store Reporting                        34.0                     25                  74%         10/31/98
CG     Companion Item                           16                     12                  75%          11/6/98
DF     Defective Management                     40                     12                  30%          11/6/98
DP     Departmentals                            16                     10                  63%          11/8/98
HR/PN  Human Resources/PCN                  2153.0                 2207.0                 103%          11/4/98
DT     Display Tags/Tickets                     40                     20                  50%         11/13/98
MP     Merchandise Reporting                   104                     52                  50%         11/25/98
PC     Product Class                            40                     42                 105%         11/25/98
RE     Reports Parameters                       16                      6                  38%         11/25/98
PB     Publications                            152                   57.5                  38%          12/9/98
CR     Cashier Exception Rpt.                   43                     57                 133%         12/18/98
NS     Supplies Purchasing                       9                     94                1044%         12/14/98
FP     Replenishment                           140                    283                 202%         12/30/98
SH     Sales History                            28                      9                  32%         12/30/98
CU     Common Systems                          192                     39                  20%         12/30/98
EX     Employee Commission                      81                     17                  21%         12/30/98
SU     System Utilities                         96                      0                   0%         12/30/98

                                             Original                Actual              Percent
                                               Hour                  Hours                Hours       Completion
Systems                                      Estimate                Total                Used           Date
-------                                      --------                -----                ----           ----
IS     Imports                                   0                      0                   0%         12/39/98
DW     Data Warehouse                            0                      0                   0%         12/30/98
DB     Database Services                         0                      0                   0%         12/30/98
EM     Electronic Mail                           0                      0                   0%         12/30/98
HS     Security Administration                   0                      0                   0%         12/30/98
HU     Huron Software Data                       0                      0                   0%         12/30/98
MR     Market Research                           0                      0                   0%         12/30/98
NC     Netcom                                    0                      0                   0%         12/30/98
NE     Netman-SYS Analysis                       0                      0                   0%         12/30/98
ON     Print Order Newspaper                    20                      0                   0%         12/30/98
OP     Computer Operation                        0                      0                   0%         12/30/98
RM     Risk Management                           0                      0                   0%         12/30/98
SC     Schedule and Control                      0                      0                   0%         12/30/98
SP     Sys.&Prog.(Purch)                       157                      0                   0%         12/30/98
TA     MIS Training Admin                        0                      0                   0%         12/30/98
TM     Tape Management                           0                      0                   0%         12/30/98
MO     Mail Order                            702.0                  998.0                 142%          1/11/99

       Total Complete                       2756.6                22741.5                  82%

                               Y2K STATUS 01/08/99
                      APPLICATIONS IN PROCESS OR REMAINING



                                                     Original   Actual                         Estimated
                                            Hour      Hours    Hours     Percent   Completion
                System                      Lang.    Estimate    Total  Remaining  Completed     Date        Status
                ------                      -----    --------    -----  ---------  ---------     ----        ------
IC         Inventory Control                Huron        118      303       20        94%      1/29/99      Testing
IE         Inventory Evaluation             Huron        104      187       20        90%      1/29/99      Testing
CO         Customer Orders                  Huron        328       37      291        11%      1/29/99      Researching
SO         Special Orders                   Huron        256       80      176        31%      1/29/99      Researching
SI         Showroom Interface               Cobol         52        0       52         0%      3/30/99      Not Started
SF         Store File Maintenance           Huron        103     65.5     33.5        66%      3/30/99      Testing
FM         File Maintenance                 Huron        172     91.5     80.5        53%      1/29/99      Testing
MT         Manifest Training                10MS       631.0   2022.0     10.0       100%      1/29/99      Ready for Turnover
PI         Physical Inventory               Huron        104       19       85        18%      1/29/99      Researching
PO         Purchase Order Suspense          Huron        102       14       88        14%      1/29/99      Testing
PV         Purchase Orders                  Huron        208       18      190         9%      1/29/99      Testing
VM         Stock Balancing                  Huron         18     32.5        8        80%      1/29/99      Ready for Turnover
AP/PO      DBS Accounts Payable             DBS       1688.0   1454.5    213.5        87%       2/7/99      Testing
AR         Accounts Receivable              DBS         1576      230     1346        15%      6/30/99      Researching
CA         Capital Projects (DBS)           DBS          196        0      196         0%      6/30/99      Not Started
GC         Gift Certificates                DBS           94        0       94         0%      6/30/99      Not Started
RV         Records Verifications (DBS)      DBS           32        0       32         0%      6/30/99      Not Started
TC         Telecommunication (DBS)          DBS           20        0       20         0%      6/30/99      Not Started
PS         Personal Systems                 DBS-HR        32        0       32         0%      3/30/99      Not Started
WM         Warehouse Management             Cobol     1400.0   5100.5    665.5        88%      2/26/99      Testing
TS         Tech Support                     Support      196      157       39        80%      6/30/99      In Process
CV         Culinet Operation System         Support       24        0       24         0%      6/30/99      Not Started
DS         Data Security                    Support       76        0       76         0%      6/30/99      Not Started
DY         Dynaplan Utilities               Support        0        0        0         0%      6/30/99      Not Started
ED         Electronic Data Interface        Support      128        0      128         0%      6/30/99      Not Started
FT         FRT Traffic (Purch-DSI)          Support        0        0        0         0%      6/30/99      Not Started
G1         (Purchased Software)             Support      117        0      117         0%      6/30/99      Not Started
GW         Gateway Systems                  Support        0        0        0         0%      6/30/99      Not Started

                                                     Original   Actual                         Estimated
                                                       Hour      Hours    Hours     Percent   Completion
                System                      Lang.    Estimate    Total  Remaining  Completed     Date        Status
                ------                      -----    --------    -----  ---------  ---------     ----        ------
IN         Internal Download                Support        0        0        0         0%      6/30/99      Not Started
LA         Loss Prevention                  Support        0        0        0         0%      6/30/99      Not Started
NT         NT Systems                       Support        0        0        0         0%      6/30/99      Not Started
TK         Tech Services Doc.               Support        0        0        0         0%      6/30/99      Not Started
TL         Tch Library Support              Support       52        0       52         0%      6/30/99      Not Started
WA         Traffic (Purch Pkg)              Support        0        0        0         0%      6/30/99      Not Started
WE         WMS Distribution                 Support        0        0        0         0%      6/30/99      Not Started
           Miscellaneous Systems                         0.0     47.0                                       Complete
           Total In Process                           7806.0   9658.6  4000.00        71%
           Project Management                         8122.0   3053.6   1249.5        71%
           Total Complete                            27556.0  22741.6      0.0       100%
                                                     41494.0  35853.6   5330.5        87%
           Total

                                                                 Schedule 6.1(i)
                                                             TO CREDIT AGREEMENT


                           LOCAL COUNSEL JURISDICTIONS



                                     Florida

                                    Illinois

                                    New York

                                    Tennessee

                                      Texas

                                                                 Schedule 6.1(j)
                                                             TO CREDIT AGREEMENT

                                   UCC FILINGS

                          DEBTOR: B.A. PARGH CO., INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                                           Tennessee
#971-521235                                                  Secretary of State


                         DEBTOR: H. J. WILSON CO., INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                                            Alabama
#97-37927                                                    Secretary of State

9/12/97                                                           Arkansas
#1093226                                                     Secretary of State

4/3/98                                                        Sebastian County,
#98-379                                                           Arkansas

4/3/98                                                         Pulaski County,
#98 023977                                                        Arkansas

4/3/98                                                       Washington County,
#9801058                                                          Arkansas

9/11/97                                                           Colorado
#1997-2077309                                                Secretary of State

9/11/97                                                          Connecticut
#1800874                                                     Secretary of State

5/6/97                                                             Florida
#97-0000098047                                               Secretary of State

9/10/97                                                            Florida
#97-0000204096                                               Secretary of State

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/15/97                                                         Bibb County,
#11-97-4839                                                        Georgia

4/22/97                                                        Chatham County,
#025-97-002868                                                     Georgia

4/7/97                                                         Clayton County,
#031-97-001930                                                     Georgia

6/12/97                                                        Clayton County
#031-97-003507                                                     Georgia

4/7/97                                                          Cobb County,
#033-97-004882                                                     Georgia

6/12/97                                                         Cobb County,
#033-97-008511                                                     Georgia

4/22/97                                                        DeKalb County,
#044-97-004027                                                     Georgia

12/16/97                                                       DeKalb County,
#044-97-012647                                                     Georgia

4/8/97                                                         Fulton County,
#060-97-006761                                                     Georgia

6/13/97                                                        Fulton County,
#060-97-011583                                                     Georgia

4/7/97                                                         Gwinett County,
#067-97-004102                                                     Georgia

4/22/97                                                       Muscogee County,
#106-97-002110                                                     Georgia

4/22/97                                                       Richmond County,
#121-97-001401                                                     Georgia

9/11/97                                                            Kansas
#2386380                                                     Secretary of State

9/11/97                                                           Kentucky
#153419                                                      Secretary of State

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
10/31/97                                                        Boone County,
#257901                                                           Kentucky

9/15/97                                                        Davies County,
#0-77229                                                          Kentucky

10/31/97                                                       Fayette County
#97-003857                                                        Kentucky

9/16/97                                                       Jefferson County,
#97-07806                                                         Kentucky

9/16/97                                                       McCracken County,
#9707631                                                          Kentucky

9/15/97                                                        Warren County,
#122373-00                                                        Kentucky

3/18/98                                                       Franklin County,
#70809                                                            Kentucky

4/23/97                                                        Bossier Parish,
#08-374409                                                        Louisiana

4/11/97                                                         Caddo Parish,
#09-947633                                                        Louisiana

6/27/97                                                         Caddo Parish,
#09-950607                                                        Louisiana

4/23/97                                                       Calcasieu Parish,
#10-2341567                                                       Louisiana

4/10/97                                                 East Baton Rouge Parish,
#17-1131350                                                     Louisiana

4/8/97                                                        Jefferson Parish,
#26-214024                                                        Louisiana

6/27/97                                                       Jefferson Parish,
#26-216047                                                        Louisiana

4/23/97                                                       Lafayette Parish,
#28-373539                                                        Louisiana

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
6/27/97                                                       Lafayette Parish,
#28-374061                                                        Louisiana

4/8/97                                                         Orleans Parish,
#36-116516                                                        Louisiana

9/11/97                                                        Orleans Parish,
#36-121352                                                        Louisiana

9/11/97                                                The Recorder of Mortgages
#121353                                                   of Orleans Parish,
                                                               Louisiana

4/8/97                                                        Ouachita Parish,
#37-65019                                                         Louisiana

4/18/97                                                        Rapides Parish,
#40-031610                                                        Louisiana

4/23/97                                                      St. Tammany Parish,
#52-12077                                                         Louisiana

4/23/97                                                      Terrebonne Parish,
#52-996311                                                        Louisiana

6/27/97                                                 West Baton Rouge Parish,
#61-1997000184                                                  Louisiana

9/11/97                                                             Maine
#1236336                                                     Secretary of State

9/11/97                                                         Massachusetts
#496279                                                      Secretary of State

4/8/98                                                       Town of Tewksbury,
#109 Book 98                                                    Massachusetts

4/8/98                                                       Town of Somerville,
#314                                                            Massachusetts

4/8/97                                                       Town of Burlington,
#223                                                            Massachusetts

4/8/98                                                         Town of Natick,
#141                                                            Massachusetts

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/9/98                                                     Town of Lanesborough,
#28 drawer #3                                                  Massachusetts

4/8/98                                                        Town of Holyoke,
#37588                                                          Massachusetts

4/8/98                                                         Town of Auburn,
#84                                                             Massachusetts

4/8/98                                                         Town of Saugus,
#26992                                                          Massachusetts

4/8/98                                                       Town of Stoughton,
#18385                                                          Massachusetts

9/10/97                                                           Michigan
#79057B                                                      Secretary of State

9/11/97                                                          Mississippi
#0-1140471                                                   Secretary of State

4/6/98                                                          Hinds County,
#032105                                                          Mississippi

4/21/98                                                      Lauderdale County,
#3642-98                                                         Mississippi

4/20/98                                                         Lamar County,
#8-32083                                                         Mississippi

4/3/98                                                        Harrison County,
#002698                                                          Mississippi

9/11/97                                                           Missouri
#2828630                                                     Secretary of State

4/8/98                                                        St. Louis County,
#4369                                                             Missouri

4/9/98                                                  Jackson County, Missouri
#J395860

4/3/98                                                   Greene County, Missouri
#001439

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/8/98                                             St. Charles County, Missouri
#01349

9/11/97                                             New Hampshire Secretary of
#495258                                                        State

4/8/98                                                  Town of Nashua, New
#077044                                                      Hampshire

4/8/98                                                Town of Manchester, New
#124,314                                                     Hampshire

4/8/98                                             Town of Dover, New Hampshire
#133

4/8/98                                             Town of Salem, New Hampshire
#29901

4/8/98                                                 Town of Plaistow, New
#3283                                                        Hampshire

9/11/97                                            New Mexico Secretary of State
#97-0911034

9/10/97                                             New York Secretary of State
#188463

4/8/98                                               Suffolk County, New York
#98-06182

4/3/98                                               Saratoga County, New York
#98978

4/6/98                                                Nassau County, New York
#UC98005809

4/3/98                                               Rockland County, New York
#1998-14136

4/3/98                                             Westchester County, New York
#98-02744

4/9/98                                                Albany County, New York
#98-02054

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/3/98                                                Broome County, New York
#1199800828

4/8/98                                               Dutchess County, New York
#98-1040

4/8/98                                                Monroe County, New York
#98-2378

4/3/98                                                Orange County, New York
#01448

4/9/98                                                Queens County, New York
#98PQ06105

4/8/98                                               Clinton County, New York
#98-0958

4/8/98                                                Oneida County, New York
#981878

4/10/98                                              New York County, New York
#98PN18102

9/11/97                                             North Carolina Secretary of
#1499126                                                       State

4/3/98                                               Cumberland County, North
#002449                                                      Carolina

4/6/98                                             Gaston County, North Carolina
#98-588

4/3/98                                               Mecklenburg County, North
#5064                                                        Carolina

4/8/98                                             Durham County, North Carolina
Book 98 Page 936

4/3/98                                           Guilford County, North Carolina
#473456

9/12/97                                             Oklahoma Secretary of State
#0-47305

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                        South Carolina Secretary of State
#113952A

9/30/97                                          Tennessee Secretary of State
#971-521231

9/30/97                                            Texas Secretary of State
#202015

9/22/97                                           Vermont Secretary of State
#97-85333

                      DEBTOR: H.J. WILSON CO. REALTY, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                            The Recorder of Mortgages of
#121352                                              Orleans Parish, Louisiana

9/30/97                                            Tennessee Secretary of State
#971-521236

12/18/98                                             Texas Secretary of State
#9800249755


                       DEBTOR: HOMEOWNERS WAREHOUSE, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
5/6/97                                              Florida Secretary of State
#970000098046

9/10/97                                             Florida Secretary of State
#970000204086

9/10/97                                             Illinois Secretary of State
#3738134

9/10/97,                                              Ohio Secretary of State
#AN94982

4/3/98                                                 Franklin County, Ohio
#199804030079811

4/3/98                                                  Lucas County, Ohio
#487959

4/3/98                                                  Allen County, Ohio
#0980828

4/3/98                                                  Clark County, Ohio
#9800001175

4/8/98                                                 Richland County, Ohio
#9800009287

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/15/98                                             Hamilton County, Ohio
#98-63494

4/3/98                                              Clermont County, Ohio
#000909

4/9/98                                               Summit County, Ohio
#21015634

4/8/98                                               Stark County, Ohio
#64136

9/30/97                                         Tennessee Secretary of State
#971-521221

9/10/97                                         State Corporation Commission,
#9709107063                                               Virginia

4/3/98                                         Virginia Beach County, Virginia
#98-1100

4/3/98                                            Fairfax County, Virginia
#98-002981

4/3/98                                            Henrico County, Virginia
#98-577

4/3/98                                          Chesterfield County, Virginia
#9800736

4/7/98                                           Chesapeake County, Virginia
#60639

4/3/98                                          Spotsylvania County, Virginia
#98-369

4/3/98                                         Prince William County, Virginia
#55152 Book 0039
Page 1710

4/3/98                                            Hampton County, Virginia
#84086

                   DEBTOR: SERVICE MERCHANDISE CO. BROAD, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                             Tennessee Secretary of State
#971521229



                  DEBTOR: SERVICE MERCHANDISE CO. NO. 30, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/10/97                                             Michigan Secretary of State
#79059B

9/30/97                                            Tennessee Secretary of State
971-521234



                  DEBTOR: SERVICE MERCHANDISE CO. NO. 34, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                             Tennessee Secretary of State
#971-521233



                  DEBTOR: SERVICE MERCHANDISE CO. NO. 35, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                             Tennessee Secretary of State
#971-521216

                  DEBTOR: SERVICE MERCHANDISE CO. NO. 51, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/10/97                                             Illinois Secretary of State
#3738133

9/30/97                                            Tennessee Secretary of State
#971-521230



                  DEBTOR: SERVICE MERCHANDISE CO. NO. 93, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                            New Jersey Secretary of State
#1790875

9/30/97                                            Tennessee Secretary of State
#971521217



                  DEBTOR: SERVICE MERCHANDISE CO. NO. 99, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
10/15/97                                            Nevada Secretary of State
#9717431

9/30/97                                           Tennessee Secretary of State
#971-521232

                DEBTOR: SERVICE MERCHANDISE COMPANY OF IOWA, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                                Iowa Secretary of State
#K859671

9/30/97                                             Tennessee Secretary of State
#971-521218




               DEBTOR: SERVICE MERCHANDISE COMPANY OF KANSAS, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                            Alabama Secretary of State
#97-37926

9/11/97                                             Kansas Secretary of State
#2386379

9/10/97                                          Pennsylvania Secretary of State
#27081655

4/7/98                                           Allegheny County, Pennsylvania
#98-2742

4/8/98                                             Lehigh County, Pennsylvania
#98UC000542

4/3/98                                                Westmoreland County,
#1998-799                                                 Pennsylvania

4/3/98                                            Delaware County, Pennsylvania
#98-200944

4/3/98                                                Philadelphia County,
98-1834                                                   Pennsylvania

4/8/98                                            Dauphin County, Pennsylvania
627-ST-1998

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/3/98                                           Luzerne County, Pennsylvania
#565-98

4/8/98                                          Lancaster County, Pennsylvania
#C1-98-04062

4/3/98                                            Berks County, Pennsylvania
#98-856ST

4/3/98                                                 Lackawana County,
#20476                                                   Pennsylvania

9/30/97                                          Tennessee Secretary of State
#971-521227



                 DEBTOR: SERVICE MERCHANDISE FINANCIAL CO., INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                             Tennessee Secretary of State
#971-521224



                  DEBTOR: SERVICE MERCHANDISE INDIANA PARTNERS


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                            Indiana Secretary of State
#2149206

9/30/97                                           Tennessee Secretary of State
#971-521220

            DEBTOR: SERVICE MERCHANDISE OF TEXAS LIMITED PARTNERSHIP


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                            Tennessee Secretary of State
#971-521219

9/10/97                                              Texas Secretary of State
#187568



          DEBTOR: SERVICE MERCHANDISE OF TENNESSEE LIMITED PARTNERSHIP


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/10/97                                             Tennessee Secretary of State
#971-521225



                           DEBTOR: THE TOY STORE, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                              Jefferson County, Kentucky
#97-07804

9/11/97                                              Kentucky Secretary of State
#153420

6/3/97                                              Tennessee Secretary of State
#972-043017

                    DEBTOR: SERVICE MERCHANDISE COMPANY, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                             Alabama Secretary of State
#97-37929

9/11/97                                             Arizona Secretary of State
#984212

9/12/97                                             Arkansas Secretary of State
#1093227

4/3/98                                              Sebastian County, Arkansas
98-378

4/3/98                                               Pulaski County, Arkansas
#98-023978

4/3/98                                              Washington County, Arkansas
#9801057

10/1/97                                            California Secretary of State
#97-27560661

9/11/97                                             Colorado Secretary of State
1997-2077314

9/11/97                                           Connecticut Secretary of State
#1800871

9/11/97                                             Delaware Secretary of State
#9730618

5/6/97                                              Florida Secretary of State
#970000098045

9/10/97                                             Florida Secretary of State
#970000204093

4/10/97                                               Chatham County, Georgia
#025-97-002591

4/7/97                                                 Cobb County, Georgia
#033-97-004883

4/7/97                                                DeKalb County, Georgia
#044-97-003391

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/8/97                                                 Fulton County, Georgia
#060-97-006760

9/10/97                                                Fulton County, Georgia
#18765

4/7/97                                                Richmond County, Georgia
#121-97-001257

4/7/97                                                Richmond County, Georgia
#121-97-001257

9/10/97                                              Illinois Secretary of State
#3738135

9/30/97                                              Indiana Secretary of State
#2149207

9/11/97                                                Iowa Secretary of State
#K859672

9/11/97                                               Kansas Secretary of State
#2386378

9/11/97                                              Kentucky Secretary of State
#153418

9/22/97                                               Franklin County, Kentucky
#67331

3/2/98                                                Franklin County, Kentucky
#70417

9/16/97                                              Jefferson County, Kentucky
#9707805

9/11/97                                             The Recorder of Mortgages of
#121374                                               Orleans Parish, Louisiana

9/11/97                                               Maine Secretary of State
#1236337

9/12/97                                              Maryland Secretary of State
#17-2588007

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                      Massachusetts Secretary of State
#496280

4/8/98                                              Town of Tewksbury,
#110 Book 98                                           Massachusetts

4/8/98                                              Town of Somerville,
#313                                                   Massachusetts

4/8/98                                              Town of Burlington,
#224                                                   Massachusetts

4/8/98                                         Town of Natick, Massachusetts
#142

4/9/98                                             Town of Lanesborough,
#27 Drawer #3                                          Massachusetts

4/8/98                                        Town of Holyoke, Massachusetts
#37587

4/8/98                                         Town of Auburn, Massachusetts
#85

4/8/98                                         Town of Saugus, Massachusetts
#26991

4/8/98                                              Town of Stoughton,
#18386                                                 Massachusetts

9/10/97                                         Michigan Secretary of State
#79058B

9/11/97                                        Minnesota Secretary of State
#1972101

9/11/97                                       Mississippi Secretary of State
#0-1140472

4/6/98                                           Hinds County, Mississippi
#032104

4/3/98                                        Lauderdale County, Mississippi
#3081-98

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/3/98                                               Lamar County, Mississippi
#8-31948

4/3/98                                             Harrison County, Mississippi
#002699

9/11/97                                             Missouri Secretary of State
#2328631

4/8/98                                              St. Louis County, Missouri
#4368

4/8/98                                               Jackson County, Missouri
#J395797

4/3/98                                                Greene County, Missouri
#001438

4/8/98                                             St. Charles County, Missouri
#01350

9/11/97                                             Nebraska Secretary of State
#743936

10/15/97                                             Nevada Secretary of State
#9717430

9/11/97                                             New Hampshire Secretary of
#495257                                                        State

4/8/98                                                  Town of Nashua, New
#077045                                                      Hampshire

4/8/98                                                Town of Manchester, New
#124,318                                                     Hampshire

4/8/98                                             Town of Dover, New Hampshire
#134

4/8/98                                             Town of Salem, New Hampshire
#29902

4/15/98                                                Town of Plaistow, New
#3291                                                        Hampshire

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                           New Jersey Secretary of State
#1790875

9/11/97                                           New Mexico Secretary of State
#97-0911033

9/10/97                                            New York Secretary of State
#188464

4/8/98                                              Suffolk County, New York
#98-06183

4/3/98                                              Saratoga County, New York
#98979

4/6/98                                               Nassau County, New York
#98005808

4/3/98                                              Rockland County, New York
#1998-14134

4/3/98                                            Westchester County, New York
#98-02743

4/9/98                                               Albany County, New York
#98-02055

4/3/98                                               Broome County, New York
#U11998000827

4/8/98                                              Dutchess County, New York
#98 1039

4/8/98                                               Monroe County, New York
#98-2377

4/3/98                                               Orange County, New York
#01449

4/9/98                                               Queens County, New York
#98PQ06106

4/8/98                                              Clinton County, New York
98 0957

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/8/98                                               Oneida County, New York
#981877

4/10/98                                             New York County, New York
#98PN18101

9/11/97                                            North Carolina Secretary of
#1499127                                                      State

4/3/98                                              Cumberland County, North
#002448                                                     Carolina

4/6/98                                            Gaston County, North Carolina
#98-589

4/3/98                                              Mecklenburg County, North
#5063                                                       Carolina

4/8/98                                            Durham County, North Carolina
#Bk. 98 Pg. 937

4/3/98                                           Guilford County, North Carolina
#473455

9/10/97                                              Ohio Secretary of State
#AN94983

4/3/98                                                Franklin County, Ohio
#199804030079809

4/9/98                                                 Lucas County, Ohio
#467960

4/3/98                                                 Allen County, Ohio
#0980829

4/3/98                                                 Clark County, Ohio
#9800001176

4/8/98                                                Richland County, Ohio
#9800009286

4/15/98                                               Hamilton County, Ohio
#98-63495
OFF7624 643

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
4/3/98                                               Clermont County, Ohio
#000910

4/9/98                                                Summit County, Ohio
#21015633

4/8/98                                                Stark County, Ohio
#64135

9/12/97                                           Oklahoma Secretary of State
#0-47304

9/10/97                                         Pennsylvania Secretary of State
#27081651

4/7/98                                          Allegheny County, Pennsylvania
#98-2743

4/8/98                                            Lehigh County, Pennsylvania
#98UC000541

4/3/98                                               Westmoreland County,
#1998-800                                                Pennsylvania

4/3/98                                           Delaware County, Pennsylvania
#98-200945

4/3/98                                               Philadelphia County,
#98-1835                                                 Pennsylvania

4/8/98                                           Dauphin County, Pennsylvania
#626-ST-1998

4/3/98                                           Luzerne County, Pennsylvania
#564-98

4/8/98                                          Lancaster County, Pennsylvania
#C1-98-04061

4/3/98                                            Berks County, Pennsylvania
#98-855ST

4/3/98                                                 Lackawana County,
#20477                                                   Pennsylvania

Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/11/97                                        South Carolina Secretary of State
#114026A

9/30/97                                          Tennessee Secretary of State
#971-521228

9/10/97                                            Texas Secretary of State
#187566

9/22/97                                           Vermont Secretary of State
#97-85334

9/10/97                                           Virginia Secretary of State
#97-09-10-7062

4/3/98                                          Virginia Beach County, Virginia
#98-1101

4/3/98                                             Fairfax County, Virginia
#98-002982

4/3/98                                             Henrico County, Virginia
#98-0576

4/3/98                                           Chesterfield County, Virginia
#9800737

4/3/98                                            Chesapeake County, Virginia
#60619

4/3/98                                           Spotsylvania County, Virginia
#98-370

4/3/98                                          Prince William County, Virginia
#55153 book 0039
page 1714

4/3/98                                             Hampton County, Virginia
#84085

9/11/97                                          Washington Secretary of State
#97-254-0254

                     DEBTOR: WHOLESALE SUPPLY COMPANY, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
10/1/97                                         California Secretary of State
#9727560521

9/11/97                                          Kentucky Secretary of State
#153421

9/10/97                                          Florida Secretary of State
#970000204095

9/10/97                                            Chatham County, Georgia
#025199706613

9/10/97                                          New York Secretary of State
#188461

9/11/97                                       South Carolina Secretary of State
#114056A

9/30/97                                         Tennessee Secretary of State
#971-521223

9/10/97                                           Texas Secretary of State
#187567

9/11/97                                            Department of Licensing
#97-254-0255                                             Washington


                              DEBTOR: SMC-HC, INC.


Filing Date and Filing Number
of Financing Statement                                          Jurisdiction
Assigned
--------------------------------------------------------------------------------
9/30/97                                         Tennessee Secretary of State
#971-521222

                                                                 Schedule 6.1(1)
                                                             TO CREDIT AGREEMENT

                                UCC LIEN SEARCHES


    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
A.F.S. Marketing                  TNS-S/S                                  UCC                               n/a
Services, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

B.A. Pargh Company,               TN-S/S                                   UCC Bringdown                     8/1/97
Inc.

                                  TN-Davidson County                       Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Davidson               Judgment Bringdown                8/1/97
                                  County

H.J. Wilson Co., Inc.             AL-S/S                                   UCC Bringdown                     8/1/97

                                  AR-S/S                                   UCC Bringdown                     8/1/97

                                  CT-S/S                                   UCC Bringdown                     8/1/97

                                  CO- Central Index                        UCC Bringdown                     7/1/97

                                  CO-S/S                                   UCC Bringdown                     8/1/97

                                  FL-S/S                                   UCC Bringdown                     8/1/97

                                  GA-Central Index                         UCC Bringdown                     8/1/97

                                  GA-Bibb County                           UCC Bringdown                     8/1/97

                                  KS-S/S                                   UCC Bringdown                     8/1/97

                                  KY-S/S                                   UCC Bringdown                     8/1/97

                                  LA-Central Index                         UCC Bringdown                     8/1/97

                                  LA-Orleans Parish                        UCC Bringdown                     8/1/97

                                  MA-S/S                                   UCC Bringdown                     8/1/97

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  ME-S/S                                   UCC Bringdown                     8/1/97

                                  MI-S/S                                   UCC Bringdown                     8/1/97

                                  MO-S/S                                   UCC Bringdown                     8/1/97

                                  MS-S/S                                   UCC Bringdown                     8/1/97

                                  NH-S/S                                   UCC Bringdown                     8/1/97

                                  NM-S/S                                   UCC Bringdown                     8/1/97

                                  NY-S/S                                   UCC Bringdown                     8/1/97

                                  NC-S/S                                   UCC Bringdown                     7/1/97

                                  OK-Oklahoma County                       UCC Bringdown                     8/1/97

                                  SC-S/S                                   UCC Bringdown                     8/1/97

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

                                  TX-S/S                                   UCC Bringdown                     8/1/97

                                  VT-S/S                                   UCC Bringdown                     8/1/97

H. J. Wilson (Co.)                TN-S/S                                   UCC Bringdown                     8/1/97
Realty, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

                                  TX-S/S                                   UCC Bringdown                     8/1/97

Homeowners                        FL-S/S                                   UCC Bringdown                     8/1/97
Warehouse, Inc.

                                  IL-S/S                                   UCC Bringdown                     8/1/97

                                  OH-S/S                                   UCC Bringdown                     7/1/97

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Williamson County                     Judgment Bringdown                8/1/97

                                  VA-S/S                                   UCC Bringdown                     8/1/97

Service Credit Corp.              TN-S/S                                   UCC                               n/a

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

Service Merchandise               AL-S/S                                   UCC Bringdown                     8/1/97
(Co./Company), Inc.

                                  AZ-S/S                                   UCC Bringdown                     8/1/97

                                  AR-S/S                                   UCC Bringdown                     8/1/97

                                  CA-S/S                                   UCC Bringdown                     8/1/97

                                  CO-Central Index                         UCC Bringdown                     7/1/97

                                  CO-S/S                                   UCC Bringdown                     8/1/97

                                  CT-S/S                                   UCC Bringdown                     8/1/97

                                  DE-S/S                                   UCC Bringdown                     8/1/97

                                  FL-S/S                                   UCC Bringdown                     8/1/97

                                  GA-Central Index                         UCC Bringdown                     8/1/97

                                  GA-Fulton County                         UCC Bringdown                     8/1/97

                                  IL-S/S                                   UCC Bringdown                     8/1/97

                                  IN-S/S                                   UCC Bringdown                     8/1/97

                                  IA-S/S                                   UCC Bringdown                     8/1/97

                                  KS-S/S                                   UCC Bringdown                     8/1/97

                                  KY-S/S                                   UCC Bringdown                     7/1/97

                                  LA-Central Index                         UCC Bringdown                     8/1/97

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  LA-Orleans Parish                        UCC Bringdown                     8/1/97

                                  ME-S/S                                   UCC Bringdown                     8/1/97

                                  MD-Dept. of Assessments                  UCC Bringdown                     8/1/97
                                  and Taxation

                                  MA-S/S                                   UCC Bringdown                     8/1/97

                                  MI-S/S                                   UCC Bringdown                     8/1/97

                                  MN-S/S                                   UCC Bringdown                     8/1/97

                                  MS-S/S                                   UCC Bringdown                     8/1/97

                                  MO-S/S                                   UCC Bringdown                     8/1/97

                                  NE-S/S                                   UCC Bringdown                     8/1/97

                                  NV-S/S                                   UCC Bringdown                     7/1/97

                                  NH-S/S                                   UCC Bringdown                     8/1/97

                                  NJ-S/S (Brentwood)                       UCC Bringdown                     8/1/97

                                  NM-S/S                                   UCC Bringdown                     7/1/97

                                  NY-S/S                                   UCC Bringdown                     8/1/97

                                  NC-S/S                                   UCC Bringdown                     7/1/97

                                  OH-S/S                                   UCC Bringdown                     7/1/97

                                  OK-Oklahoma County                       UCC Bringdown                     8/1/97

                                  PA-S/S                                   UCC Bringdown                     8/1/97

                                  RI-S/S                                   UCC                               n/a

                                  SC-S/S                                   UCC Bringdown                     8/1/97

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           UCC Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

                                  TX-S/S                                   UCC Bringdown                     8/1/97

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  UT-Division of Corp. and                 UCC                               n/a
                                  Comm. Code

                                  VA-S/S                                   UCC Bringdown                     8/1/97

Service Merchandise               VT-S/S                                   UCC Bringdown                     8/1/97
Company (Inc.)

                                  WA-S/S                                   UCC Bringdown                     8/1/97

Service Merchandise               TN-S/S                                   UCC Bringdown                     8/1/97
Company Broad, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               MI-S/S                                   UCC Bringdown                     8/1/97
Company No. 30, Inc.

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               IN-S/S                                   UCC                               n/a
Company No. 34, Inc.

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               IN-S/S                                   UCC                               n/a
Company No. 35, Inc.

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               IL-S/S                                   UCC Bringdown                     8/1/97
Company No. 51, Inc.

                                  IL-S/S                                   Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  IL-Circuit Court, DuPage                 Judgment Bringdown                8/1/97
                                  County

                                  TN-S/S                                   UCC Bringdown                     8/1/97

Service Merchandise               TN-S/S                                   UCC                               n/a
Co. No. 80, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

Service Merchandise               NJ-S/S (Brentwood)                       UCC Bringdown                     8/1/97
Company No. 93, Inc.

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               NV-S/S                                   UCC Bringdown                     7/1/97
Company No. 99, Inc.

                                  NV-S/S                                   Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  NV-District Court Washoe                 Judgment Bringdown                8/1/97
                                  County

                                  TN-S/S                                   UCC Bringdown                     8/1/97

Service Merchandise               AL-S/S                                   UCC Bringdown                     8/1/97
Company of Kansas, Inc.

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  KS-S/S                                   UCC Bringdown                     8/1/97

                                  PA-S/S                                   UCC Bringdown                     8/1/97

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               IA-S/S                                   UCC Bringdown                     8/1/97
Company of Iowa, Inc.

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               TN-S/S                                   UCC                               n/a
Company of New
York, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

Service Merchandise               TN-S/S                                   UCC Bringdown                     8/1/97
Company of Texas
Limited Partnership

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

                                  TX-S/S                                   UCC Bringdown                     8/1/97

Service Merchandise               IN-S/S                                   UCC                               n/a
Financial Co., Inc.

                                  MN-S/S                                   UCC                               n/a

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               IN-S/S                                   UCC Bringdown                     8/1/97
Indiana Partners

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise of            TN-S/S                                   UCC Bringdown                     8/1/97
Tennessee Limited
Partners

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Service Merchandise               TN-S/S                                   UCC                               n/a
Office Supply, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

Service Merchandise               TN-S/S                                   UCC                               n/a
Showrooms, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

Service Merchandise               TN-S/S                                   UCC                               n/a
RM, Inc.

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

SMC Aviation, Inc.                NH-S/S                                   UCC Bringdown                     8/1/97

                                  NH-S/S                                   Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  NH-Superior Court,                       Judgment Bringdown                8/1/97
                                  Rockingham County

                                  NH-Town Clerk of Salem                   UCC Bringdown                     8/1/97

                                  TN-S/S                                   UCC Bringdown                     8/1/97

SMC-HC, Inc.                      DE-S/S                                   UCC                               n/a

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

SMC-SPE-I, Inc.                   CT-S/S                                   UCC                               n/a

                                  DE-S/S                                   UCC                               n/a

                                  DE-S/S                                   Federal Tax Lien                  n/a

                                  FL-S/S                                   UCC                               n/a

                                  GA-Central Index                         UCC                               n/a

                                  GA-Fulton County                         UCC                               n/a

                                  IN-S/S                                   UCC                               n/a

                                  LA-Central Index                         UCC                               n/a

                                  LA-Orleans Parish                        UCC                               n/a

                                  MD-S/S                                   UCC                               n/a

                                  MI-S/S                                   UCC                               n/a

                                  NY-S/S                                   UCC                               n/a

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  NC-S/S                                   UCC                               n/a

                                  OK-Oklahoma County                       UCC                               n/a

                                  TN-S/S                                   UCC                               n/a

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

                                  TX-S/S                                   UCC                               n/a

                                  VA                                       UCC                               n/a

SMC-SPE-2, Inc.                   CT-S/S                                   UCC                               n/a

                                  DE-S/S                                   UCC                               n/a

                                  DE-S/S                                   Federal Tax Lien                  n/a

                                  FL-S/S                                   UCC                               n/a

                                  GA-Central Index                         UCC                               n/a

                                  GA-Fulton County                         UCC                               n/a

                                  IN-S/S                                   UCC                               n/a

                                  LA-Central Index                         UCC                               n/a

                                  LA-Orleans Parish                        UCC                               n/a

                                  MD-S/S                                   UCC                               n/a

                                  MI-S/S                                   UCC                               n/a

                                  NY-S/S                                   UCC                               n/a

                                  NC-S/S                                   UCC                               n/a

                                  OK-Oklahoma County                       UCC                               n/a

                                  TN-S/S                                   UCC                               n/a

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  TX-S/S                                   UCC                               n/a

                                  VA                                       UCC                               n/a

The Lingerie Store,               TN-S/S                                   UCC                               n/a
Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TX-Circuit Court, Williamson             Judgment                          n/a
                                  County

The McNally Supply                TN-S/S                                   UCC                               n/a
Company

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TX-Circuit Court, Williamson             Judgment                          n/a
                                  County

The Toy Store, Inc.               AL-S/S                                   UCC                               n/a

                                  IN-S/S                                   UCC                               n/a

                                  NC-S/S                                   UCC                               n/a

                                  KY-S/S                                   UCC Bringdown                     8/1/97

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

Travel Management                 TN-S/S                                   UCC                               n/a
Consultants, Inc.

                                  TN-Williamson County                     Federal Tax Lien                  n/a

                                  TN-Circuit Court, Williamson             Judgment                          n/a
                                  County

Wholesale Supply                  CA-S/S                                   UCC Bringdown                     8/1/97
Company, Inc.

                                  FL-S/S                                   UCC Bringdown                     8/1/97

    Loss Party                    Jurisdiction-Filing Office               Type of Search                  Bringdown Date
    ----------                    --------------------------               --------------                  --------------
                                                                                                          (if applicable)
                                  GA-Central Index                         UCC Bringdown                     8/1/97

                                  GA-Chatham County                        UCC Bringdown                     8/1/97

                                  KY-S/S                                   UCC Bringdown                     8/1/97

                                  NY-S/S                                   UCC Bringdown                     8/1/97

                                  SC-S/S                                   UCC Bringdown                     8/1/97

                                  TN-S/S                                   UCC Bringdown                     8/1/97

                                  TN-Williamson County                     Federal Tax Lien                  8/1/97
                                                                           Bringdown

                                  TN-Circuit Court, Williamson             Judgment Bringdown                8/1/97
                                  County

                                  TX-S/S                                   UCC Bringdown                     8/1/97

                                  WA                                       UCC Bringdown                     8/1/97

                                                                    Schedule 7.3
                                                             TO CREDIT AGREEMENT


         The Borrower may seek concessions from its trade and consignment vendors, real estate and equipment lessors and other vendors, including, but not limited to, printers and technology vendors, with regard to payment and other terms and/or forgiveness of debt and alternative means of settlement of rent and/or other costs and/or fees at a reduced amount, as applicable. In connection with such concessions, the Borrower is considering not making full payment as due (1) to its trade and consignment vendors; (2) on its real estate leases for stores closed or to be closed; (3) on its equipment leases; and (4) to its other vendors, including, but not limited to, printers and technology vendors, which may have an interest in property of the Borrower.

                                                                    Schedule 7.4
                                                             TO CREDIT AGREEMENT


                                      None

                                                                Schedule 7.10(b)
                                                             TO CREDIT AGREEMENT

                               EXCLUDED PROPERTIES


    STATE           STORE         LOCATION                    HOLDING                        OWNER
    -----           -----         --------                    -------                        -----
      TN              11        NASHVILLE                      FEE                      Service Merchandise Co., Inc.

      IL              98        BLOOMINGDALE                   GROUND LEASE             Service Merchandise Co., Inc.

      TN            99K2        BRENTWOOD (6 acres             FEE                      Service Merchandise Co., Inc.
                                out of parcel)

      MA             188        SWANSEA                        GROUND LEASE             Service Merchandise Co., Inc.

      ME             201        AUBURN                         GROUND LEASE             Service Merchandise Co., Inc.

      CA             203        VALLEJO                        GROUND LEASE             Service Merchandise Co., Inc.

      AZ             204        SCOTTSDALE                     GROUND LEASE             Service Merchandise Co., Inc.

      NC             220+       CARY                           FEE                      Service Merchandise Co., Inc.

      TN             314+       BELLEVUE                       FEE                      Service Merchandise Co., Inc.

      TX             324        SUGARLAND                      GROUND LEASE             Service Merchandise Co., Inc.

      NE             352        LINCOLN                        FEE                      Service Merchandise Co., Inc.

      MD             434        WHITEMARSH                     FEE                      Service Merchandise Co., Inc.

      KS             450        WICHITA                        FEE                      H.J. Wilson Co., Inc.

      TN             466        MALL OF MEMPHIS                FEE                      H.J. Wilson Co., Inc.

      CA             537        OCEANSIDE                      GROUND LEASE             Service Merchandise Co., Inc.

      IL             548        WAUKEGAN                       FEE                      Service Merchandise Co., Inc.

      PA             114        PITTSBURGH                     GROUND LEASE             Service Merchandise Co., Inc.

      CO             146        AURORA                         GROUND LEASE             Service Merchandise Co., Inc.

      SC             153        COLUMBIA                       GROUND LEASE             Service Merchandise Co., Inc.

      TN             240        CHATTANOOGA                    GROUND LEASE             Service Merchandise Co., Inc.

      VA             315        FREDERICKSBURG                 GROUND LEASE             Service Merchandise Co., Inc.

      VA             318        CHESAPEAKE                     GROUND LEASE             Service Merchandise Co., Inc.

      MS             366*       HATTIESBURG                    FEE                      Service Merchandise Co., Inc.

      SC             455        SUMTER                         FEE                      H.J. Wilson Co., Inc.

      TX             472        WACO                           FEE                      H.J. Wilson Co., Inc.

                                                                Schedule 7.10(c)
                                                             TO CREDIT AGREEMENT

                      POST CLOSING REAL ESTATE REQUIREMENTS


1. Delivery of all original mortgagee's title policies insuring the lien of the Mortgages together with (a) endorsements endorsing such policies to the Administrative Agent and (b) date-down endorsements to the title policies insuring title on the same terms and conditions as such title policies were initially issued

2.       Payment of all title premiums, and evidence of same

3. Delivery of as-built ALTA surveys of the sites of the Material Real Property encumbered by the Mortgages certified to the Administrative Agent in a manner reasonably satisfactory to Administrative Agent and dated a date reasonably satisfactory to the Administrative Agent

4. Amendments to the Mortgages in the form executed in connection with the Existing Credit Agreement

5. Payment of all applicable mortgage recording, documentary stamps and/or intangible taxes in connection with the assignment and amendment of the Mortgages

6. Delivery of Phase I environmental reports with respect to parcels of Material Real Property encumbered by a Mortgage or as required by the Credit Agreement

7. Payment of any reasonable legal fees of Administrative Agent and local counsel fees in connection with the foregoing.

                                                                 Schedule 8.2(b)
                                                             TO CREDIT AGREEMENT


                         EXISTING GUARANTEE OBLIGATIONS

A.       Private Label Credit Card Program

         The obligations of Service Merchandise Company, Inc. contained in the Private Label Credit Card Program Agreement among World Financial Network National Bank, Service Merchandise Company, Inc. and Service Credit Corp. (formerly Service Merchandise Co. No. 80, Inc.), dated as of January 28, 1997.

B. See Schedule 5.1, item 4, Interest Rate Swaps, which is hereby incorporated by reference.

C. See lists of Letters of Credit attached to Schedule 8.7(f) which are hereby incorporated by reference.

                                                                 Schedule 8.3(f)
                                                             TO CREDIT AGREEMENT


                                 EXISTING LIENS

1. Liens on specific equipment in connection with the financing thereof included on UCC search results attached hereto and hereby incorporated by reference.

2. Liens held by The Bank of New York, as successor trustee to Sovran Bank/Central South, on the following properties (and assets related thereto) securing the mortgage financing, among others, with The Long-Term Credit Bank of Japan Limited:


State          Store      Location                        Holding                 Owner
-----          -----      --------                        -------                 -----
FL              19        Stuart                          Ground Lease            Service Merchandise Co., Inc.
AL              24        Huntsville                      Fee                     Service Merchandise Co., Inc.
TN              94        Madison                         Fee                     Service Merchandise Co., Inc.
OH              95        Toledo                          Fee                     Service Merchandise Co., Inc.
IL              98        Bloomingdale                    Ground Lease            Service Merchandise Co., Inc.
KY              171       Louisville                      Fee                     Service Merchandise Co., Inc.
MD              225       Waldorf                         Ground Lease            Service Merchandise Co., Inc.
OH              226       Columbus                        Ground Lease            Service Merchandise Co., Inc.
GA              250       Morrow                          Fee                     H.J. Wilson Co., Inc.
TX              257       Midland                         Fee                     Service Merchandise Co., Inc.
TN              258       Memphis                         Fee                     Service Merchandise Co., Inc.
IL              265       Lansing                         Fee                     Service Merchandise Co., Inc.
FL              280       Leesburg                        Fee                     Service Merchandise Co., Inc.
FL              281       Gainesville                     Fee                     Service Merchandise Co., Inc.
OH              283       Toledo                          Fee                     Service Merchandise Co., Inc.
IL              287       Orland Park                     Ground Lease            Service Merchandise Co., Inc.
IL              291       Joliet                          Ground Lease            Service Merchandise Co., Inc.
LA              405       Lafayette                       Fee                     H.J. Wilson Co., Inc.
FL              409       St. Petersburg                  Fee                     H.J. Wilson Co., Inc.
LA              417       Shreveport                      Fee                     H.J. Wilson Co., Inc.
MS              446       Gautier                         Fee                     H.J. Wilson Co., Inc.
KS              450       Wichita                         Fee                     H.J. Wilson Co., Inc.
TX              461       Baytown                         Fee                     H.J. Wilson Co., Inc.
TN              466       Memphis                         Fee                     H.J. Wilson Co., Inc.
IL              549       Mundelein                       Fee                     Service Merchandise Co., Inc.
VA              677       Virginia Beach                  Fee                     Service Merchandise Co., Inc.
PA              785       Allentown                       Fee                     Service Merchandise Co., Inc.
TN              985       Nashville                       Fee                     Service Merchandise Co., Inc.

3. Liens held by each existing lienholder on the real property (and assets related thereto) described below:



  State      Store          City              Holding               Existing Lienholder                    Owner
  -----      -----          ----              -------               -------------------                    -----
   NC         155       Fayetteville            Fee              Prudential Life Insurance        Service Merchandise
                                                                          Company                 Company, Inc.

   GA         156          Augusta          Ground Lease        Union Mutual Life Insurance       Service Merchandise
                                                                          Company                 Company, Inc.

   FL         213          Orlando              Fee                   MetLife Capital             Service Merchandise
                                                                                                  Company, Inc.

   FL         230       Jacksonville            Fee             Aegon USA Realty Corporation      Service Merchandise
                                                                                                  Company, Inc.

   NY         275          Greece               Fee                 Key Bank of New York          Service Merchandise
                                                                                                  Company, Inc.

   NC         332         Pineville             Fee           National Western Life Insurance     H.J. Wilson Co., Inc.
                                                                          Company

   FL         337          Brandon              Fee            Harvest Life Insurance Company     H.J. Wilson Co., Inc.

   TX         341          Abilene              Fee             Redwood Funding Corporation       H.J. Wilson Co., Inc.

   FL         364      Pembroke Pines           Fee             Federal Home Life Insurance       H.J. Wilson Co., Inc.
                                                                          Company

   LA         403        Baton Rouge        Gr/Lease/SLB        Redwood Funding Corporation       H.J. Wilson Co., Inc.

   OK         439          Norman           Ground Lease       Pacific Mutual Life Insurance      H.J. Wilson Co., Inc.
                                                                          Company

   TX         468          Austin               Fee            American Income Life Insurance     H.J. Wilson Co., Inc.
                                                                          Company

4. Liens granted on real property and assets related thereto, pursuant to the mortgage financing arrangement with First Union National Bank of North Carolina described below:



State          Store      Location                        Holding                 Owner
-----          -----      --------                        -------                 -----
TX              440       Richardson                      Fee                     SMC-SPE-1, INC.
TX              359       Dallas                          Fee                     SMC-SPE-1, INC.
OK              190       Warr Acres                      Fee                     SMC-SPE-1, INC.
TN              259       Knoxville                       Fee                     SMC-SPE-1, INC.
MI              532       Westland                        Fee                     SMC-SPE-1, INC.
TX              353       Houston                         Fee                     SMC-SPE-1, INC.
TX              276       Mcallen                         Fee                     SMC-SPE-1, INC.
TX              277       San Antonio                     Fee                     SMC-SPE-1, INC.
TX              42        Houston                         Fee                     SMC-SPE-1, INC.
LA              214       Houma                           Fee                     SMC-SPE-1, INC.
NC              389       Raleigh                         Fee                     SMC-SPE-1, INC.
FL              452       Daytona Beach                   Fee                     SMC-SPE-1, INC.
CT              316       Newington                       Fee                     SMC-SPE-1, INC.
IN              343       Bloomington                     Fee                     SMC-SPE-1, INC.
IN              441       Mishawaka                       Fee                     SMC-SPE-1, INC.
IN              309       Ft. Wayne                       Fee                     SMC-SPE-1, INC.
VA              348       Midlothian                      Fee                     SMC-SPE-1, INC.
DE              202       Dover                           Fee                     SMC-SPE-1, INC.
VA              360       Glen Allen                      Fee                     SMC-SPE-1, INC.
MD              349       Columbia                        Fee                     SMC-SPE-2, INC.
NY              344       Buffalo                         Fee                     SMC-SPE-2, INC.
GA              249       Duluth                          Fee                     SMC-SPE-2, INC.
GA              252       Tucker                          Fee                     SMC-SPE-2, INC.
LA              408       Metairie                        Fee                     SMC-SPE-2, INC.
TX              410       Houston                         Fee                     SMC-SPE-2, INC.


5. Liens disclosed on any title reports or title insurance delivered to Chase in connection with the Existing Credit Agreement.

6. Liens on the following property (and assets relating thereto) securing, among other things, the obligations of the Borrower and the Guarantors under the CIBC Letter of Credit Facility:

         a. Floating Rate Monthly Demand Industrial Development Revenue Bonds (Service Merchandise Company, Inc. Project) Series 1984 issued by The City of Thornton, Colorado.

         b. Floating Rate Monthly Demand Industrial Development Revenue Bonds (Service Merchandise Company, Inc. Project) Series 1984 issued by The Town of Montgomery (New York) Industrial Development Agency.

         c. Floating Rate Monthly Demand Industrial Development Revenue Bonds (Service Merchandise Company, Inc. Project) Series 1984 issued by The Economic Development Corporation of the Charter Township of Meridian, Michigan.

         d. Floating Rate Monthly Demand Industrial Development Revenue Bonds (Service Merchandise Company, Inc. Project) Series 1983 issued by The Industrial Development Bonds of the County of Knox, Tennessee.

         e. Floating Rate Monthly Demand Bonds (Service Merchandise Company, Inc. Project) Series 1984 of the City of Burbank, Illinois.

         f. Floating Rate Monthly Demand Industrial Development Revenue Bonds (Service Merchandise Company, Inc. Project) Series 1984 issued by the City of Naperville, Illinois.

7. Liens on the following property (and assets relating thereto) securing, among other things, the obligations of the Borrower and the Guarantors under the CIBC Letter of Credit Facility:


         State       Store      Location                Holding
         -----       -----      --------                -------
         CO          139        Thornton                Fee
         MI          147        Lansing                 Fee
         TN          174        Knoxville               Ground Lease
         IL          181        Naperville              Fee
         IL          191        Burbank                 Fee
         NY          967        Montgomery              Lease

8. Liens granted pursuant to the Security Agreement dated as of July 15, 1984 by Service Merchandise Company, Inc. in favor of The Chase Manhattan Bank, N.A., as Trustee, and Barclays Bank International Limited, or its successors on machinery and equipment (and assets related thereto), relating to the $1,400,000 The Economic Development Corporation of the Charter Township of Meridian Rate Monthly Demand Limited Obligation Revenue Bonds (Service Merchandise Company, Inc. Project), Series 1984 and financed by the proceeds of such bonds.

9. Liens granted pursuant to the Security Agreement dated as of September 15, 1984 by Service Merchandise Company, Inc. in favor of The Chase Manhattan Bank, N.A., as Trustee, and Pittsburgh National Bank, or its successors on machinery and equipment (and assets related thereto), relating to the $5,500,000 City of Burbank Floating Rate Monthly Demand Industrial Building Revenue Bonds (Service Merchandise Company, Inc. Project), Series 1984 and financed by the proceeds of such bonds.

10. Liens granted pursuant to the Security Agreement dated as of July 15, 1984 by Service Merchandise Company, Inc. in favor of The Chase Manhattan Bank, N.A., as Trustee, and Barclays Bank International Limited, or its successors on machinery and equipment (and assets related thereto), relating to the $1,300,000 The City of Thornton Floating Rate

         Monthly Demand Industrial Development Revenue Bonds (Service Merchandise Company, Inc. Project), Series 1984 and financed by the proceeds of such bonds.

11. Liens pursuant to the Security Agreement dated as of June 28, 1990 between Service Merchandise Company, Inc. and The Bank of New York (as successor to Sovran Bank/Central South), as Trustee.

12. Liens pursuant to the Security Agreement dated as of June 28, 1990 between H.J. Wilson Co., Inc. and The Bank of New York (as successor to Sovran Bank/Central South), as Trustee.

13. Liens granted in favor of World Financial Network National Bank ("WFNNB") by Borrower on credit card receivables (and assets related thereto) pursuant to the Private Label Credit Card Program Agreement dated as of January 28, 1997 among WFNNB, the Borrower and Service Merchandise Co. No. 80, Inc.

14. Cash collateral account of $4,000,000 (including investments credited to such account) granted in favor of First American National Bank ("FANB"), and Liens granted in favor of FANB on inventory financed with outstanding letters of credit issued by FANB and not yet received at the Borrower's warehouses.

                                                                 Schedule 8.7(f)
                                                             TO CREDIT AGREEMENT


                                  INDEBTEDNESS

1. Indebtedness in connection with that certain Indenture dated as of June 28, 1990, as amended, among Service Merchandise Company, Inc., H. J. Wilson Co., Inc., The Bank of New York (as successor trustee to Sovran Bank/Central South), as Trustee, and the Long Term Credit Bank of Japan, Limited, New York Branch as Administrative Agent relating to $90 Million First and Second Mortgage Secured Notes. Outstanding amount as of 1/3/99; $69,589,000.

2. Indebtedness in connection with that certain Indenture dated as of February 15, 1993, as amended, between Service merchandise Company, Inc., as Issuer, and First American National Bank, as Trustee relating to $300 Million 9% Senior Subordinated Debentures due 2004. Outstanding amount as of 1/3/99; $300,000,000;

3. Indebtedness in connection with that certain Indenture dated as of October 15, 1993, as amended, between Service Merchandise Company, Inc., as Issuer, and State Street Bank and Trust Company, as Trustee relating to 8 3/8% Senior Notes. Outstanding amount as of 1/3/99; $13,799,000.

4. Indebtedness in connection with certain Loan Agreements dated as of October 4, 1996, as amended, between SMC-SPE-1, Inc. and SMC-SPE-2, Inc., as borrowers, and First Union National Bank of North Carolina, as lender. Outstanding amount as of 11/22/98; $69,500,000.

5. Indebtedness in connection with certain separate Mortgage Facilities as described below:

         a. Service Merchandise Company, Inc., as borrower, and Prudential Life Insurance Company, as lender relating to Store 155;
         b. Service Merchandise Company, Inc., as borrower, and Union Mutual Life Insurance Company, as lender to Store 156;
         c. Service Merchandise Company, Inc., as borrower, and MetLife Capital, as lender relating to Store 213;
         d.       Service Merchandise Company, Inc., as borrower, and Aegon USA
                  Realty Corporation, as lender relating to Store 230;
         e.       Service Merchandise Company, Inc., as borrower, and Key Bank of New York, as lender relating to Store 275;
         f. H.J. Wilson Co., Inc., as borrower, and National Western Life Insurance Company, as lender relating to Store 332;

         g. H.J. Wilson Co., Inc., as borrower, and Harvest Life Insurance Company, as lender relating to Store 337;
         h. H.J. Wilson Co., Inc., as borrower, and Redwood Funding Corporation, as lender relating to Store 341;
         i. H.J. Wilson Co., Inc., as borrower, and Federal Home Life Insurance Company,, as lender relating to Store 364;
         j. H.J. Wilson Co., Inc., as borrower, and Redwood Funding Corporation, as lender relating to Store 403;
         k.       H.J. Wilson Co., Inc., as borrower, and Pacific Mutual Life
                  Insurance Company, as lender relating to Store 439;
         l.       H.J. Wilson Co., Inc., as borrower, and American Income Life
                  Insurance Company, as lender relating to Store 468;

         Outstanding amount as of 11/22/98 for the consolidated Mortgage
         Facilities: $21,386,000.

6. Indebtedness is connection with that certain Trade Letter of Credit Facility, as amended, entered into with First American National Bank (See attached Chart A which is hereby incorporated by reference). Outstanding amount as of 1/3/99: $40,126,000.

7. Indebtedness in connection with that certain Amended and Restated Reimbursement Agreement dated as of October 25, 1994, as amended, among Service Merchandise Company, Inc. Homeowners Warehouse, Inc. and H.J. Wilson Co., Inc. as borrowers, Canadian Imperial Bank of Commerce, New York Agency and The Mitsubishi Bank Limited, New York Branch, as lenders and Canadian Imperial Bank of Commerce, New York Agency, as agent (See attached Chart C which is hereby incorporated by reference). Outstanding amount as of 1/3/99: $25,208,000.

8.       Indebtedness in connection with certain Industrial Revenue Bonds (See
         Schedule 8.3(f), items 6, 7, 8, 9, 10, which are hereby incorporated by reference.

                                                                 Schedule 8.7(f)
                                                             TO CREDIT AGREEMENT

                                     CHART A

              FIRST AMERICAN LETTERS OF CREDIT OUTSTANDING BALANCE

                                  See attached

BENEFICIARY
ADESPO S.R.L.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003117      ITL   46,019,730   46,019,730          26,369.00       28,532.23   01/20/1999      0              0.00   1         0.00
Totals                                             26,369.00

BENEFICIARY
BELDARE ENTERPRISED LTD (TW)
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002970      USD      415,356       62,365          62,365.80       62,365.80   01/22/1999      0              0.00   0         0.00
Totals                                             62,365.80

BENEFICIARY
BELDARE ENTERPRISES LTD
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002996      USD      241,534       53,227          53,227.23       53,227.23   01/30/1999      1         45,876.60   0         0.00
003048      USD      250,942      250,942         250,942.65      250,942.65   02/05/1999      0              0.00   0         0.00
003074      USD      442,408        1,764           1,764.01       54,180.01   01/22/1999      0              0.00   0         0.00
003086      USD       38,246        8,727           8,727.09        8,727.09   02/20/1999      0              0.00   0         0.00
003097      USD      328,842      328,842         328,842.19      304,287.69   03/04/1999      0              0.00   1         0.00

BENEFICIARY
BELDARE ENTERPRISES LTD
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003121      USD    1,201,151    1,201,151       1,201,151.45    1,201,151.45   02/05/1999      2        323,400.00   1         0.00
003138      USD       95,064       95,064          95,064.99       95,064.99   02/15/1999      2         51,392.96   0         0.00
003165      JPY    3,388,875    3,388.875          28,683.44       28,683.44   02/20/1999      0              0.00   0         0.00
003166      USD      174,430      174,430         174,430.91      174,430.91   02/22/1999      0              0.00   0         0.00
Totals                                          2,276,116.76

BENEFICIARY
BELDARE ENTERPRISES LTD (TW)
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003020      USD      453,007      124,842         124,842.18      152,984.50   02/06/1999      2        118,897.00   0         0.00
003041      USD      658,536   199,400.23         199,400.23      199,400.23   01/20/1999      1        189,904.99   0         0.00
003147      USD       82,156       82,156          82,156.10       86,986.10   02/22/1999      0              0.00   0         0.00
003176      USD       58,153       58,153          58,153.10       58,153.10   03/08/1999      0              0.00   0         0.00
Totals                                            464,551.61

BENEFICIARY
BELDARE ENTERPRISES LTD (TW)
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003019      USD      199,011       24,760          24,760.26       24,760.26   01/22/1999      1         24,428.40   0         0.00
003063      USD      595,463       53,982          53,982.60       53,982.60   01/15/1999      1         37,716.00   0         0.00
003080      USD       85,431       51,810          51,810.15      149,050.65   01/21/1999      3         49,343.00   0         0.00
003087      USD      372,712      138,230         138,230.92      138,230.92   01/21/1999      3        131,648.48   0         0.00

003088      USD      167,225      111,133         111,133.02      111,133.02   02/20/1999      1         38,314.80   0         0.00
003113      USD      686,254      635,783         635,783.71      635,783.71   02/05/1999      2        238,971.95   0         0.00
003130      USD      733,515       76,195          76,195.68       76,195.68   01/22/1999      2         53,879.76   0         0.00
003142      USD      225,245      184,775         184,775.51      184,775.51   01/22/1999      5        164,173.24   0         0.00
003149      USD      232,344      232,344         232,344.19     232,344.119   02/26/1999      0              0.00   0         0.00
003164      USD      458,471      458,471         458,471.30      458,471.30   02/22/1999      0              0.00   0         0.00
003173      USD      167,209      167,209         167,209.81      167,209.81   02/08/1999      0              0.00   0         0.00
Totals                                          2,134,697.15

BENEFICIARY
BERKELEY (TIANJIN) FURNITURE IND.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003159      USD    1,313,187    1,313,187      1,313,187.250    1,313,187.25   02/22/1999      0              0.00   0         0.00
Totals                                          1,313,187.25

BENEFICIARY
BERKELEY (TIANJIN) FURNITURE IND.
COR
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003094      USD    2,349,600    1,163,794          1,163,794    1,163,794.85   02/05/1999      3        300,598.91   0         0.00
Totals                                          1,163,794.85

BENEFICIARY
CASUAL LIVING WORLDWIDE
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003036      USD      894,055      468,109         468,109.07      468,109.07   02/05/1999      2        254,285.29   0         0.00
Totals                                            468,109.07

BENEFICIARY
COMPEX INTERNATIONAL CO. LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003115      USD    2,005,826    1,960,515       1,960,515.79    1,960,515.79   02/05/1999      0              0.00   0         0.00
003128      USD    2,098,417      572,241         572,241.07      572,241.07   01/22/1999      1         48,422.16   0         0.00
003140      USD      321,826      321,826         321,826.64      321,826.64   02/05/1999      0              0.00   0         0.00
Totals                                          2,854,583.50

BENEFICIARY
CREATIVE CERAMICS LTD
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003013      USD      482,336           81              81.52           81.52   01/15/1999      0              0.00   0         0.00
Totals                                                 81.52

BENEFICIARY
DIVERSIFIED INVESTMENTS CORP.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003067      USD     107,4420       62,925          62,925.00      107,625.00   01/22/1999      0              0.00   0         0.00
Totals                                            62,925.000

BENEFICIARY
EMESS LIGHTING
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003177      USD      124,858      124,858         124,858.20      124,858.20   03/08/1999      0              0.00   0         0.00
Totals                                            124,858.20

BENEFICIARY
EXCEL IMPORTING CORP.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003188      USD      232,600      232,600         232,600.00      232,600.00   01/15/1999      0              0.00   0         0.00
Totals                                            232,600.00

BENEFICIARY
G.E. CAPITAL FIRST FACTORS CORP.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003095      USD    1,803,817    1,377,063       1,377,063.95    1,377,063.95   02/05/1999      2        148,192.08   0         0.00
Totals                                          1,377,063.95

BENEFICIARY
GREAT AMERICAN FUN HK LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003132      USD      190,616      190,616         190,616.00      190,616.00   01/27/1999      0              0.00   0         0.00
Totals                                            190,616.00

BENEFICIARY
GROTON INDUSTRIES
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002994      USD       76,789       38,084          38,084.52       38,084.52   01/30/1999      0              0.00   0         0.00
003161      USD      126,499      126,499         126,499.30      126,499.30   03/08/1999      0              0.00   0         0.00
003167      &SD      117,671      117,671         117,671.25      117,671.25   02/22/1999      0              0.00   1         0.00
Totals                                            282,255.07

BENEFICIARY
HENSON HOLDINGS LIMITED
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003001      USD       92,708       92,708          92,708.00       92,708.00   02/15/1999      0              0.00   0         0.00
Totals                                             92,708.00

BENEFICIARY
HIMARK ENTERPRISES, INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003157      USD       38,642       15,120          15,120.00            0.00   01/20/1999      1         15,120.00   0         0.00
Totals                                             15,120.00

BENEFICIARY
INTERNATIONAL FURNITURE DESIGNS
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002999      USD      687,187      253,091         253,091.85      253,091.85   01/20/1999      0              0.00   0         0.00
Totals                                            253,091.85

BENEFICIARY
INTL FURNITURE DESIGNS (HK) LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003009      USD      396,524      396,524         396,524.66      396,524.66   02/05/1999      1         79,490.25   0         0.00
003038      USD      966,206       748,80         748,808.25      748,808.25   03/08/1999      1        277,609.50   0         0.00
003145      USD      342,467      342,467         342,467.36      342,467.36   02/21/1999      0              0.00   0         0.00
Totals                                          1,487,800.27

BENEFICIARY
J AND H INTERNATIONAL, LTD
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003154      USD       60,930       60,930          60,930.00       60,930.00   01/20/1999      0              0.00   0         0.00
Totals                                             60,930.00

BENEFICIARY
JASMINE ENTERPRISES LTD
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002985      USD       39,353       39,353          39,353.00       39,353.00   01/16/1999      1         39,353.00   0         0.00
003044      USD       74,025       74,025          74,025.00       74,025.00   01/16/1999      0              0.00   0         0.00
Totals                                            113,378.00

BENEFICIARY
KENROY INTERNATIONAL
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003016      USD      136,932       80,000          80,000.00       80,000.00   02/05/1999      0              0.00   0         0.00
Totals                                             80,000.00

BENEFICIARY
KIND LIGHT INDUSTRIES CORP
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003134      UD        43,874       43,874          43,874.80       43,874.80   03/08/1999      0              0.00   0         0.00
Totals                                             43,874.80

BENEFICIARY
L POWELL COMPANY
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003053      USD      352,576       28,241          28,241.25       28,241.25   02/05/1999      0              0.00   0         0.00
003085      USD    2,207,438    2,095.146       2,095,146.56    2,095,146.56   01/27/1999      1         46,635.06   0         0.00
003124      USD      983,507      983,507         983,507.46      983,507.46   02/07/1999      1         26,724.50   0         0.00
003153      USD      129,820      129,820         129,820.98      129,820.92   02/05/1999      2        129,820.98   0         0.00
003163      USD      239,458      239,458         239,458.90      239,458.90   02/20/1999      0              0.00   0         0.00
003180      USD      215,878      215,878         215,878.80      215,878.80   02/22/1999      0              0.00   0         0.00
Totals                                          3,692,053.95

BENEFICIARY
LARAMI COMPANY LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003076      USD      258,270       28,575          28,575.00       28,575.00   02/05/1999      0              0.00   0         0.00
003184      USD      161,737      161,737         161,737.20      161,737.20   02/20/1999      0              0.00   0         0.00
Totals                                            190,312.20

BENEFICIARY
LIMAX INTERNATIONAL INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003175      USD      238,025      238,025         238,025.00      238,025.00   02/20/1999      0              0.00   0         0.00
Totals                                            238,025.00

BENEFICIARY
LINOW HOME DECOR PRODUCTS
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003049      USD    1,279,512      152,733         152,733.00      152,733.00   01/27/1999      0              0.00   0         0.00
003050      USD    1,031,115      292,140         292,140.00      638,220.00   02/20/1999      0              0.00   0         0.00
003127      USD       97,305          299             299.40          299.40   02/05/1999      0              0.00   0         0.00
003158      USD      389,520      389,520         389,520.00      389,520.00   03/18/1999      0              0.00   1         0.00
Totals                                            834,692.40

BENEFICIARY
M.Z. BERGER & CO., INC.-HX BRANCH
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003043      USD       37,619       16,952          16,952.52       16,952.52   02/05/1999      0              0.00   1         0.00
Totals                                             16,952.52

BENEFICIARY
MARKPEAK LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002946      USD      222,517      172,496         172,496.24      172,496.24   02/05/1999      0              0.00   1         0.00
Totals                                            172,496.24

BENEFICIARY
MASTERPIECE INDUSTRY CO. LTD
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003075      USD      127,168      127,168         127,168.92      127,168.92   01/21/1999      0              0.00   1         0.00
003144      USD       13,674       13,674          13,674.15       13,674.15   02/12/1999      0              0.00   0         0.00
Totals                                            140,843.07

BENEFICIARY
MONARCH LUGGAGE CO., INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003129      USD       29,735       23,057          23,057.50       23,057.50   02/01/1999      0              0.00   0         0.00
Totals                                             23,057.50

BENEFICIARY
MUTUAL BENEFIT MFG. & EXP. CO.,
LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003168      USD      123,714      123,714         123,714.00      123,714.00   02/22/1999      0              0.00   0         0.00
Totals                                            123,714.00

BENEFICIARY
PACIFIC MARKETING INTL (HK) LTD. HL
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003133      USD      473,088      363,156         363,156.71      363,156.71   02/22/1999      1         31,262.00   0         0.00
Totals                                            363,156.71


BENEFICIARY
PACIFIC MARKETING INTL CO., LTD FJ
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003084      USD      184,231       91,068          91,068.52       91,068.52   02/13/1999      0              0.00   0         0.00
003104      USD       46,581       46,581          46,581.56       46,581.56   02/13/1999      0              0.00   0         0.00
Totals                                            137,650.08

BENEFICIARY
PACIFIC PRODUCTS, LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003089      USD      246,042       81,250          81,250.00       81,250.00   01/31/1999      0              0.00   0         0.00
003160      USD       55,440       55,440          55,440.00       55,440.00   02/22/1999      0              0.00   0         0.00
Totals                                            136,690.00

BENEFICIARY
RACING CHAMPIONS, LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003118      USD      230,909      230,909         230,909.52      269,242.92   01/26/1999      1        231,051.72   0         0.00
Totals                                            230,909.52

BENEFICIARY
RGA INDUSTRIES INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003092      USD       25,986       19,890          19,890.00       19,890.00   01/15/1999      0              0.00   0         0.00
003106      USD      256,309      256,309         256,309.80      256,309.80   02/22/1999      1        133,426.80   0         0.00
Totals                                            276,199.80

BENEFICIARY
SAXTON/MAXIM HOUSEARES, INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003120      USD      208,448      208,448         208,448.68      208,448.68   02/14/1999      0              0.00   0         0.00
003181      USD      400,511      400,511         400,511.20      400,511.20   03/03/1999      0              0.00   0         0.00
Totals                                            608,959.88

BENEFICIARY
SANGO OF AMERICA, INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003012      USD      918,471      918,471         918,471.00      918,471.00   02/05/1999      5        359,571.00   0         0.00
Totals                                            918,471.00

BENEFICIARY
SHIAN INDUSTRY CO., LTD.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003119      USD    1,980,606    1,980,606       1,980,606.70    1,980,606.70   03/07/1999      0              0.00   0         0.00
Totals                                          1,980,606.70

BENEFICIARY
SOSKIN & GORDON
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
002990      USD      185,312       28,822          28,822.00       11,502.00   01/20/1999      1         28,822.00   0         0.00
003054      USD       60,233       12,006          12,006.00       12,006.00   02/22/1999      0              0.00   0         0.00
Totals                                             40,828.00

BENEFICIARY
SPRINGFIELD PRECISION COMPANY
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003186      USD       35,918       35,918          35,918.50       35,918.50   02/22/1999      0              0.00   1         0.00
Totals                                             35,918.50

BENEFICIARY
SUN ISLE INC.
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003042      USD    1,084,470      134,268         134,268.11      281,313.60   01/22/1999      0              0.00   0         0.00
003122      USD      472,486      472,486         472,486.72      472,486.72   02/05/1999      0              0.00   0         0.00
Totals                                            606,754.83

BENEFICIARY
TAI'S INTERNATIONAL CORPORATION
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003136      USD       82,197       82,197          82,197.92       82,197.92   02/05/1999      1         52,821.68   0         0.00
Totals                                             82,197.92

BENEFICIARY
TEASECO INCORPORATED
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003114      USD       94,833       36,900          36,900.00       36,900.00   01/20/1999      0              0.00   0         0.00
Totals                                             36,900.00

BENEFICIARY
TENSOR CORPORATION
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
031250      USD       42,325    42,325.00          42,325.00       42,325.00     02/12/99       0              0.00   0         0.00
Totals                                             42,325.00

BENEFICIARY
TREND LIGHTING
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003126      USD       30,510       30,510          30,510.00       30,510.00    02/6/1999       0              0.00   0         0.00
Totals                                             30,510.00

BENEFICIARY
WANG'S INTERNATIONAL
LC#        CRNOY   FACE VALUE     FGN BAL        U.S. DOL AMT    BANK BALANCE   EXP DATE     NUM          TOT AMT   NUM      TOT AMT
------------------------------------------------------------------------------------------------------------------------------------
003083      USD       46,130       16,879          16,879.50       16,879.50   01/27/1999       0              0.00   0         0.00
Totals                                             16,879.50

TOTAL LC'S NOT EXPIRED                                     94
                                                =============
TOTAL LC'S EXPIRED                                       2617
                                                =============
TOTAL LC'S APPROVED BUT NOT ISSUED                          0
                                                =============
TOTAL NEGOTIATIONS APPROVED BUT NOT PAID                   52
                                                =============
TOTAL AMENDMENTS APPROVED BUT NOT PAID                      9
                                                =============
TOTAL U.S. BALANCE                              26,158,181.97
                                                =============
TOTAL U.S. BANK BALANCE                         26,862,318.41
                                                =============

                                                                 Schedule 8.7(f)
                                                             TO CREDIT AGREEMENT


                                     CHART B
              BANK OF AMERICA LETTER OF CREDIT OUTSTANDING BALANCE

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
ALL-ALUMINUM PRODUCTS, INC.
990017     USD       166,623       166,623          166,623.90       166,623.90  02/22/1999     0        0.00      0        0.00
Totals                                              166,623.90

ARC INTERNATIONAL
990050     USD        97,752                            97,752        97,752.01  01/21/1999     0        0.00      0        0.00
Totals                                                                97,752.01

ARCO TOYS, LTD
990058     USD        10,975        10,975           10,975.20        10,975.20  02/05/1999     0        0.00      0        0.00
Totals                                               10,975.20

ARTMARK FAR EAST LTD.
990122     USD        13,094        13,094           13,094.40        13,094.00  02/05/1999     0        0.00      1        0.00
Totals                                               13,094.40

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
AT HOME INTERNATIONAL
990081     USD       504,641       504,641          504,641.44       504,641.44  02/10/1999     0        0.00      1     65,277.44
Totals                                              504,641.44

BEAKIE LEE & CO., LTD.
990089     USD       156,300       156,300          156,300.00       156,300.00  03/03/1999     0        0.00      1    112,590.00
Total                                               156,300.00

BELDARE ENTERPRISES, LTD (TW)
990077     USD       105,512       105,512          105,512.00       105,512.00  02/17/1999     0        0.00      1          0.00
990091     USD        19,139        19,139           19,139.40        19,139.40  03/31/1999     0        0.00      0          0.00
Totals                                              124,651.40

BELDARE ENTERPRISES, LTD.
990030     USD       163,207       163,207          163,207.80       163,207.80  03/27/1999     0        0.00      0          0.00
990032     USD       705,248       705,248          705,248.99       705,248.99  04/05/1999     0        0.00      0          0.00
990048     USD       250,798       250,798          250,798.85       250,798.85  02/06/1999     0        0.00      0          0.00
990055     USD     1,938,860     1,938,860        1,938,860.39     1,938,860.39  03/21/1999     0        0.00      1          0.00
990066     USD     2,716,139     2,716,139        2,716,139.00     2,716,139.37  07/06/1999     0        0.00      0          0.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
990078     USD     1,001,328     1,001,328        1,001,328.31     1,001,328.31  07/19/1999     0        0.00      0        0.00
990079     USD       199,598       199,598          199,598.70       177,565.70  10/10/1999     0        0.00      2        0.00
990110     JPY     3,297,000     3,297,000           25,452.53        25,452.53  04/05/1999     0        0.00      0        0.00
Totals                                            7,000,634.57

BELDARE ENTERPRISES LTD (TW)
990037     USD       738,644       786,644          786,644.63       786,644.64  03/08/1999     0        0.00      0        0.00
990052     USD       787,575       787,575          787,575.33       787,575.33  02/23/1999     0        0.00      0        0.00
990087     USD       232,242       232,242          232,242.17       232,242.17  04/05/1999     0        0.00      1        0.00
990109     USD       674,203       674,203          674,203.12       674,203.12  04/05/1999     0        0.00      1        0.00
990127     usd        90,153        90,153           90,153.00        90,153.00  03/08/1999     0        0.00      1  163,475.78
Totals                                            2,570,818.25

BELDARE ENTERPRISES LTD (TW)
990024     USD       447,026       447,026          447,026.77       447,026.77  02/05/1999     0        0.00      0        0.00
990036     USD       583,249       583,249          583,249.28       583,249.28  03/08/1999     0        0.00      0        0.00
990071     USD       507,559       507,559          507,559.17       507,559.17  03/22/1999     0        0.00      0        0.00
990072     USD       284,862       284,862          284,862.38       284,862.38  03/08/1999     0        0.00      0        0.00
990108     USD       360,714       360,714          360,714.90       360,714.90  04/05/1999     0        0.00      0        0.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
990111     USD       185,111       185,111          185,111.18       185,111.18  04/05/1999     0        0.00      0        0.00
Totals                                            2,368,523.68

BERKELEY (TIANJIN) FURNITURE IND.
990068     USD     1,284,709     1,284,709        1,284,709.78     1,284,709.78  03/22/1999     0        0.00      0        0.00
Totals                                            1,284,709.78

CARDINAL, INC.
990033     USD       166,776       166,766          166,766.26       166,766.26  02/20/1999     0        0.00      0        0.00
990096     USD        87,683        87,683           87,683.28        87,683.28  03/08/1999     0        0.00      0        0.00
Totals                                              254,449.54

CASUAL LIVING WORLDWIDE
990040     USD       377,107       377,107          377,107.57       377,107.57  03/08/1999     0        0.00      1  457,996.57
Totals                                              377,107.57

CERTIFIED INTERNATIONAL CORP.
990090     USD        76,517        76,517           76,517.00        76,517.00  02/20/1999     0        0.00      0        0.00
Totals                                               76,517.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
CHU HUNG WOOD CO., LTD.
990063     USD       184,676       184,676          184,676.00       184,676.00  02/12/1999     0        0.00      0        0.00
990099     USD       332,540       332,540          332,540.00       332,540.00  03/22/1999     0        0.00      0        0.00
Totals                                              517,216.00

COLUMBIA FRAME, INC.
990075     USD        74,000        74,000           74,000.00        74,000.00  03/08/1999     0        0.00      0        0.00
Totals                                               74,000.00

COMPEX INTERNATIONAL CO., INC.
990043     USD     2,517,483     2,517,483        2,517,483.50     2,517,483.50  03/08/1999     0        0.00      0        0.00
990098     USD     1,811,042     1,811,042        1,811,042.51     1,811,042.51  04/05/1999     0        0.00      0        0.00
Totals                                            4,328,526.01

CUDDLE WIT LTD.
990018     USD        46,035        46,035           46,035.00        46,035.00  01/27/1999     0        0.00      0        0.00
Totals                                               46,035.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
DRAGON OCEAN TRADING CO.
990084     USD        60,780        60,780           60,780.00        60,780.00  02/05/1999     0        0.00      0        0.00
Totals                                               60,780.00

EMESS LIGHTING
990113     USD       173,893       173,893          173,893.50       173,893.50  04/07/1999     0        0.00      1   78,750.00
Totals                                              173,893.50

ENTERTAINMENT PRODUCTS LTD.
990126     USD        50,616        50,616           50,616.00        50,616.00  02/21/1999     0        0.00      1        0.00
Totals                                               50,616.00

EXCEL IMPORTING CORP.
990074     USD       130,000       130,000          130,000.00       130,000.00  02/26/1999     0        0.00      0        0.00
Totals                                              130,000.00

EXEC'S PRODUCTS, INC.
990051     USD        20,400        20,400           20,400.00        20,400.00  03/08/1999     0        0.00      0        0.00
Totals                                               20,400.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
EXIM BUSINESS CO., LTD.
990044     USD        68,226        68,226           68,226.00        68,226.00  01/20/1999     0        0.00      0        0.00
990114     USD        47,974        47,974           47,974.00        47,974.00  04/05/1999     0        0.00      1        0.00
Totals                                              116,200.00

EXIM BUSINESS INC.
990034     USD        37,720        37,720           37,720.00        37,720.00  04/05/1999     0        0.00      0        0.00
Totals                                               37,720.00

FISHER-PRICE, INC.
990049     USD        21,327        21,327           21,327.00        21,327.00  01/22/1999     0        0.00      0        0.00
Totals                                               21,327.00

GEM OFFICE PRODUCTS, INC.
990027     USD       120,585       120,585          120,585.90       120,585.90  01/20/1999     0        0.00      0        0.00
Totals                                              120,585.90

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
GLOBAL HORIZONS CO.
990026     USD       177,184       177,184          177,184.32       177,184.32  02/15/1999     0        0.00      0        0.00
Totals                                              177,184.32

GROTON INDUSTRIES
990123     USD       110,747       110,747          110,747.15       110,747.15  04/07/1999     0        0.00      0        0.00
Totals                                              110,747.15

HASBRO TOY GROUP DIRECT IMPORTS
990083     USD       105,003       105,003          105,003.72       105,003.72  02/27/1999     0        0.00      0        0.00
Totals                                              105,003.72

HAUSENWARE
990061     USD        53,872        53,872           53,872.00        53,872.00  01/20/1999     0        0.00      0        0.00
Totals                                               53,872.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
RIMARK ENTERPRISES, INC.
990029     USD       192,034       192,034          192,034.30       192,034.30  02/26/1999     0        0.00      0        0.00
990069     USD         9,072         9,072             9,072.0         9,072.00  03/21/1999     0        0.00      0        0.00
Totals                                              201,106.30

HOLMES PRODUCTS (FAR EAST) LTD.
990013     USD        54,264        54,264           54,264.95        54,264.95  03/08/1999     0        0.00      1        0.00
990104     USD        24,987        24,987           24,987.45        24,987.45  04/05/1999     0        0.00      1        0.00
Totals                                               79,252.40

HONEYWELL CONSUMER PRODUCTS HK LTD.
990088     USD       229,827       229,827          229,827.25       229,827.25  04/07/1999     0        0.00      0        0.00
Totals                                              229,827.25

INNOVA HEARTH AND HOME, INC.
990023     USD        51,844        51,844           51,844.00        51,844.00  02/05/1999     0        0.00      0        0.00
990116     USD        25,922        25,922           25,922.00        25,922.00  04/05/1999     0        0.00      0        0.00
Totals                                               77,766.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
INTL FURNITURE DESIGNS (HK) LTD.
990046     USD       800,503       800,503          800,503.04       800,503.04  03/03/1999     0        0.00      0        0.00
990100     USD        57,432        57,432           57,432.90        57,432.90  04/05/1999     0        0.00      1  261,448.32
Totals                                              857,935.94

JAKKS HK LIMITED
909073     USD        13,650        13,650           13,650.00        13,650.00  02/20/1999     0        0.00      0        0.00
Totals                                               13,650.00        13,650.00

JASMINE ENTERPRISES, LTD.
990086     USD        72,135        72,135           72,135.00        72,135.00  03/20/1999     0        0.00      0        0.00
Totals                                               72,135.00

KENROY INTERNATIONAL
990106     USD        20,813        20,813           20,813.00        20,813.00  04/05/1999     0        0.00      0        0.00
Totals                                               20,813.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
KURT S. ADLER, INC.
990019     USD        74,453        74,453           74,453.94        74,453.94  01/27/1999     0        0.00      0        0.00
Totals                                               74,453.94

L. POWELL COMPANY
990039     USD     1,059,256     1,059,256        1,059,256.14     1,059,256.14  02/21/1999     0        0.00      0        0.00
Totals                                            1,059,256.14

LARAMI COMPANY LTD.
990103     USD       221,440       221,440          221,440.60       221,440.60  04/05/1999     0        0.00      0        0.00
Totals                                              221,440.60

LAVITA INDUSTRIES, INC.
990060     USD       172,972       172,972          172,972.80       172,972.80  02/12/1999     0        0.00      0        0.00
Totals                                              172,972.80

LIMAX INTERNATIONAL, INC.
990082     USD       185,250       185,250          185,250.00       185,250.00  03/08/1999     0        0.00      0        0.00
Totals                                              185,250.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
LINON HOME DECOR PRODUCTS
990095     USD       443,385       443,385          443,385.00       443,385.00  02/05/1999     0        0.00      0        0.00
990119     USD       291,915       291,915          291,915.00       291,915.00  04/05/1999     0        0.00      0        0.00
Totals                                              735,300.00

M.Z. BERGER & CO., INC. - HK BRANCH
990053     USD        20,298        20,298           20,298.15        20,723.70  02/15/1999     0        0.00      0        0.00
Totals                                               20,298.15

MARKPEAK, LTD.
990059     USD       385,741       385,741          385,741.44       385,741.44  03/21/1999     0        0.00      0        0.00
Totals                                              385,741.44

MASTERPIECE INDUSTRY CO., INC.
990041     USD        48,743        48,743           48,743.50        48,743.50  03/08/1999     0        0.00      0        0.00
Totals                                               48,743.50

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
MONARCH LUGGAGE CO., INC.
990094     USD        20,803        20,803           20,803.00        20,803.00  04/04/1999     0        0.00      1    6,678.00
Totals                                               20,803.00

MUTUAL BENEFIT MFG & EXP. CO., LTD.
990028     USD       120,897       120,897          120,897.00       120,897.00  01/26/1999     0        0.00      0        0.00
Totals                                              120,897.00

NUMARK INDUSTRIES
990056     USD       103,320       103,320          103,320.00       103,220.00  02/20/1999     0        0.00      0        0.00
Totals                                              103,320.00

HODDZON/CAP TOYS FAR EAST SERVICES
990062     USD        33,012        33,012           33,012.00        33,012.00  01/26/1999     0        0.00      0        0.00
Totals                                               33,012.00

PACIFIC MARKETING INTL (HK) LTD. HL
990105     USD       161,609       161,609          161,609.28       161,609.28  04/05/1999     0        0.00      0        0.00
Totals                                              161,609.28

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
PACIFIC PRODUCTS, LTD.
990054     USD       129,308       129,308          129,308.40       129,308.40  03/03/1999     0        0.00      0        0.00
990101     USD        45,678        45,678           45,678.00        45,678.00  04/05/1999     0        0.00      0        0.00
Totals                                              174,986.40

PARADISA ENTERPRISES CO., LTD. WHSE
990035     USD        45,637        45,637           45,637.20        45,637.20  03/08/1999     0        0.00      0        0.00
Totals                                               45,637.20

PEACHTREE PLAYTHINGS (HK) LTD.
990080     USD         9,216         9,216            9,216.00         9,216.00  01/31/1999     0        0.00      0        0.00
Totals                                                9,216.00

PRECIDIO INC.
990007     USD        91,848        91,848           91,848.00        91,848.00  01/31/1999     0        0.00      0        0.00
Totals                                               91,848.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
PROGRESSIVE INTERNATIONAL CORP.
990067     USD        67,344        67,344           67,344.00        67,344.00  03/13/1999     0        0.00      0        0.00
Totals                                               67,344.00

PROMOTION PLUS INTERNATIONAL LTD.
990085     USD        14,700        14,700           14,700.00        14,700.00  02/20/1999     0        0.00      0        0.00
Totals                                               14,700.00

RACING CHAMPIONS, LTD.
990025     USD        51,420        51,420           51,420.90        51,420.90  02/16/1999     0        0.00      0        0.00
Totals                                               51,420.90

ROVENTA-HENEX
990057     CHF       540,450       540,450          540,450.00       540,450.00  10/21/1999     0        0.00      0        0.00
Totals                                              540,450.00

SALTON/MAXIM HOUSEWARES, INC.
990070     USD       204,352       204,352          204,352.14       204,352.14  01/14/1999     0        0.00      0        0.00
Totals                                              204,352.14

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
SANGO OF AMERICA, INC.
990031     USD       194,400       194,400          194,400.00       194,400.00  02/20/1999     0        0.00      0        0.00
990102     USD       338,400       338,400          338,400.00       338,400.00  03/22/1999     0        0.00      0        0.00
Totals                                              532,800.00

SHIAN INDUSTRY CO., LTD
990092     USD     1,718,655     1,718,655        1,718,655.14     1,718,655.14  03/31/1999     0        0.00      0        0.00
Totals                                            1,718,655.14

SOSKIN & GORDON
990107     USD        53,813        53,813           53,813.70        53,813.70  04/05/1999     0        0.00      0        0.00
Totals                                               53,813.70

SUN ISLE INC.
990042     USD       970,068       970,068          970,068.92       970,068.92  03/31/1999     0        0.00      0        0.00
Totals                                              970,068.92

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
SYRATECH (HK) LTD.
990045     USD       194,851       194,851          194,851.25       197,737.00  02/20/1999     0        0.00      0        0.00
Totals                                              194,851.27

TAIPRO CO., LTD. C/O TAIPRO CO. LTD.
990065     USD       430,814       430,814          430,814.04       430,814.04  02/22/1999     0        0.00      0        0.00
Totals                                              430,814.04

TIGER ELECTRONICS FAR EAST
990076     USD        86,160        86,160           86,160.00        86,160.00  03/09/1999     0        0.00      0        0.00
Totals                                               86,160.00

TOASTMASTER, INC.
990021     USD        84,878        84,878           84,878.57        84,878.57  02/05/1999     0        0.00      2        0.00
Totals                                               84,878.57

TREND LIGHTING
990047     USD        50,850        50,850           50,850.00        50,850.00  03/08/1999     0        0.00      0        0.00
Totals                                               50,850.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
WEATHERWORKS, INC.
990097     USD       141,704       141,704          141,704.64       141,704.64  03/22/1999     0        0.00      0        0.00
Totals                                              141,704.64

WORLD HOUSEWARE PRODUCING CO., INC.
990010     USD        64,038        64,038           64,038.24        64,038.24  01/20/1999     0        0.00      0        0.00
Totals                                               64,038.24

YU SHAN WOODEN WORK CO., LTD.
990064     USD         8,820         8,820            8,820.00         8,820.00  02/12/1999     0        0.00      0        0.00
990093     USD        21,072        21,072           21,072.00        21,072.00  04/03/1999     0        0.00      0        0.00
Totals                                               29,892.00

S.M.C. Program
                            INTERNATIONAL DEPARTMENT

                      LETTER OF CREDIT OUTSTANDING BALANCE
===============================================================================

                                                                                                 Negs Not Paid   Amds Not Insuerd
                                                                                               ----------------  -----------------
 LC #     Crncy     Face Value     Fgn Bal         U.S. Dol Amt       Bank Bal    Exp Date     Num      Tot Amt   Num     Tot Amt
 ----     -----     ----------     -------         ------------       --------    --------     ---      -------   ---     -------
Total LC's Not Expired                     103
Total LC's Expired                          31
Total LC's Approved But Not
  Issued                                   105
Total Negotiations Approved
  But Not Paid                               0
Total Amendments Approved
  But Not Issued                            20
Total U.S. Balance               31,604,970.21 *
Total U.S. Bank Balance          31,586,148.29

BANK OF AMERICA: CORRECTIONS TO REPORT AND/OR WORK IN THE
PIPELINE NOT ON REPORT:


CORRECTIONS
BENEFICIARY                     LC#                        AMOUNT               EXPIRY
ARC                            990050                     537,763.81
BELDARE                        990066                      13,923.00
BRINNS                         990015                     142,356.25             2/5/99
CHOSUN                         990014                     158,894.90            1/26/99
INTL FURNITURE                 990046                     440,841.00
OGGI                           990015                      27,750.00            1/31/99
KURT ADLER                     990018                      18,949.00
SHIAN                          990092                     893,878.00

          WORK IN PROGRESS                                   LETTER OF
                                                              CREDIT

J&H INTER                      990132                      49,246.98            3/22/99       THESE NOT ACTUALLY SENT TO BANK YET
SYRATECH                       990137                      53,095.88            4/14/99       THESE NOT ACTUALLY SENT TO BANK YET
TRENDMASTER                    990138                      49,862.98            3/13/99       THESE NOT ACTUALLY SENT TO BANK YET
SUPREME TOYS                   990139                      28,800.00            2/15/99       THESE NOT ACTUALLY SENT TO BANK YET
PARAWIND                       990140                     118,735.34             3/8/99       THESE NOT ACTUALLY SENT TO BANK YET
MERITUS                         NONE                       10,200.00                          LC NOT PROCESSED; BUT WILL BE TMR
BELDARE                        990112                     110,180.01             4/5/99
NUMARK IND                     990115                      68,880.00             4/5/99
SPRINGFIELD                    990117                      17,843.30             4/5/99
DALE TIFFANY                   990118                      52,511.25             4/5/99
HERITAGE                       990120                      17,775.00             4/5/99
BELDARE                        990121                     108,842.35             4/8/99
TENSOR                         990124                       7,125.00             4/7/99
GROTON                         990125                      36,161.75             4/7/99
RACING CHAMP                   990128                      78,551.40            3/26/99
BELDARE                        990128                     282,072.85            4/12/99
LAVITA                         990130                      48,420.30            4/11/99
MUTUAL BENE                    990131                      22,161.60            1/12/99
BELDARE                        990133                     145,824.74             4/5/99
GLOBAL HORIZ                   990134                      65,550.00             3/3/99
3K MOBEL                       990135                     138,240.00            2/15/99
BELDARE                        990136                      25,458.00            3/18/99

                                                            AMENDMENTS

BELDARE                        990087                       5,279.40
INTL FURNITURE                 990100                     261,448.32            4/18/99
MONARCH                        990084                       8,678.00             4/5/99
EMESS                          990113                      78,750.00
BELDARE                        990079                       9,607.00
DALE TIFFANY                   990115                     121,788.70

BEAKIE LEE                     990088                     148,790.00
BELDARE                        990127                     163,475.78           4/5/99
AT HOME                        990081                     387,183.00          2/15/99       NOT SENT TO BANK YET
CASUAL LIVING                  990040                     457,996.67         03/31/99       NOT SENT TO BANK YET
HOLMES                         990013                     132,585.25          3/22/99       NOT SENT TO BANK YET

PAYMENTS IN PROCESS

TAIPRO                         990065                    (151,232.70)
EXIM                           990044                     (55,228.00)

TOTAL ADJUSTMENTS                                       5,340,435.27

ADD PRIOR O/S                                          31,504,970.21

TOTAL OUTSTANDING L/C                                  36,945,406.48

                                                                 Schedule 8.7(f)
                                                             TO CREDIT AGREEMENT


                                     CHART C

                  STANDBY LETTERS OF CREDIT OUTSTANDING BALANCE

SERVICE MERCHANDISE COMPANY, INC.
STANDBY LETTERS OF CREDIT
FOR PERIOD ENDING 1/03/98

FACILITY LETTERS OF CREDIT OUTSTANDING:


                                                    L/C
      LIST#        LOCATION           LCBANK      EXPIRES     FEE       L/C AMOUNT     L/C NUMBER             PURPOSE
(1)  8710120  FIRST UNION              CHASE      10/3/99    2.250%    $1,175,000.00    T-265731    SPE-1
(2)  8710120  FIRST UNION              CHASE      10/3/99    2.250%    $  404,410.00    T-265732    SPE-2
(3)  8710120  ARGONAUT COMPANY         CHASE       3/1/99    2.250%    $1,100,000.00     P271805    COLLATERALIZES GENERAL LIABILITY
                                                                                                    & WORKERS COMP LOSSES
(4)  8710120  RELIANCE INSURANCE       CHASE       3/1/99    2.250%    $1,100,000.00     P271803    COLLATERALIZES WORKERS COMP
                                                                                                    LOSSES 1991
(5)  8710120  NATIONAL UNION (AIG)     CHASE       3/1/99    2.250%    $4,221,500.00     P271801    COLLATERALIZES WORKERS COMP
                                                                                                    LOSSES 1993-1994
(6)  8710120  CIGNA INSURANCE          CHASE       8/1/99    2.250%    $7,700,269.00     P271880    COLLATERALIZES WORKERS COMP
                                                                                                    LOSSES
(7)  8710120  INTERNATIONAL GOLD       CHASE       8/1/99    2.250%    $2,500,000.00     P271889    SECURES GOLD SHIPMENT FROM
                                                                                                    INTERNATIONAL VENDOR
(8)  8710120  ST. PAUL SURETY GROUP    CHASE     11/30/99    2.250%    $4,078,000.00     P284133    COLLATERALIZES SURETY BONDS
(9)  8710120  WASHINGTON               CHASE     12/30/99    2.250%    $1,500,000.00                COLLATERALIZES BONDS
              INTERNATIONAL INS. CO.

(10) TOTAL FACILITY LETTERS OF                                        $23,771,179.00
     CREDIT

NON-FACILITY LETTERS OF CREDIT
OUTSTANDING:

INDUSTRIAL REVENUE BONDS

(11)          139 THORTNON CO.         CIBC      12/31/99    2.150%    $1,348,801.37   SYN9410017   BACKS INDUSTRIAL REVENUE BOND
(12)          147 LANSING, MI          CIBC      12/31/99    2.150%    $1,452,363.02   SYN9410015   BACKS INDUSTRIAL BOND
(13)          174 KNOXVILLE, TN        CIBC      12/31/99    2.150%    $2,697,682,74   SYN9410013   BACKS INDUSTRIAL BOND
(14)          135 NAPERVILLE, IL       CIBC      12/31/99    2.150%    $3,632,160.00   SYN9510013   BACKS INDUSTRIAL BOND
(15)          191 BURBANK, IL          CIBC      12/31/99    2.150%    $5,695,890.00   SYN9410011   BACKS INDUSTRIAL BOND
(16)          967 MONTGOMERY, NY       CIBC      12/31/99    2.150%   $10,381,164.38   SYN9410016   BACKS INDUSTRIAL BOND

(17) TOTAL NON-FACILITY LETTERS OF                                    $25,207,981.51
     CREDIT

(18) TOTAL STANDBY LETTERS OF                                         $48,379,168.51
     CREDIT

                                                                    Schedule 8.8
                                                             TO CREDIT AGREEMENT

                                   INVESTMENTS

         Overnight money market accounts valued as of January 12, 1999 at $51,600.00.

       See attached Chart "A" following, incorporated herein by reference.

                                                                    Schedule 8.8
                                                             TO CREDIT AGREEMENT


                                     CHART A

                    SERVICE MERCHANDISE INVESTMENT PORTFOLIO

                    SERVICE MERCHANDISE INVESTMENT PORTFOLIO


CREDIT  MONEY MKT                              INVEST    MATURE                INVESTMENT                                 AVG DAILY
RATING  MUTUAL FUNDS       BROKER               DATE      DATE      NO DAY      PRINCIPAL        INT RATE     INTEREST    INTEREST
------------------------------------------------------------------------------------------------------------------------------------
NR      PRIME OBLIGATIONS  GOLDMAN              01/13     01/14       1       27,300,000.00       5.130%      3,836.96    3,836.96
                           SACHS
AAA/aaa PRIME OBLIGATIONS  FEDERATED            01/13     01/14       1       24,300,000.00       5.120%      3,408.86    3,408.66
                           TOTAL MONEY MARKET                                 51,600,000.00       5.125%      7,245.62    7,245.62


CREDIT  COMMERCIAL                             INVEST    MATURE                INVESTMENT                                 AVG DAILY
RATING  PAPER              BROKER               DATE      DATE      NO DAY      PRINCIPAL        INT RATE     INTEREST    INTEREST
------------------------------------------------------------------------------------------------------------------------------------

                           TOTAL COMMERCIAL PAPER                                      0.00      0.0000%         0.00         0.00

CREDIT  TAX-EXEMPT                             INVEST    MATURE                INVESTMENT       TAX-EXEMPT               AVG DAILY
RATING  SECURITIES         BROKER               DATE      DATE      NO DAY      PRINCIPAL         YIELD       INTEREST    INTEREST
------------------------------------------------------------------------------------------------------------------------------------

                           TOTAL TAX-EXEMPTS                                           0.00       0.000%          0.00        0.00
                           TOTAL SMC MANAGED                                  51,600,000.00       5.125%      7,245.62    7,245.62
                           PORTFOLIO

                                                                   Schedule 8.10
                                                             TO CREDIT AGREEMENT

                          TRANSACTIONS WITH AFFILIATES

1. The Borrower is involved in a joint venture with Raymond Zimmerman whereby it shares rent with regard to property located on Broadway in Nashville, Tennessee. The Borrower pays such Affiliate approximately $11,437.50 per month.

2. The Borrower is involved in a venture whereby it leases property from Raymond Zimmerman located on Nolensville Road in Nashville, Tennessee, for approximately $6,750.00 per month.

3. See Schedule 8.2(b), Existing Guarantee Obligations, which is hereby incorporated by reference relating, to the Borrower's Credit Card Program.

                                                                   Schedule 11.2
                                                             TO CREDIT AGREEMENT

                            ADDRESS OF OTHER PARTIES

======================================================================================================================
Name of Lender                                 Address for Notices                  Contact
======================================================================================================================
Heller Financial, Inc.                         150 East 42nd Street                 Attn: Tom Bukowski
                                               New York, NY 10017                   Fax:  (212) 880-7002
----------------------------------------------------------------------------------------------------------------------
National City Commercial Finance, Inc.         1965 East 6th Street                 Attn: Kevin Grogelny
                                               Suite 400                            Fax:  (770) 613-5349
                                               Cleveland, Ohio 44114
----------------------------------------------------------------------------------------------------------------------
Foothill Income Trust, L.P.                    11111 Santa Monica Blvd              Attn: Mike Bohannon
                                               Suite 1500                           Fax:  (310) 479-0461
                                               Los Angeles, CA 90025
----------------------------------------------------------------------------------------------------------------------
Foothill Capital Corporation                   11111 Santa Monica Blvd              Attn: Mike Baranowski
                                               Suite 1500                           Fax:  (310) 479-8952
                                               Los Angeles, CA 90025
----------------------------------------------------------------------------------------------------------------------
Jackson National Life Insurance                225 West Wacker Drive                Attn: Jeffrey J. Podwika
Company                                        Suite 1100                           Fax:  (312) 634-0815
c/o PPM Finance, Inc.                          Chicago, IL 60606
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================